UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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American Water Works Company, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION DATED MARCH 17, 2015

AMERICAN WATER WORKS COMPANY, INC.

[March 27], 2015

Dear American Water Stockholder:

I am pleased to invite you to attend American Water’s 2015 Annual Meeting of Stockholders on Friday, May 15, 2015. The meeting will be held at 10:00 a.m., Eastern Daylight Time, at The Mansion, 3000 Main Street, Voorhees, New Jersey 08043. For your convenience, we are providing a live webcast (audio only) of the meeting at www.amwater.com. Instructions on accessing the webcast are explained in detail on page 2.

The materials accompanying this letter include a formal notice of the meeting and the proxy statement. The proxy statement provides information on, among other things, American Water’s corporate governance, the Company’s executive compensation program, and the matters to be voted on at the meeting. We believe that matters addressed in the proxy statement reflect American Water’s commitment to strong governance processes, including independent and active board oversight, accountability to stockholders, transparent disclosure and compliance with regulatory responsibilities.

The American Water board of directors’ commitment to sound corporate governance is illustrated by a number of practices adopted in recent years:

•	Our Chairman of the Board is an independent director;
•	We have instituted a majority vote standard for election of directors;
•	We have a policy mandating independence for the Compensation Committee’s compensation consultant;
•	We have an annual advisory vote to approve our executive compensation; and
•	Stockholders have direct and confidential access to the board of directors through our email address: contacttheboard@amwater.com

We believe that these steps, and other effective governance practices described in this proxy statement, as well as American Water’s largely performance-based executive compensation program, exhibit our proactive approach to governance. We encourage you to learn more about our governance practices by reading the proxy statement and visiting the Investor Relations page on our website at www.amwater.com.

It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares in advance of the Annual Meeting by using one of the methods described in the accompanying proxy materials.

We will set aside time at the meeting for discussion of each item of business, and American Water’s management will report on the Company’s performance during the last fiscal year and respond to questions from stockholders. If you will need special assistance at the meeting because of a disability, please contact Michael A. Sgro, Senior Vice President, General Counsel and Secretary, American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, New Jersey 08043, or Investor Relations via email at aw.investorrelations@amwater.com or by telephone at (877) 310-7174.

Thank you for your support and continued interest in American Water.

Sincerely,

George MacKenzie
Chairman of the Board

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION DATED MARCH 17, 2015

American Water Works Company, Inc.

1025 Laurel Oak Road

Voorhees, New Jersey 08043

NOTICE OF

2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2015

The Annual Meeting of Stockholders of American Water Works Company, Inc. (the “Company”) will be held at The Mansion, 3000 Main Street, Voorhees, New Jersey 08043, on Friday, May 15, 2015, at 10:00 a.m., Eastern Daylight Time to consider and take action on the following:

1.

election to the board of directors of the nine (9) nominees named in the accompanying proxy statement for terms expiring at the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;
3.	an advisory vote to approve the compensation of our named executive officers;
4.

re-approval of the material terms of the performance goals set forth in the American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan to allow certain equity grants under the plan to continue to be deductible under Section 162(m) of the Internal Revenue Code;

5.

approval of the material terms of the performance goals set forth in the American Water Works Company, Inc. Annual Incentive Plan to allow certain incentive awards under the plan to be deductible under Section 162(m) of the Internal Revenue Code;

6.	adoption of an amendment to our bylaws establishing the courts located within the State of Delaware as the exclusive forum for the adjudication of certain legal actions; and
7.	such other business, if any, as may properly be brought before the meeting or any adjournment or postponement of the meeting.

The Company’s board of directors has no knowledge of any other business to be transacted at the 2015 Annual Meeting.  Only holders of record of our outstanding common stock as of the close of business on March 17, 2015, are entitled to notice of and to vote at the 2015 Annual Meeting.

By Order of the Board of Directors

Michael A. Sgro
Senior Vice President, General Counsel and
Secretary

[March 27, 2015]

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. It is important that your shares of common stock be represented on the important issues presented at the meeting and we encourage you to vote in the method that best suits you. If you are unable to join us in Voorhees on May 15, 2015, you will have the ability to participate and cast your vote electronically on the Internet during the meeting at www.virtualshareholdermeeting.com/awk2015. Investors will also be able to hear a live audio-only webcast of the meeting by visiting our Investor Relations website at www.amwater.com. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail (or, if you received printed proxy materials, on the enclosed proxy card), and the section entitled “Questions and Answers about the Annual Meeting and Voting” beginning on page 1 of this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 15, 2015: The proxy statement and 2014 Annual Report (which includes our annual report on Form 10-K for the year ended December 31, 2014) are available at the Investor Relations section of the Company’s web site at www.amwater.com.

AMERICAN WATER WORKS COMPANY, INC

PROXY STATEMENT

i

ii

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION DATED MARCH 17, 2015

AMERICAN WATER WORKS COMPANY, INC.

1025 Laurel Oak Road

Voorhees, New Jersey 08043

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Our board of directors is soliciting your proxy to vote at our 2015 Annual Meeting of Stockholders and at any reconvened or rescheduled meeting following any adjournment or postponement of the Annual Meeting). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

In accordance with rules of the U.S. Securities and Exchange Commission, which we refer to as the “SEC,” most of our stockholders are receiving a Notice of Internet Availability of Proxy Materials, which we refer to as the “Notice,” rather than a printed copy of our proxy materials. Our proxy materials consist of this proxy statement, a proxy card and our annual report to stockholders, which includes our Form 10-K for the year ended December 31, 2014, and a letter from our President and CEO. We are making these materials available to our stockholders beginning on or about [March 27], 2015.  In this regard, we intend to mail our definitive proxy statement to our stockholders on or about March 27, 2015. More information is provided in the following set of questions and answers, including information on how to receive by mail, free of charge, paper copies of the proxy materials.

When and where will the Annual Meeting be held?

The date, time and place of our 2015 Annual Meeting of Stockholders are set forth below:

DATE:	Friday, May 15, 2015

TIME:	10:00 a.m. (Eastern Daylight Time)

PLACE:	The Mansion 3000 Main Street Voorhees, New Jersey 08043

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and take action upon the matters outlined in the Notice of Meeting:

•

Proposal 1 - election to the board of directors of the nine (9) nominees named in the proxy statement for terms expiring at the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

•	Proposal 2 - ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;
•	Proposal 3 - an advisory vote to approve the compensation of our named executive officers;
•

Proposal 4 - re-approval of the material terms of the performance goals set forth in the American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan to allow certain equity grants under the plan to continue to be deductible under Section 162(m) of the Internal Revenue Code;

•

Proposal 5 - approval of the material terms of the performance goals set forth in the American Water Works Company, Inc. Annual Incentive Plan to allow certain incentive awards under the plan to be deductible under Section 162(m) of the Internal Revenue Code;

•	Proposal 6 - adoption of an amendment to our bylaws to provide that the courts located within the State of Delaware will serve as the exclusive forum for the adjudication of certain legal actions; and
•	such other business, if any, as may properly be brought before the meeting or any adjournment or postponement of the meeting.

American Water’s management will also report on the Company’s performance during the last fiscal year and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?

Stockholders of record who owned American Water common stock at the close of business on March 17, 2015, the record date, are entitled to vote. As of the record date, there were 179,907,031 shares of American Water common stock outstanding.

What is required to attend the Annual Meeting?

You will need an admission card and appropriate photo identification to enter the Annual Meeting. To obtain an admission card, which will be mailed to you prior to the meeting, please follow the advance registration instructions on the back inside cover of this proxy statement. If your shares are not registered in your own name, you must provide, at the entrance to the Annual Meeting, evidence of your stock ownership as of March 17, 2015. You can obtain this evidence from your bank or brokerage firm, typically in the form of your most recent monthly statement. We reserve the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date. No cameras, recording equipment, large bags, briefcases or packages will be permitted into the 2015 Annual Meeting.

To attend the Annual Meeting on the Internet, visit www.virtualshareholdermeeting.com/awk2015. To enter the meeting and vote, you must use your 12-digit Control Number printed on your proxy card. Stockholders of record will be able to vote their shares electronically. Questions submitted online, but not answered during the meeting, will be addressed within the next business day following the meeting.

If you have a disability, we can provide reasonable assistance to help you participate in the meeting. If you plan to attend the meeting and require assistance, please contact Michael A. Sgro, Senior Vice President, General Counsel and Secretary, American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, New Jersey, 08043, or Investor Relations by email at aw.investorrelations@amwater.com or by telephone at (877) 310-7174, at least one week prior to our meeting.

Will there be a public webcast of the Annual Meeting?

Yes. The Annual Meeting will be webcast, in audio-only format, live to the public via the Internet on Friday, May 15, 2015, beginning at 10:00 a.m., Eastern Daylight Time. Accessing the webcast will enable you to hear the speakers on a live basis.

The webcast may be accessed on our website at www.amwater.com. Click on “Investors Relations” at the top of the page, and follow the Annual Meeting webcast link under Upcoming Events. Minimum requirements to listen to this broadcast online are: Windows Media Player software, downloadable at www.microsoft.com/windows/windowsmedia/download/default.asp, and at least a 28K connection to the Internet.

To listen to the live webcast, please go to the website at least 30 minutes early to download and install any necessary software. If you plan to listen online, we suggest that you test your computer’s access to Windows Media Player by visiting the above URL one week prior to the meeting date.

If you are unable to listen online during the meeting, the event will be archived on the Company’s website at the same website address through June 15, 2015.

What are the board of directors’ recommendations regarding the matters to be acted on at the Annual Meeting?

The board of directors recommends a vote:

•	FOR Proposal 1 - the election of nine (9) director nominees named in this proxy statement for terms expiring at the 2016 Annual Meeting or until their successors are duly elected and qualified;
•	FOR Proposal 2 - the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;
•	FOR Proposal 3 - the approval, on an advisory basis, of the compensation of our named executive officers;
•

FOR Proposal 4 - the re-approval of the material terms of the performance goals set forth in the American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan to allow certain equity grants under the plan to continue to be deductible under Section 162(m) of the Internal Revenue Code;

•

FOR Proposal 5 -  the approval of the material terms of the performance goals set forth in the American Water Works Company, Inc. Annual Incentive Plan to allow certain incentive awards under the plan to be deductible under Section 162(m) of the Internal Revenue Code; and

•

FOR Proposal 6 – the adoption of an amendment to our bylaws to provide that the courts located within the State of Delaware will serve as the exclusive forum for the adjudication of certain legal actions.

What is e-proxy, and why is American Water using it?

E-proxy is the informal name for a process permitted by SEC rules. Under this process, a company can make its proxy materials available to some or all of its stockholders over the Internet, instead of mailing paper copies of the proxy materials to every stockholder. We are using e-proxy to distribute proxy materials to some of our stockholders because it will reduce our printing and mailing costs and reduce the consumption of paper and other resources.

How do I access the proxy materials on the Internet?

A Notice has been mailed to some of our stockholders. The Notice has instructions on how to access our proxy materials on the Internet.

I received the Notice, but I prefer to read my proxy materials on paper—can I get paper copies?

Yes. The Notice has instructions on how to request paper copies by telephone, e-mail or on the Internet. We will send, free of charge, printed materials by first class mail within three business days of receiving your request, either directly or through your bank or broker. If you so indicate in your request, you also will receive the materials in paper form with respect to future stockholder meetings.

I previously consented to the electronic delivery of proxy materials—will I continue to receive them via e-mail?

Yes. If you have already elected to receive proxy materials electronically, you will continue to receive them that way.

How many votes do I have?

Each outstanding share of American Water common stock is entitled to one vote. The number of shares you own is reflected on your proxy card.

Is there a difference between holding shares “of record” and holding shares in “street name”?

Yes. If your shares are registered directly in your name, you are considered to be the stockholder “of record” with respect to those shares, and either the Notice or paper copies of the proxy materials are being sent directly to you by American Water. If your shares are held in the name of a bank or broker, then you are considered to hold those shares in “street name.” In that case, the Notice is being sent to you or paper copies of the proxy materials are being forwarded to you by or on behalf of your bank or broker.

How many votes must be present to hold the Annual Meeting?

A quorum of shares outstanding is necessary to hold a valid meeting. The presence at the meeting, in person or by proxy, of the holders of record of a majority of the shares entitled to vote constitutes a quorum.

How can I vote my shares?

If you are a holder of record, you may vote in person at the Annual Meeting or you may designate another person—your proxy—to vote your stock. The written document used to designate someone as your proxy also is called a proxy or proxy card. We urge you to vote your shares by proxy even if you plan to attend the Annual Meeting. You can change your vote at the meeting. If you are a stockholder of record, you can vote by proxy over the Internet or by telephone, or by submitting your proxy by mail.

If your shares are held in “street name,” then you may give voting instructions in the manner provided by your bank or broker. Please note that New York Stock Exchange rules prohibit your broker from voting on proposals 1, 3, 4, 5 and 6, unless you provide voting instructions. Therefore, if you do not provide voting instructions to your bank or broker, your shares may be voted only on the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

If I want to vote my shares in person at the Annual Meeting, what must I do?

If you attend the Annual Meeting, hold your shares directly in your own name, and wish to vote in person rather than by proxy, we will give you a ballot when you arrive. However, if you hold your shares in street name, you must obtain a proxy from your broker or bank assigning to you the right to vote your shares. You must submit your proxy with your ballot to vote your shares in person.

If I want to vote my shares electronically during the Annual Meeting, what must I do?

If you attend the Annual Meeting online, you will need to provide your 12-Digit Control Number, located on your proxy card, which identifies you as a stockholder of record. Stockholders voting via the Internet will need to follow the instructions at www.proxyvote.com or www.virtualshareholdermeeting.com/awk2015 in order to vote. Votes submitted in person or via the Internet by a stockholder will revoke any previous votes submitted by proxy.

What are my choices when voting?

You may specify whether your shares should be voted for or against, or whether you abstain from voting with respect to each of the director nominees specified in this proxy statement for election as directors. You also may specify whether your shares should be voted for or against, or whether you abstain from voting with respect to each of the other proposals. If you sign and return a proxy card, one of the individuals named on the proxy card will vote your shares as you have directed.

What if I do not specify how I want my shares voted?

If you are a stockholder of record and return a signed proxy card, or if you give your proxy by telephone or over the Internet, but do not provide voting instructions, one of the individuals named on your proxy card will vote your shares in accordance with the board’s recommendations described above. Please see the discussion below under “What vote is required to elect directors?” and “What vote is required to approve the other proposals?” for further information on the voting of shares.

How can I revoke my proxy or substitute a new proxy or change my vote?

If you are a record holder, you can revoke your proxy as follows:

For a proxy submitted by internet or telephone

•	Submitting in a timely manner a later-dated proxy in person at the meeting or through the Internet or by telephone; or
•	Voting in person at the Annual Meeting.

For a proxy submitted by mail

•	Subsequently executing and mailing another proxy card bearing a later date; or
•	Giving written notice of revocation to American Water’s Secretary at 1025 Laurel Oak Road, Voorhees, NJ 08043 that is received by the Secretary prior to the Annual Meeting;
•	Voting in person at the Annual Meeting; or
•

Casting your vote at the Virtual Stockholder Meeting during the live meeting before the polls are closed. See “What is required to attend the Annual Meeting?” for information on voting at the Virtual Stockholder Meeting.

If your shares are held in street name, contact your bank or broker.

What vote is required to elect directors?

Directors will be elected by the vote of the majority of votes cast. For this purpose, a majority of the votes cast means that the number of shares voted for a director must exceed the number of shares voted against the director.

What vote is required to approve the other proposals?

Approval of the other proposals requires the affirmative vote of a majority of the votes cast at the meeting. Abstentions are counted as votes “against” a proposal, and broker non-votes are not counted as votes for or against the proposals. A “broker non-vote” occurs when a broker holding shares for the account of a beneficial owner is not permitted to vote on a matter because the broker has not received voting instructions from the beneficial owner. Under New York Stock Exchange rules, brokers are not permitted to vote on proposals 1, 3, 4, 5 and 6; brokers may vote on these matters only if you provide voting instructions.

Who counts the votes?

A representative from Broadridge Financial Solutions, Inc., an investor communications service, will serve as our inspector of election. In that capacity, Broadridge will tabulate the votes and certify the results.

How do I obtain the voting results?

Preliminary voting results will be announced at the Annual Meeting, and a webcast of our meeting will be archived on the Events and Presentation page which can be accessed through our Investor Relations page at www.amwater.com through June 15, 2015. Preliminary or, if then available, final voting results will be published in a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting ends. If only preliminary voting results are available within four business days following the meeting date, we will file an amendment to the Form 8-K to provide final voting results within four business days following the receipt of those results. A copy of the Form 8-K and any amendment that we file will be available on the SEC Filings page of our web site after it is filed with the SEC, or can be obtained by calling Investor Relations at (877) 310-7174 and requesting a copy. To access the SEC Filings page, click on the Financial Reports link on our Investor Relations page and then click on the link that says “SEC filings.”

Can American Water deliver only one set of Annual Meeting materials to multiple stockholders who share the same address?

Yes. The SEC’s rules regarding the delivery to stockholders of Notices, proxy statements and annual reports permit us or an intermediary such as a broker to deliver a single copy of these documents to an address shared by two or more of our stockholders. This method of delivery is called “householding,” and can significantly reduce printing and mailing costs. It also reduces the volume of mail you receive. This year, you may receive only one Notice, or if applicable, one proxy statement and Annual Report to Stockholders, addressed to multiple stockholders sharing a single address, unless you provide instructions to the contrary. If you would like to receive more than one copy of the Notice, or if applicable, the proxy statement and our Annual Report to Stockholders, or if you receive multiple copies of some or all of these materials and would prefer to receive a single copy, you should submit a request to your broker if your shares are held in a brokerage account or to Michael A. Sgro, Senior Vice President, General Counsel and Secretary, American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, New Jersey, 08043, telephone: (856) 346-8200, if the shares are registered in your name. We will send promptly additional copies of the relevant materials following our receipt of a written or oral request for additional copies. The same phone number and address may be used to notify us that you wish to receive a separate Notice, or if applicable, annual report or proxy statement in the future, or to request delivery of a single copy of the Notice, or if applicable, annual report or proxy statement if you are receiving multiple copies.

Who will pay the costs for proxy solicitation?

The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional soliciting material furnished to stockholders, will be borne by us.  We will pay the costs of the solicitation of proxies. We will also pay the fees of brokerage firms and other nominees of beneficial owners associated with their provision of the Notice, forwarding of proxy materials to beneficial owners and obtaining beneficial owners’ voting instructions.

In addition to soliciting by e-proxy and by mail, our directors, officers and employees also may solicit by telephone, electronically (including through the Internet) or in person. We will pay for the cost of these solicitations, but these individuals will receive no additional compensation for their solicitations.

(Proposal 1)

ELECTION OF DIRECTORS

Our board currently consists of nine (9) directors. All of our current directors have been nominated for election this year to hold office until the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The board of directors believes that these nominees will be able to serve as directors if elected. If a nominee is not able to serve, proxies will be voted for another person nominated by the board of directors, unless the board of directors reduces the number of directors.

Our bylaws require that in order to be elected in an uncontested election, a director nominee must receive a majority of the votes cast (for this purpose, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). All of our director nominees are currently serving on the board of directors. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the board of directors until a successor is duly elected. Under our bylaws and corporate governance guidelines, each incumbent director nominee submits, prior to an annual meeting of stockholders, a contingent resignation that the board of directors may accept if the nominated incumbent director does not receive the vote of at least the majority of the votes cast at the annual meeting of stockholders. In that situation, our nominating/corporate governance committee would make a recommendation to the board of directors on whether to accept or reject the resignation, or whether to take other action. The board of directors would act on the resignation, taking into account the nominating/corporate governance committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results were certified.  The nominated incumbent director who did not receive a majority of votes cast at the annual meeting of stockholders will not participate in the nominating/corporate governance committee’s recommendation or in the board’s decision.  If a non-incumbent nominee fails to receive a majority of votes cast, the board may, in accordance with our bylaws, fill the resulting vacancy or decrease the size of the board.

Nominees for Election as Directors

Martha Clark Goss, 65, Director since 2003

Ms. Clark Goss has been a member of our board of directors since October 2003, and she served as Chair of the audit committee from December 2005 to May 2014. She currently serves on the finance and audit committees. Ms. Clark Goss has served on the board of trustees of the Neuberger Berman Mutual Funds since 2007, where she served as vice chair of the audit committee from 2010 until 2014 and the chair of the governance and nominating committee since 2014. Ms. Clark Goss served as Chief Operating Officer and Chief Financial Officer of Amwell Holdings/Hopewell Holdings LLC, a holding company and investment vehicle for investments in healthcare related companies, from 2003 until 2014. From March 2008 until October 2009 she served on the board of Parsons Brinckerhoff, Inc., where she also served as chair of the finance committee and served on the audit and governance and nominating committees. From July 2006 to March 2009, she served as the non-executive Chair of Channel Reinsurance Ltd. From February 2005 until May 2007 she served on the board of Claire’s Stores Inc. where she served as chair of the compensation committee and as a member of the audit and governance and nominating committees. From July 2005 until May 2010 she served as a director of Ocwen Financial, where she served on the audit and governance and nominating committees. Previously, Ms. Clark Goss served as Chief Financial Officer of The Capital Markets Company from 1999 until 2001, the Chief Financial Officer of Booz-Allen & Hamilton from 1995 to 1999 and in various senior executive positions at Prudential Insurance Company from 1981 until 1995, including President of Prudential Power Funding Associates, the investment arm of Prudential responsible for its portfolio of assets in electric and gas utilities and alternative energy projects, and Treasurer of Prudential. She began her career at The Chase Manhattan Bank. Ms. Clark Goss received a Bachelor of Arts degree from Brown University and an MBA degree from The Harvard Business School. She served as a Trustee and Treasurer of Brown University from 1987 to 1998 and remains a Trustee Emerita, and she is currently a member of the Board of the Museum for American Finance. She is a member and Past President, director and audit committee chair of the Financial Women’s Association of New York and is a member of The Committee of 200, a women’s professional organization.

Ms. Clark Goss’ extensive financial, investment, and governance experience provides valuable insights to both our audit committee and our board. In addition, her experience as President of an investment subsidiary of Prudential, responsible for substantial investments in electric and gas public utilities and alternative energy projects, enables her to share with the board her considerable knowledge regarding public utilities.

Julie A. Dobson, 58, Director since 2009

Ms. Dobson has been a member of our board of directors since June 2009 and the chair of our audit committee since 2014. She is also a member of our nominating/corporate governance committee.  She most recently served as Chief Operating Officer and one of the founding principals of TeleCorp PCS, a wireless/mobile phone company serving more than a million customers when sold to AT&T Wireless in 2002. Prior to her tenure at TeleCorp PCS, Ms. Dobson served in a variety of leadership positions during an almost 20 year career with what has become Verizon Communications, Inc., including President of the New York Region of Bell Atlantic Mobile, vice president of Bell Atlantic Enterprises Corporation, and President and Chief Executive Officer of Bell Atlantic Business Systems International. Ms. Dobson currently serves on the board of directors of Safeguard Scientifics, Inc., where she chairs the compensation committee and serves on the nominating and governance committee, and the board of directors of RadioShack Corporation, where she chairs the management development and compensation committee. Ms. Dobson also served on the board of directors of PNM Resources, Inc. from September 2002 to May 2014, where she served most recently as lead independent director.  In addition, until January 2010, Ms. Dobson served on the board of directors of LCC International, Inc., where she was non-executive Chairman of the Board and served on the audit, finance, compensation and nominating and governance committees at various times during her tenure. Ms. Dobson earned her Bachelor of Science degree from the College of William and Mary and an MBA from the University of Pittsburgh.

Ms. Dobson’s executive experience with both regulated and unregulated subsidiaries of a major telecommunications company provides her with a substantive understanding of a variety of issues confronting our business, which includes both regulated and unregulated operations. Specifically, her experience includes management over several initiatives to expand deregulated lines of business, which enables her to assess similar expansion efforts relating to our market-based businesses. Her involvement in strategic planning and mergers and acquisitions at Bell Atlantic also enables her to provide insights with respect to our acquisition strategy.

Paul J. Evanson, 73, Director since 2013

Mr. Evanson has been a member of our board of directors since March 2013 and serves on our compensation and finance committees. Mr. Evanson served as Chairman, Chief Executive Officer and President of Allegheny Energy, Inc., a company engaged in the operation of three electric public utility companies and in merchant power generation operations, from 2003 until the company’s merger with FirstEnergy Corp. in February 2011. Following the merger, he served as Executive Vice Chair of FirstEnergy until his retirement in May 2011. Mr. Evanson previously served as President of Florida Power & Light Company, and president of Lynch Corporation. He also held leadership positions with Moore McCormack Resources and Arthur Anderson & Co. He served as Chairman of the Board of the Florida Reliability Coordinating Council, a non-profit company whose purpose is to ensure and enhance the reliability and adequacy of bulk electricity in Florida. In addition, he served on the board of directors of Edison Electric Institute, an association of shareholder-owned electric companies, and North American Electricity Reliability Council, a group that was formed in 1968 by electric companies to promote the reliability and adequacy of power supplies. Mr. Evanson received a Bachelor of Business Administration degree from St. John’s University, a Juris Doctor degree from Columbia Law School, and Master of Laws degree from New York University School of Law. He also received a Doctor of Commercial Science degree (honorary) from St. John’s University, where he sits on the board of trustees. Mr. Evanson also sits on the board of trustees of the Westmoreland Museum of American Art.

Mr. Evanson’s extensive executive experience in the electric industry, including his leadership of a company with both significant regulated and unregulated operations, enables him to provide important insights regarding various aspects of our business, which includes both regulated and unregulated operations. In addition, his success in addressing difficult financial conditions upon assuming leadership at Allegheny Energy underscores his ability to provide valuable perspectives with respect to strategic planning, finance and risk management matters.

Richard R. Grigg, 66, Director since 2008

Mr. Grigg has been a member of our board of directors since August 2008.  Mr. Grigg is chair of our finance committee and also serves on our nominating/corporate governance committee. Mr. Grigg most recently served as Executive Vice President of FirstEnergy Corp. and President of FirstEnergy Utilities Group, a diversified energy company headquartered in Akron, Ohio, until his retirement in April 2010. The business unit he led included FirstEnergy’s Energy Delivery Group, which includes seven electric utility operating companies in Ohio, Pennsylvania and New Jersey, along with Customer Service and Federal Energy Regulatory Commission Compliance. He first joined FirstEnergy in 2004 as Executive Vice President and Chief Operating Officer. Prior to joining FirstEnergy, Mr. Grigg had a 34-year career at Wisconsin Energy Corporation, a public holding company, which we refer to as WEC, retiring as President and Chief Executive Officer of its subsidiary, WE Generation. He served in a variety of management positions at other WEC subsidiaries, including Wisconsin Electric Power Company and Wisconsin Gas Company, where he was President and Chief Operating Officer. Mr.Grigg also served as a director of WEC from 1995 to 2003. Mr. Grigg is currently on the Board of Trustees of the Akron Children’s Hospital and he also serves on the board of directors of Tangent Energy Solutions, Inc., which provides commercial and industrial customers with technology solutions in the energy market. Mr. Grigg is a former member of the board of directors of the Northeast Ohio Council on Higher Education, where he served as an associate member of The President’s Council, Cleveland, Ohio. Mr. Grigg was President and served on the board of the Association of Edison Illuminating Companies and is a member of the American Society of Mechanical Engineers. Mr. Grigg held professional engineer licenses in Ohio and Wisconsin.

Mr. Grigg’s long career as a public utility executive, including experience as a senior executive at two large public utilities, and his engineering and technical expertise, enables him to provide valuable insights to the board on regulated utility financial structures and regulatory considerations in several states, including Pennsylvania and New Jersey, where we have significant regulated operations.

Julia L. Johnson, 52, Director since 2008

Ms. Johnson has been a member of our board of directors since August 2008 and is the chair of our nominating/corporate governance committee. She also serves on our compensation committee. Ms. Johnson is president of NetCommunications, LLC, a strategy consulting firm specializing in the communications, energy, and information technology public policy arenas. Ms. Johnson served on the Florida Public Service Commission from January 1992 until November 1999, serving as chairwoman from January 1997 to January 1999. Ms. Johnson has served on the board of directors of FirstEnergy Corp. since 2011, and the board of directors of Allegheny Energy, Inc. from 2003 until its merger with FirstEnergy Corp. In addition, Ms. Johnson also serves on the board of directors of MasTec, Inc., a provider of telecommunications and energy infrastructure construction, and Northwestern Corporation, a provider of electricity and natural gas.

Ms. Johnson’s service on a state public service commission with regulatory oversight over Florida’s electric, telecommunications and water and wastewater industries, coupled with her current leadership of a firm specializing in regulatory analysis and legal strategy, enables her to provide a valuable perspective on regulatory and public policy matters affecting our operations.

Karl F. Kurz, 53, Director since 2015

Mr. Kurz joined our board in February 2015 and is a member of the nominating/corporate governance and finance committees. Mr. Kurz is currently a private investor in the energy industry. From September 2009 to September 2012, Mr. Kurz served as managing director, co-head of energy, and a member of the investment committee for CCMP Capital Advisors LLC, a leading global private equity firm. Prior to joining CCMP, Mr. Kurz spent nine years with Anadarko Petroleum Corporation, lastly serving as Chief Operating Officer responsible for overseeing the company's global exploration, production, marketing, midstream and technology businesses. Prior to joining Anadarko, Mr. Kurz was general manager of midstream and marketing for Vastar Resources, Inc. where he managed the company's marketing of oil, natural gas liquids, gas and gas processing. Prior to joining Vastar in 1995, Mr. Kurz held various management positions at ARCO Oil and Gas Company in reservoir engineering, production operations, and financial trading. Mr. Kurz holds a B.S. in Petroleum Engineering from Texas A&M University, graduating magna cum laude. He is also a graduate of Harvard Business School's Advanced Management Program. Mr. Kurz also serves as a director of Semgroup Corporation (a public energy midstream company) since 2009 and of WPX Energy (a public independent oil and gas company) since January 2014. Mr. Kurz also serves as the Chairman of Siluria Technologies Inc. (a private energy technology company) where he has been director since 2013.

Mr. Kurz’s long history of working in the oil and gas industry is invaluable as we continue our strategic growth in shale and pursue the potential opportunities in the national water-energy nexus discussion, smart water grid development, and water supply solutions. His experience in finance and capital markets brings additional insights for our company and board.

George MacKenzie, 66, Director since 2003

Mr. MacKenzie has been a member of our board of directors since August 2003 and Chairman of our board since May 2006. In addition to his role with American Water, Mr. MacKenzie has served on the board of directors of Safeguard Scientifics, Inc. since February 2003, where he is a member of the audit committee and nominating and corporate governance committee, and of Tractor Supply Co. since May 2007, where he also is a member of the audit committee and compensation committee. He previously served on the board of directors of C&D Technologies, Inc. from March 1999 until December 2010, Central Vermont Public Service Corp. from May 2001 to May 2006 and traffic.com from December 2005 to March 2007. He also serves on the board of directors of Weston Solutions, Inc., an environmental services company, and the Board of Trustees of the Medical Center of Delaware. Mr. MacKenzie previously served as Vice Chairman of the Board and Chief Financial Officer of Hercules Incorporated, a global manufacturer of chemical specialties, where he was employed from 1979 to 2001. During his 22-year career with Hercules, he served in a variety of senior management roles including President of the Chemical Specialty Division. From September 2001 to June 2002, Mr. MacKenzie was Executive Vice President and Chief Financial Officer of P.H. Glatfelter Company, a specialty paper manufacturer.

Mr. MacKenzie’s extensive service on public company boards of directors enables him to provide valuable insights into our corporate governance. Moreover, his lengthy experience in operational and financial management enables him to provide useful insights on executive management considerations. His financial executive experience, coupled with his public accounting background, gives him an intimate knowledge of financial matters.

William J. Marrazzo, 65, Director since 2003

Mr. Marrazzo has been a member of our board of directors since October 2003. Mr. Marrazzo is the chair of our compensation committee and also serves on our audit committee.  He has been the Chief Executive Officer and President of WHYY, Inc., a public television and radio company, since 1997. He served as Water Commissioner for the Philadelphia Water Department from 1971 to 1988 and Managing Director for the City of Philadelphia from 1983 to 1984. From 1988 to 1997, Mr. Marrazzo served as Chief Executive Officer of Roy F. Weston, Inc., an environmental and redevelopment firm that was a public company during his tenure. Mr. Marrazzo has been a member of the board of directors of Amerigas Partners, L.P. since April 2000, and currently serves as its chair of the audit committee and is a member of its compensation committee.

Mr. Marrazzo’s distinguished public service career, including his responsibilities as Water Commissioner for the Philadelphia Water Department, one of the nation’s largest, which serves the Greater Philadelphia region by providing integrated water, wastewater and stormwater services, coupled with his executive experience at an environmental firm, enables him to assist the board in addressing water system, environmental and sustainability issues, as well as regulatory and public policy matters. Mr. Marrazzo’s experience as an executive of a public television and radio company enables him to assist the board in assessing our marketing and communications strategies. Moreover, his executive experience in both the public and private sector enables him to contribute meaningfully to board consideration of a variety of operational and financial matters.

Susan N. Story, 55, Director since 2014

Ms. Story has been our Chief Executive Officer since May 2014 and previously was our Senior Vice President and Chief Financial Officer since April 2013. Previously, she was employed for over 30 years by Southern Company, which owns and operates electric utilities in four states, and also is engaged in electric wholesale generation and telecommunications, including both wireless and wireline, fiber optic communications. Ms. Story was an executive officer of Southern Company from 2003 until she joined the Company. In addition, from January 2011 until she joined the Company, she served as the President and Chief Executive Officer of Southern Company Services, which provides shared services for all of Southern Company’s subsidiaries, including information technology and cyber security efforts, human resources, procurement and supply chain management, marketing services, customer research and system transportation functions. From 2003 to December 2010, she was the President and Chief Executive Officer of Gulf Power Company, an electric utility serving the northwestern portion of Florida. Ms. Story is an independent board member of Raymond James Financial, Inc., a financial services firm, and serves on the boards of the Bipartisan Policy Center in Washington, DC and the Moffitt Cancer Center in Tampa, FL.

Ms. Story’s intimate knowledge regarding our operations, by virtue of her service as our Senior Vice President and Chief Financial Officer, enables her to provide valuable insights regarding our operations, as well as finance, administration and personnel matters. In addition, her long career at Southern Company, including her leadership role at Gulf Power Company, enables her to provide important insights on regulated utility operations, and her leadership experience at Southern Company Services enables her to provide meaningful insights on a variety of key areas pertaining to our operations, including information technology and human resources.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Other Corporate Governance Documents

Our corporate governance guidelines, including guidelines relating to director qualification standards, director responsibilities, the committees of the board, director access to management, employees and independent advisors, director compensation and other matters relating to our corporate governance, are available on the Corporate Governance page of our website, which can be accessed by clicking on the Investor Relations link on our homepage, www.amwater.com. Also available on the Corporate Governance page are other corporate governance documents, including our Code of Ethics and the charters of the compensation committee, audit committee, finance committee and nominating/corporate governance committee.

You may also request a copy of these documents in printed form at no cost by writing to Michael A. Sgro, Senior Vice President, General Counsel and Secretary, American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, New Jersey 08043, or by telephoning us at (856) 346-8200.

Our website is not part of this proxy statement; references to our website address in this proxy statement are intended to be inactive textual references only.

Determination of Independence of Directors

The board of directors is, among other things, responsible for determining whether each of the directors is “independent” within the meaning of New York Stock Exchange, which we refer to as the “NYSE,” listing standards. In addition, the board of directors has adopted the following categorical standards to assist it in making independence determinations. Under these standards a director is not independent if:

•

the director is, or has been within the last three years, an employee of American Water, or an immediate family member of the director is, or has been within the last three years, an executive officer of American Water (employment as an interim CEO or other officer will not disqualify a director from being considered independent following that employment);

•

the director or an immediate family member of the director is a current partner of a firm that is our internal or external auditor; the director is a current employee of the firm; an immediate family member of the director is a current employee of the firm and personally works on our audit; or the director or an immediate family member of the director is a former partner or employee of such a firm and personally worked on our audit within the last three years;

•

the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee;

•

the director or an immediate family member of the director received, during any 12 month period within the last three years, more than $120,000 in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). (Compensation received by a director for former service as an interim CEO or other executive officer need not be considered in determining independence under this test. Compensation received by an immediate family member for service as an employee of us (other than as an executive officer) need not be considered in determining independence under this standard);

•

the director is a current employee or holder of more than 10 percent of the equity of another company, or an immediate family member of the director is a current executive officer or holder of more than 10 percent of the equity of another company, that has made payments to, or received payments from, us in any of the last three fiscal years of the other company, that exceeds the greater of $1 million or two percent of such other company’s consolidated gross revenues; or

•

the director is a current executive officer of a charitable organization to which we have made charitable contributions in any of the charitable organization’s last three fiscal years that exceed the greater of $1 million or two percent of that charitable organization’s consolidated gross revenues.

For purposes of the categorical standards set forth above, (a) a person’s immediate family includes a person’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone (other than domestic employees) who shares such person’s home, and (b) the term “executive officer” has the same meaning as specified for the term “officer” in regulations under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company’s board of directors has affirmatively determined that each of Martha Clark Goss, Julie A. Dobson, Paul J. Evanson, Richard R. Grigg, Julia L. Johnson, Karl F. Kurz, George MacKenzie and William J. Marrazzo is independent.

Executive Sessions of Independent Directors

The board meets at regularly scheduled executive sessions without members of management present. Mr. MacKenzie, our board chairman, presides over these sessions.

Board Leadership Structure

Our corporate governance guidelines currently provide that the chairman of the board is to be an independent director. We believe that the oversight function of the board of directors is enhanced when an independent director, serving as chairman, is in a position to set the agenda for, and preside over, meetings of our board. We also believe that our leadership structure enhances the active participation of our independent directors.

Board Role in Risk Oversight

The board administers its risk oversight function principally through our finance committee and also through our audit committee and compensation committee. The finance committee oversees our enterprise risk management process. To gain an understanding of the magnitude of risks and to consider approval of risk management policies, the finance committee receives quarterly reports from management regarding our major financial and operational risk exposures and management’s activities to monitor and mitigate these exposures. In addition, our audit committee routinely discusses our policies with respect to risk assessment and risk management. To assist the audit committee in addressing these matters, the finance committee reports to the audit committee at least annually regarding finance committee activities relating to enterprise risk management. In this regard, the chairman of the finance committee meets annually with management and the audit committee. The compensation committee also considers risk in the context of our incentive compensation programs and practices.

The board regularly receives reports with regard to the board committee risk assessments described above.

Board Role in Succession Planning

The board of directors believes that one of its primary responsibilities is planning for the succession of our CEO and other members of executive management.

Our corporate governance guidelines contemplate a collaborative effort between the board and CEO in connection with succession planning for our CEO and other executive officers. Specifically, the corporate governance guidelines provide that the CEO annually submits a succession plan for the CEO and other executive officers to the board for its review. The board retains full responsibility for CEO selection. The succession plan covers identification and assessment of internal candidates, development plans for internal candidates and, as appropriate, identification of external candidates.

The goal of our succession planning process is to identify executive talent at the Company and provide for continuity of effective leadership that can fulfill the long-term requirements of our business. Our corporate governance guidelines also call for the CEO to submit to the board annually an emergency succession plan if an unforeseen event prevents the CEO from continuing to serve.

Although the corporate governance guidelines contemplate an annual review and assessment process, consideration of management succession planning occurs throughout the year and involves regular interaction between and among the board, the CEO and management.

Code of Ethics

We have a Code of Ethics applicable to our directors, officers and employees. Among other things, the Code of Ethics is designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosures in periodic reports we are required to file; and to promote compliance with applicable governmental laws, rules and regulations. The Code of Ethics provides for the prompt internal reporting of violations of the Code to an appropriate person identified in the Code and contains provisions regarding accountability for adherence to the Code. The Code of Ethics is available at the web site address listed above, or can be requested, free of charge, by writing to the Office of the Secretary, American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, New Jersey 08043. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Ethics by making disclosures concerning such matters available on the Investor Relations page of our website.

Assessment of Board and Committee Performance

The board conducts annual assessments regarding the performance of the board of directors and board committees.

Stockholder Communications to the Board

Stockholders may communicate directly with the board of directors or individual members of the board of directors including those wishing to express concerns relating to accounting, internal controls, audit matters, fraud or unethical behavior, by submitting written correspondence to American Water Works Company, Inc. Board of Directors, 1025 Laurel Oak Road, Voorhees, New Jersey 08043 or via email: contacttheboard@amwater.com. The Corporate Secretary reviews and provides summaries and/or copies of the communications to the Board and relevant committees. All communications are treated confidentially.

Our “whistleblower” policy prohibits American Water or any of its employees from retaliating or taking any adverse action against anyone for raising a concern in good faith. If an interested party nonetheless prefers to raise his or her concern to the board in a confidential or anonymous manner, the concern may be directed to our confidential ethics hotline at (877) 207-4888. Such matters raised on the hotline are investigated by the Ethics and Compliance Department and reviewed by the chair of the audit committee.

Board and Board Committee Meetings

During 2014, our board of directors held eleven meetings. In addition, there were five audit committee meetings, ten compensation committee meetings, nine nominating/corporate governance committee meetings and four finance committee meetings. Some of these meetings were conducted by telephone conference. All of the incumbent directors attended at least 75 percent of the total number of meetings of the board and board committees of which the director was a member during 2014. Although we do not have a formal policy regarding board member attendance at the annual meeting, we do encourage their attendance, and all of the directors attended last year’s annual meeting.

Committees of the Board of Directors

Our board of directors conducts its business through four standing committees: the audit committee, the compensation committee, the finance committee and the nominating/corporate governance committee. In addition, from time to time, special committees may be established under the direction of our board of directors. All of the current committees of the board are comprised of directors who have been determined by our board of directors to be independent under currently applicable listing standards of the NYSE, and in the case of members of the audit and compensation committees, to have satisfied additional independence requirements applicable to audit and compensation committee members. Each of the board’s four standing committees operates in accordance with the terms of a written charter, and each committee has the authority to retain outside advisors, including legal counsel or other experts, as it deems appropriate in its sole discretion and to approve the fees and expenses associated with such advisors. These committee charters are available on our website at http://ir.amwater.com under “Corporate Governance > Governance Documents” and are also available in print upon request.

The table below provides membership information for each board committee:

Director	Audit	Compensation	Nominating/ Corporate Governance	Finance
George MacKenzie**♦	♦	♦	♦	♦

Martha Clark Goss*	✓			✓

Julie A. Dobson*	Chair		✓

Paul J. Evanson**		✓		✓

Richard R. Grigg			✓	Chair

Julia L. Johnson		✓	Chair

Karl F. Kurz			✓	✓

William J. Marrazzo*	✓	Chair

*	Audit Committee Financial Expert
**	Financial Expert
¿	Ex-Officio Member

Audit Committee

Our audit committee consists of Mses. Dobson (Chair), Clark Goss and Mr. Marrazzo. Our board of directors has determined that each member of the audit committee is an “audit committee financial expert,” within the meaning of SEC regulations. The audit committee operates under a written charter, which is available at the website address provided above. The audit committee has responsibility for, among other things:

•	appointing the independent registered public accounting firm to audit the consolidated financial statements of American Water and its subsidiaries;
•	reviewing and discussing with management and the independent auditors the results of the audit of the consolidated financial statements;
•	reviewing any significant deficiency or material weakness in the design or operation of internal accounting controls identified by the independent auditors and overseeing any remediation plans;
•	reviewing all alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management;
•	reviewing and discussing SEC filings with management and, to the extent that such filings contain financial information, with the independent auditors;
•	discussing earnings press releases, as well as financial information and earnings guidance, if any, provided to analysts and ratings agencies;
•

at least annually, discussing with the chair of the finance committee and management, our policies with respect to risk assessment and risk management, our major financial risk exposures and the steps management has taken to monitor and control these exposures;

•	overseeing management’s ethics and compliance program and reviewing reports from our chief ethics and compliance officer;
•

overseeing the internal audit function and reviewing the reports of any internal auditor with respect to any financial safeguarding problem that has not resulted in corrective action or otherwise been resolved to the internal auditors’ satisfaction; and

•	reviewing with the General Counsel any legal matter that could have a significant impact on our financial statements.

Compensation Committee

Our compensation committee consists of Messrs. Marrazzo (Chair) and Evanson and Ms. Johnson. The compensation committee operates under a written charter, which is available at the website address provided above. The compensation committee has responsibility for, among other things:

•	establishing and reviewing our overall compensation philosophy;
•

reviewing and recommending to the board of directors the corporate goals and objectives relevant to the CEO’s compensation, the CEO’s performance in light of the goals and objectives approved by the board of directors and the compensation for our CEO, including annual base salary and annual and long-term performance-based compensation opportunities;

•

approving, after receiving the CEO’s recommendations and consulting with the CEO, the annual base salary and annual and long-term performance-based opportunities for our other executive officers, and the actual awards of performance-based compensation for our other executive officers;

•	annually reviewing other benefit plans and perquisites;
•	annually reviewing and recommending to the board of directors the form and amount of director and chairman compensation;
•	reviewing and making recommendations to our board of directors, or approving, all awards of stock or stock options pursuant to our equity-based plans; and
•	at least annually, reviewing and making recommendations to the board of directors regarding the compensation related risk assessment of our compensation policies and practices.

In addition, the compensation committee annually reviews our short- and long-term incentive plans to determine the appropriate mix of fixed and at-risk components.

The compensation committee adopted a policy under which it will use only compensation consultants that are independent of American Water. A compensation consultant is deemed independent under the policy if the compensation consultant:

•	is retained by the compensation committee, and reports solely to the compensation committee in connection with the compensation committee’s discharge of its duties and responsibilities; and
•	does not provide any other services or products to American Water or its management.

The compensation committee performs an annual assessment of its compensation consultant’s independence.

The compensation committee has retained Hay Group as its independent compensation consultant, referred to below as “Hay Group”, to assist the compensation committee with respect to executive and director compensation and, to a lesser extent, enterprise compensation matters in general. Hay Group did not provide any other services to us or our management.

Nominating/Corporate Governance Committee

Our nominating/corporate governance committee consists of Mses. Johnson (Chair) and Dobson and Messrs. Grigg and Kurz. The nominating/corporate governance committee operates under a written charter, which is available at the website address provided above. The nominating/corporate governance committee has responsibility for, among other things:

•	establishing criteria for the selection of new directors to serve on our board of directors;
•	identifying qualified candidates to serve on our board of directors and recommending their election to our board of directors;
•	making recommendations to our board of directors as to whether members of our board of directors should stand for re-election;
•

developing and recommending to our board of directors our corporate governance guidelines, assessing those guidelines annually and making recommendations to our board of directors in light of such assessments as may be appropriate; and

•	reviewing the composition of each committee of the board of directors and recommending appropriate changes to the committees.

We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will enable the board of directors to fulfill its responsibilities. Therefore, the nominating/corporate governance committee considers diversity in identifying nominees for directors. In this regard, the nominating committee views diversity in a broad sense, including on the basis of business experience, public service experience, gender and ethnicity. In addition, our corporate governance guidelines provide that members of the board must be persons of good character and thus must possess all of the following personal characteristics:

•	Integrity: Directors must demonstrate high ethical standards and integrity in their personal and professional dealings.
•	Accountability: Directors must be willing to be accountable for their decisions as directors.
•	Judgment: Directors must possess the ability to provide wise and thoughtful counsel on a broad range of issues.
•	Responsibility: Directors must interact with each other in a manner which encourages responsible, open, challenging and informed discussion.
•	High Performance Standards: Directors must have a history of achievement which reflects high standards for themselves and others.
•	Commitment and Enthusiasm: Directors must be committed to, and enthusiastic about, their performance for American Water as directors, both in absolute terms and relative to their peers.
•	Courage: Directors must possess the courage to express views openly, even in the face of opposition.

Our corporate governance guidelines also state that the board of directors should strive to have members with knowledge, experience and skills in the following core competencies: accounting and finance, business judgment, management, crisis response, industry knowledge, utility regulation, leadership and strategy/vision. In this regard, in evaluating a candidate’s experience and skills, the nominating/corporate governance committee will consider qualities such as an understanding of the water industry, utilities, marketing, finance, customer service, utility and environmental regulation and public policy issues. The nominating/corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

In addition, the board is committed to being comprised of directors that add tangible value to our company with a diversity of ideas, approaches and experiences and the interpersonal capacity to foster effective communication within, and operation of, the board and with management. Annually, the nominating/corporate governance committee reviews the profile, engagement and performance of each director to determine whether he or she should be renominated for board service. The nominating/corporate governance committee also considers whether, in light of our strategy or trends in our market environment, new skill sets or experience would benefit our company and our stockholders. The board believes in balancing the value that longevity of director service can bring to our company with the value of new ideas and insights that can come through new members.

The process followed by the nominating/corporate governance committee to identify and evaluate candidates includes requests to members of the board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the nominating/corporate governance committee and other members of the board of directors. The nominating/corporate governance committee may engage a third party to assist in the search for director candidates or to assist in gathering information regarding a director candidate’s background and experience. If the nominating/corporate governance committee engages a third party, the nominating/corporate governance committee approves the fee that American Water pays for these services.

The nominating/corporate governance committee also will consider qualified director candidate recommendations by stockholders. A stockholder’s recommendation should be sent to: Office of the Secretary, American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, NJ 08043. The recommendation must include the following information:

•	the name, age, business address and residence address of the candidate;
•	a resume describing the candidate’s qualifications;
•	other information about the candidate that would be required to be included in a proxy statement under the rules of the SEC;
•	a description of all arrangements or understandings relating to the nomination between or among the stockholder, the candidate and any other person or persons;
•	the signed consent of the candidate to serve as a director if elected;
•	the name and address of the stockholder who is submitting the recommendation; and
•	evidence of the number of shares of American Water’s common stock that the recommending stockholder owns and the length of time the shares have been owned.

The nominating/corporate governance committee may seek additional information regarding the candidate. The committee will consider all potential candidates in the same manner regardless of the source of the recommendation.

Finance Committee

Our finance committee consists of Messrs. Grigg (Chair), Evanson and Kurz and Ms. Clark Goss. The finance committee operates under a written charter, which is available at the website address provided above. The finance committee is responsible for, among other things, monitoring, reviewing and evaluating:

•	our financial forecasts, financial condition and our anticipated financing requirements;
•	our capital structure and proposed short-and long-term changes in our capital structure, including changes resulting from new issuances, purchases or redemptions of debt and equity securities;
•	our capital expenditure plan and strategies;
•	our dividend payment policy and any proposed changes;

•	the investment performance of the assets held under our employee benefits plans, and the investment guidelines of the Retirement and Benefits Plan Committee;
•	our plans and strategies relating to the divestiture or disposition of assets;
•	our cash management plans and strategies; and
•	our growth opportunities, including acquisitions and business development proposals.

In addition, the finance committee oversees our enterprise risk management process and our insurance risk management policies and programs and approves our debt issuances within limits authorized by the board in our business plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Marrazzo and Evanson and Mses. Dobson and Johnson served as members of the Compensation Committee during fiscal year 2014.  None of these individuals was an officer or employee of us or any of our subsidiaries during fiscal year 2014 or any prior fiscal year.  None of these individuals had any relationship with us or any of our subsidiaries during 2014 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons.  None of our executive officers served on the board of directors or compensation committee of any other entity that has or had one or more executive officers who served as a member of our board of directors or compensation committee during fiscal year 2014.

DIRECTOR COMPENSATION

In 2014, our non-employee directors received compensation for their services as described below:

Annual Retainer Fees (payable in quarterly installments):
● Chairman of the Board	$130,000
● Chairs of the Audit Committee and the Compensation Committee	$95,000
● Chairs of the Nominating/Corporate Governance Committee and the Finance Committee	$85,000
● Other non-employee directors	$75,000

Meeting Fees:

•

No separate fee for attendance at board of directors’ or committee meetings; however, members of the special demand review committee (Messrs. MacKenzie, Evanson and Ms. Dobson) received a $15,000 special payment for serving on that committee.

The non-employee directors are reimbursed for expenses incurred in attending board and committee meetings.

In addition, each non-employee director and the Chairman of the Board receives annual equity compensation of $85,000 and $140,000, respectively in stock units. The actual number of stock units granted is based on the closing price of our common stock on the date of grant, as reported on the NYSE Composite Tape. The stock units vest on the date of grant and the shares underlying the stock units typically are distributed to the directors 15 months after the date of grant.

We have a stock retention policy for directors under which each director is required to hold shares equaling five times the director’s annual cash retainer by the fifth anniversary of the commencement of service as a director.

The Company has a Nonqualified Deferred Compensation Plan for Non-Employee Directors under which directors may defer up to 100 percent of their annual retainer on a tax-deferred basis. Directors may elect to receive their deferrals upon (i) separation from service or (ii) a specified distribution date, if earlier, a change in control, and may elect to receive their deferrals in the form of a lump sum or annual installments paid over a period of between two and 10 years. Amounts will be paid earlier upon the death of a director. Directors are immediately vested in their contributions to the plan. Accounts of directors are credited with returns in accordance with the deemed investment options elected by the director.

The following table provides information regarding compensation for our non-employee directors. The table does not include amounts paid for reimbursement of travel expenses related to attending board and board committee meetings, and does not include compensation paid to Susan N. Story, our President and Chief Executive Officer or Jeffry E. Sterba, our former President and Chief Executive Officer. It also does not include compensation paid to Karl F. Kurz, as Mr. Kurz did not serve as a director during 2014. See “Executive Compensation” for information relating to Ms. Story’s and Mr. Sterba’s compensation.

2014 Director Compensation

Name	Fees Earned or Paid in Cash ($)		Stock Unit Awards ($)(3)	Total ($)
Stephen P. Adik*	$26,786		$—	$26,786
Julie A. Dobson	$102,912	(1)	$101,068	$203,980
Paul J. Evanson	$90,000	(1)	$101,068	$191,068
Martha Clark Goss	$82,088		$101,068	$183,156
Richard R. Grigg	$85,000		$101,068	$186,068
Julia L. Johnson	$85,000	(2)	$101,068	$186,068
George MacKenzie	$145,000	(1)	$166,450	$311,450
William J. Marrazzo	$95,000	(2)	$101,068	$196,068

*	Mr. Adik did not stand for re-election as a director in May 2014 and received no stock award in 2014.
(1)	Includes $15,000 special payment for service on the Demand Review Committee.
(2)	Ms. Johnson and Mr. Marrazzo elected to defer all of this amount under our Nonqualified Deferred Compensation Plan for Non-Employee Directors.
(3)

The amounts shown in this column reflect the grant date fair value of the stock units granted to the directors as part of their annual retainer. The grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation-Stock Compensation”, which we refer to as “FASB ASC Topic 718”. See Note 8-Stockholders’ Equity in the notes to American Water’s audited consolidated financial statements included in American Water’s Annual Report on Form 10-K for the year ended December 31, 2014 for the assumptions used in determining grant date fair value.

The following table shows the aggregate number of stock options and stock units held by each non-employee director as of December 31, 2014:

Name	Stock Options (#)	Stock Units (#)
Ms. Dobson	—	1,837
Mr. Evanson	—	1,837
Ms. Goss	—	1,837
Mr. Grigg	—	1,837
Ms. Johnson	—	1,837
Mr. MacKenzie	—	3,026
Mr. Marrazzo	—	1,837

We did not grant stock options to non-employee directors in 2014 and none of the non-employee directors held any stock options as of December 31, 2014.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the shares of our common stock beneficially owned, as of March 17, 2015, by our directors and executive officers. Except as noted, all such persons possess sole voting and dispositive powers with respect to the shares listed. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person has sole or shared voting or investment power, and stock options that are vested and exercisable or that will become vested and/or exercisable within 60 days of March 17, 2015. An asterisk in the column listing the percentage of shares outstanding indicates that the person owns less than 1% of the common stock outstanding.

Name	Number of Shares (1)	Exercisable Options (2)	Total	% of Shares Outstanding (3)	Other Stock-Based Items (4)	Total Stock-Based Ownership
Directors
Martha Clark Goss	18,724	—	18,724	*	1,837	20,561
Julie A. Dobson	11,367	—	11,367	*	4,218	15,585
Paul J. Evanson	13,835	—	13,835	*	1,837	15,672
Richard R. Grigg	14,907	—	14,907	*	1,837	16,744
Julia L. Johnson	14,805	—	14,805	*	6,661	21,466
Karl F. Kurz	—	—	-	*	364	364
George MacKenzie	22,490	—	22,490	*	3,026	25,516
William J. Marrazzo	12,675	—	12,675	*	5,251	17,926
Named Executive Officers				*
Susan N. Story	32,099	33,940	66,039	*	—	66,039
Jeffry E. Sterba	-	495,000	495,000	*	—	495,000
Linda G. Sullivan	1,119	7,260	8,379	*	—	8,379
Walter J. Lynch	65,543	180,803	246,346	*	—	246,346
Kellye L. Walker	27,850	—	27,850	*	—	27,850
Loyd A. Warnock	292	4,091	4,383	*	—	4,383
All Directors and Named Executive Officers	235,706	721,094	956,800		25,031	981,831

All Directors and Executive Officers as a Group (25 Persons)	360,938	437,748	798,686	*	25,031	823,717

(1)	Represents the number of outstanding shares beneficially owned.
(2)	Represents shares which may be acquired through the exercise of stock options within 60 days of March 17, 2015.
(3)	Based on 179,907,031 shares outstanding on March 17, 2015.
(4)

Includes a notional interest in shares of our common stock held in the form of stock units or deferred stock units. While the notional interest in shares of our common stock may not be voted or transferred, the shares subject to the notional interest have been included in the table above as they represent an economic interest in our common stock that is subject to the same market risk as ownership of actual shares of our common stock.

SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS

The table below indicates the persons or entities known to us to be the beneficial holders of more than 5% of our common stock, as of March 17, 2015.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Shares Outstanding
BlackRock, Inc. (1) 55 East 52nd Street New York, NY 10022	18,055,325	10.04%
The Vanguard Group (2) 100 Vanguard Boulevard Malvern, PA 19355	11,396,129	6.33%

(1)

BlackRock, Inc. (“BlackRock”) is the beneficial owner of the 18,055,325 shares listed in the table. BlackRock Inc. is a holding company of subsidiaries that hold the shares, including BlackRock Japan Co. Ltd, BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Advisors LLC, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia), Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Asset Management North Asia Limited, BlackRock Asset Management Ireland Limited, BlackRock Investment Management (UK) Limited, BlackRock International Limited, BlackRock Fund Management Ireland Limited, BlackRock Fund Managers Ltd, and BlackRock Life Limited. BlackRock Inc. holds sole voting power with respect to 16,196,150 shares and sole dispositive power with respect to all of the shares listed in the table. The information in this footnote is derived from an amendment to Schedule 13G, filed by BlackRock with the SEC on January 9, 2015. The information is as of December 31, 2014, and the number of shares beneficially owned by BlackRock may have changed subsequently.

(2)

The Vanguard Group (“Vanguard”), an investment management company, is the beneficial owner of the 11,396,129 shares of the Company’s common stock listed in the table. Vanguard holds sole power to vote or direct to vote 190,361 shares, sole power to dispose of or to direct the disposition of 11,236,432 shares, and shared power to dispose or to direct disposition of 159,697 shares. The information in this footnote is derived from an amendment to Schedule 13G, filed by Vanguard with the SEC on February 11, 2015. The information is as of December 31, 2014, and the number of shares beneficially owned by Vanguard may have changed subsequently.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of our common stock to file with the SEC an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership resulting from transactions in our common stock, generally within two business days of a reportable transaction. As a practical matter, we seek to assist our directors and executives by monitoring transactions and completing and filing these reports on their behalf. To our knowledge, based on our review of these reports, we believe that the applicable Section 16(a) reporting requirements were complied with for all transactions that occurred during the fiscal year ended December 31, 2014, except that, due to administrative error, one Form 4 filing was made late on behalf of each of Messrs. John Bigelow, Mark Chesla, Walter Lynch, William Rogers, Nick Rowe, Mark Smith, Jeffry E. Sterba, Mark Strauss and William Varley and Mses. Sharon Cameron, Maureen Duffy, Kathy Pape, Susan N. Story and Kellye Walker, reporting shares withheld to cover taxes that occurred on January 1, 2014, and an additional Form 4 filing was made late on behalf of Ms. Walker, reporting an open market sale of shares that occurred on November 13, 2014.

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, we address our compensation philosophy and programs, the decisions of our compensation committee with respect to these programs and the reasons for those decisions, principally with respect to our named executive officers or “NEOs,” who are:

•	Susan N. Story, President and Chief Executive Officer
•	Jeffry E. Sterba, our former President and Chief Executive Officer. In accordance with a succession plan approved by our Board of Directors, Mr. Sterba was succeeded by Ms. Story on May 9, 2014.
•	Linda G. Sullivan, Senior Vice President and Chief Financial Officer
•	Walter J. Lynch, President and Chief Operating Officer, Regulated Operations
•	Kellye L. Walker, our former Senior Vice President, General Counsel and Secretary

•	Loyd A. Warnock, Senior Vice President of External Affairs, Communications and Public Policy

EXECUTIVE SUMMARY

Operating Performance

Our 2014 performance demonstrates continued execution of our strategic goals.  By focusing on delivering outstanding customer service, effectively managing costs, investing capital where needed, maintaining strong regulatory relationships and growing strategically, we continue to create value for our stockholders.  Operating highlights for 2014 include the following:

•	Total stockholder return (market price plus dividends) increased 29.4 percent over 2013 compared to an increase of 28.1 percent for the Dow Jones U.S. Utilities Total Return Index.
•

Adjusted net income from continuing operations, excluding the charge related to the Freedom Industries chemical spill in West Virginia, increased by ten percent over 2013 (A non-GAAP measure.  See the reconciliation table in Appendix A).

•

Our Regulated Businesses showed continued improvement in their O&M efficiency ratio.  (A non-GAAP measure.  See the reconciliation table in Appendix A).  For the 12 months ended December 31, 2014, the O&M efficiency ratio was 36.7 percent, compared to 38.5 percent for the same 12-month period in 2013.

•

Our Regulated Businesses completed 12 regulated acquisitions in 2014, representing 4,500 additional new customers, and we have 12 pending acquisitions representing about 21,000 additional new customers.

•

In our market-based businesses, our Military Services group won two competitively bid contracts with the U.S. Department of Defense, and our Homeowner Services group expanded into eight new states and received a notice of intent to be awarded an exclusive service line protection agreement with the city of Orlando.

Return to Stockholders

We have returned significant value to stockholders over the past five years.  The following chart shows how a $100 investment in our common stock on December 31, 2009 would have grown to $276.32 on December 31, 2014, assuming dividend reinvestment.  As shown in the chart, this return compares favorably to the return that would have been obtained through the same investment in the Standard & Poor's 500 Index and the Dow Jones U.S. Utilities Total Return Index, assuming dividend reinvestment, during the same period:

	12/31/09	12/31/10	12/30/11	12/31/12	12/31/13	12/31/14
American Water	$100.00	$117.25	$152.47	$183.88	$213.52	$276.32
S&P 500	$100.00	$115.06	$117.49	$136.30	$180.44	$205.14
DJ U.S. Utilities Index	$100.00	$107.80	$128.44	$130.70	$150.57	$192.86

Compensation Philosophy

Our executive compensation program is designed to reward our named executive officers for delivering results and building long term sustainable value for our stockholders. We believe our program's performance measures align the interests of our stockholders and the NEOs by correlating pay to our short- and long-term performance.

Our focus on pay for performance is demonstrated by the way we have structured our three key elements of compensation designed to implement our compensation objectives: Base Salaries, Annual Incentive Plan (AIP) and Long Term Incentive Plan (LTIP). Particularly for our NEOs, the allocation among these elements of compensation is designed to provide a significant level of variability and compensation risk tied to performance. The following graphic represents the percentage of total compensation for each of these elements (assuming annual and long-term incentive awards are paid at target levels) for our CEO and the average percentage of total compensation for each of these elements for the other NEOs as a group in 2014:

1Reflects Susan N. Story who became our CEO on May 9, 2014

2Excludes Susan N. Story and Jeffry E. Sterba

In addition, we provide employee retirement and health and welfare benefit plans, as well as an executive severance policy. We designed the plans and policy to provide competitive supplemental benefits, as described below under "Ongoing and Post-Employment Arrangements and Benefit Plans."

Set forth below is summary information regarding payments made in 2014 with respect to our three key elements of compensation.

Base Salaries

For 2014, salary adjustments for our continuing NEOs (other than Ms. Story, who received an incremental increase in salary upon assuming responsibilities as President and Chief Executive Officer) ranged from no increase to an increase of approximately 3 percent.  The salaries of newly-employed NEOs were based on the terms of the employment agreements we negotiated with each of them.  For further information see "2014 Compensation-Base Salaries.”

Annual Incentive Plan

For our NEOs, we believe our AIP again provided appropriate incentive opportunities. Subject to certain adjustments described below, AIP awards are based upon the product of each NEO’s respective target award times the "Corporate Multiplier," which is computed based upon five performance measures and can be reduced depending on the overall performance of the company. For business unit heads, such as Mr. Lynch, achievement with respect to business unit performance measures is also taken into account.

The following graphic indicates the percentage of the Corporate Multiplier represented by each component performance measure:

We believe that the measures used in computing the amount of the Corporate Multiplier collectively provide a strong indication of our overall performance and, therefore, effectively tie pay to performance. In 2014, the Corporate Multiplier -- which is calculated based on business segment performance against the goals -- equaled 104.3 percent.  The actual payout was lower than the Corporate Multiplier as our CEO used discretion to reduce the AIP pool to reflect the impact of parent company expenses, and each NEO’s award was reduced accordingly and is consistent with the AIP pool for the non-NEO participants. Mr. Lynch’s award was also reduced in a consistent manner below the Corporate Multiplier which represents half of his payout calculation, even though the performance of the regulated businesses was somewhat above the overall corporate performance, as reflected by the Corporate Multiplier.  For further information, see “2014 Compensation—Annual Incentive Plan,” below.

Long Term Incentives

The LTIP is designed to incentivize eligible participants to help us achieve our long-term business objectives by providing an opportunity to earn equity awards that are tied to our long-term goals and continued employment with the Company. Our LTIP for 2014 included stock options, restricted stock units or “RSUs,” and performance stock units, or “PSUs.” As described in more detail below, the extent to which shares of our common stock are issued with respect to the PSUs is based on our achievement, over a three-year period, relative to three performance measures:

As in the past, we based the target value of LTIP awards on a percentage of the NEO's salary. The compensation committee applied 20 percent of an NEO’s LTIP target award to stock options, 20 percent to RSUs and 60 percent to PSUs. With regard to newly hired NEOs, we provided additional LTIP grants, designed to replace a portion of the benefits the NEOs forfeited as a result of terminating employment with their respective former employers.  For further information, see “2014 Compensation—Long Term Incentive Plan,” below.

In 2012, we granted PSUs to our executives and other employees for which the performance period ended in 2014. The PSUs were subject to the same performance measures as the PSUs granted under the LTIP in 2014. Based on our performance with respect to these measures, a number of shares equal to 166.86 percent of the PSUs granted with respect to all measures were performance vested. For further information, see "2014 Compensation – Performance Vesting of PSUs Granted in 2012," below.

Stockholder Advisory Vote

At our 2014 annual meeting, the stockholders approved, on a non-binding basis, the compensation paid to our NEOs, as disclosed under the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related materials disclosed in the proxy statement for the 2014 annual meeting. The stockholder vote in favor of NEO compensation totaled approximately 96.6 percent of the votes cast (including abstentions). We considered the results of the advisory vote and determined that, in light of the strong favorable vote of our stockholders, no specific action need be taken in response to the vote. At the 2015 Annual Meeting of Stockholders, we will again hold an advisory vote on the compensation of our NEOs. In making its decisions regarding executive compensation, the compensation committee will consider the results of the advisory vote, as well as feedback from stockholders throughout the course of the year.

Summary of Executive Compensation Practices

Set forth below are compensation practices that we have implemented because we believe they are consistent with our stockholder interests and practices we have not implemented because we do not believe they are consistent with those interests.

What We Do	What We Don’t Do
✓ Provide for a considerable portion of executive pay to be “at risk” and based on our actual performance;	X Provide separate change of control agreements;

✓ Utilize performance-based stock units with vesting requirements;	X Provide tax gross-ups;

✓ Require our executives to retain a meaningful portion of our common stock derived from equity grants;	X Reprice underwater stock options; and

✓ Provide limited perquisites, principally executive physicals, which serve a reasonable business purpose;	X Permit hedging or pledging of our common stock by Named Executive Officers or directors.

✓ Use a representative and relevant peer group;

✓ Maintain a clawback policy;

✓ Use an independent compensation consultant retained by the compensation committee; and

✓ Provide reasonable severance arrangements.

COMPENSATION DETERMINATIONS AND PAY COMPETITIVENESS IN 2014

For 2014, the compensation committee reviewed and approved all compensation paid to our executive officers including Mr. Sterba and Ms. Story.  Upon Ms. Story’s appointment as President and Chief Executive Officer, the independent members of the board of directors, after consideration of the recommendation of the compensation committee, approved her compensation. Mr. Sterba and Ms. Story did not participate in the compensation committee’s decision-making regarding his or her own compensation and were excused from those portions of the committee and board meetings during which his or her compensation was discussed and determined.

The compensation committee considered Mr. Sterba’s and, following her appointment as President and Chief Executive Officer, Ms. Story's assessment of the performance of the other executive officers, as well as Ms. Story's compensation recommendations regarding each executive officer’s AIP award. The compensation committee, with Ms. Story’s participation, discussed the 2014 performance of each executive officer, and then approved Ms. Story’s recommendations for them in February 2015.

In making executive compensation determinations for 2014, we referenced data provided by Hay Group to gauge the comparability of our executive compensation to the compensation of executives of other companies with generally corresponding responsibilities. Hay Group has served as an independent consultant to the compensation committee since 2011, and assists the compensation committee in its review of compensation for executive officers. Aside from also providing, with the approval of the compensation committee, compensatory information to us relevant to specified non-executive officer functions, Hay Group does not perform any other services for us.

The compensation consultant provided data to the compensation committee focused on compensation paid by a peer group of 16 companies that had revenues in the range of approximately 47 to 256 percent of our revenues. We believe there is a strong likelihood that an executive officer’s skills will be transferable among these companies, so we would expect to compete with these companies for executive officer talent. We updated our comparator group in 2014 to set 2015 compensation and added two more companies – Ameren Corp. and Avista Corp.  The comparator group used to set 2014 compensation was unchanged from the previous year.  The group was as follows:

▪ AGL Resources, Inc.	▪ Piedmont Natural Gas Company, Inc.	▪ Vectren Corp.
▪ Alliant Energy Corp.	▪ Pinnacle West Capital Corp.	▪ Weststar Energy, Inc.
▪ Atmos Energy Corp.	▪ PNM Resources, Inc.	▪ WGL Holdings, Inc.
▪ Great Plains Energy, Inc.	▪ SCANA Corp.	▪ Wisconsin Energy Corp.
▪ Northeast Utilities	▪ TECO Energy, Inc.
▪ NV Energy, Inc.	▪ UNS Energy Corp.

While the compensation committee reviewed and discussed the data with Hay Group for purposes of benchmarking, it was only a part of the information considered by the compensation committee in its determinations regarding our NEOs' compensation. For instance, Hay Group also provided data based on a Towers Watson survey reflecting a blend of energy utility and general industry data, as well as the Hay Group 2014 General Industry Executive Compensation Report. The compensation committee also considered information provided by Hay Group regarding other U.S. publicly traded water utilities, although the comparability of these companies is limited due to the significantly larger size of American Water's operations. The compensation committee referenced all of this data to obtain an understanding of general industry, utility industry and peer group compensation practices.

2014 COMPENSATION

Compensation Philosophy and Objectives

Our executive compensation program is designed to reward our named executive officers for delivering results and building long term sustainable value for our stockholders. We believe our program's performance measures align the interests of our stockholders and the NEOs by correlating pay to our short- and long-term performance.

Our compensation objectives remained largely unchanged in 2014, although we eliminated our focus on our business transformation goal because the project was essentially implemented by 2014. Accordingly, we focused on the following objectives in making compensation decisions in 2014:

•

Promote our success in achieving both superior financial performance and outstanding non-financial performance relating to workplace safety, environmental compliance, customer service quality and customer satisfaction.

•

Compensate our executive officers at competitive levels that reflect their responsibilities and contributions, with a focus on pay for performance and the compensation environment in our comparator companies and the utilities industry generally.

•

Condition a significant portion of an executive officer’s total compensation on a combination of short and long-term performance, with a proportionately greater emphasis on long-term, performance-based compensation than on annual incentive compensation.

•	Align executive officer and stockholder interests as an incentive to increase stockholder value by requiring consistent, meaningful equity ownership.

Succession Plan for the President and Chief Executive Officer

Under a succession plan approved by our Board of Directors, Mr. Sterba was succeeded by Ms. Story as President and Chief Executive Officer following our 2014 Annual Meeting. In connection with the succession plan, we entered into an agreement with Mr. Sterba amending his March 2012 employment agreement. Among other things, the amended agreement provided for Mr. Sterba to serve as an advisor to Ms. Story through January 1, 2015. He continued to participate in the LTIP for 2014 with his target awards based on his salary prior to the conclusion of his tenure as our President and Chief Executive Officer; his 2014 AIP was based upon the actual salary paid to him in 2014.  In addition, Mr. Sterba's equity awards vested on January 1, 2015 (in the case of his PSUs, subject to Company performance over the three year performance period). See "Annual Incentive Plan" and "Long Term Incentive Plan," below for additional information.

In accordance with the succession plan, Ms. Story became our President and Chief Executive Officer on May 9, 2014.  Previously, she served as our Senior Vice President and Chief Financial Officer. In connection with this promotion, we increased Ms. Story's base salary to $700,000, increased her target award under the AIP as a percentage of salary to 100 percent and her target award under the LTIP to 200 percent. In connection with the increase in her LTIP target award, we also provided incremental grants under the LTIP, prorated to reflect the portion of the year she was serving as our President and Chief Executive Officer. These grants are described below under "2014 Compensation – Long Term Incentive Plan." The Board increased Ms. Story’s base salary from $700,000 to $800,000 for the 2015 Performance Period, effective March 16, 2015.  The Board also increased Ms. Story’s LTIP target award from 200 percent to 225 percent for the 2016 LTIP grant.  Ms. Story’s AIP as a percentage of salary will remain at 100 percent for the 2015 Performance Period.

Employment Agreement with Linda G. Sullivan

In 2014, the compensation of Linda G. Sullivan, our Senior Vice President and Chief Financial Officer, was largely based on the terms of the employment agreement we negotiated with her in connection with the commencement of her employment in April 2014. In addition to standard components of her compensation described below, we provided an additional equity award under our 2014 LTIP of $500,000; 70 percent of which was allocated to PSUs and 30 percent to RSUs. In addition, we granted AIP and LTIP awards to Ms. Sullivan for the full 2014 year, without proration. See "2014 Compensation – Long-Term Incentive Plan" for additional Information regarding her LTIP awards. We made these accommodations in light of the benefits provided by her former employer that she forfeited by accepting employment with us.

Employment Agreement with Loyd Warnock

In 2014, the compensation of Loyd Warnock, our Senior Vice President of External Affairs, Communications and Public Policy, was largely based on the terms of an employment agreement we negotiated with him in connection with the commencement of his employment in April 2014. In addition to the standard components of his compensation described below, we paid a $220,000 cash sign-on bonus to Mr. Warnock and he received a sign on equity grant of $220,000 all of which was allocated to RSUs. In addition, we granted AIP and LTIP awards to Mr. Warnock for the full 2014 year, without proration. We made these accommodations in light of the benefits provided by his former employer that he forfeited by accepting employment with us.

Base Salaries

For 2014, salary determinations for our NEOs were as follows:

•

Ms. Story's base salary continued to be $535,000, until it was increased to $700,000 upon her assumption of duties as our President and Chief Executive Officer. The Board increased Ms. Story’s base salary from $700,000 to $800,000, effective March 16, 2015.

•

Mr. Sterba's annual base salary was adjusted from $787,500 to $20,000 per month for the remaining seven months of 2014, as he was relinquishing his role as President and Chief Executive Officer to Advisor in accordance with the succession plan approved by the Board of Directors.

•	Mr. Lynch's and Ms. Walker's salaries were increased by 2.94 percent and 1.28 percent, respectively.
•	Ms. Sullivan's and Mr. Warnock's salaries were set at $460,000 and $360,000, respectively, in accordance with the terms of their respective employment agreements.

Annual Incentive Plan

The AIP is designed to incentivize eligible participants to help us achieve our annual business objectives by providing an opportunity to earn cash award payouts that are tied primarily to corporate performance. The measures chosen for 2014 reflected our primary objectives for financial performance, safety, environmental stewardship, customer satisfaction and service quality. We maintained earnings per share as our principal performance measure (55 percent weighting) because we continue to believe this measure has a meaningful effect on stockholder value. We eliminated business transformation implementation as a performance measure because implementation of our enterprise asset management and customer information systems and analysis regarding the implementation process was essentially completed in 2013. In lieu of the 25 percent weighting previously allocated to business transformation process, we increased our safety performance weighting to 15 percent from 5 percent and increased the weighting of each of our other three non-financial performance measures by 5 percent which increased each measure to 10 percent. The determination of awards under the AIP with respect to the NEOs was made as follows:

•

The 2014 target award opportunity for each NEO is equal to a percentage of each NEO's base salary, based on the individual’s position with American Water. The following table indicates the percentage of salary used to determine the target AIP award for each NEO. Continuing NEOs, other than Ms. Story, maintained the same target award as a percentage of salary as in 2013. Ms. Story's target award percentage was increased from 75 percent to 100 percent upon her assumption of duties as our President and Chief Executive Officer. Ms. Sullivan's and Mr. Warnock's target award percentages were fixed in accordance with the terms of their respective employment agreements. All other NEO target awards as a percentage of salary were unchanged from 2013.

Name	Percentage of Salary	Target Award
Susan N. Story	75/100%	$594,414	(1)
Jeffry E. Sterba	100%	$468,125
Linda Sullivan	75%	$345,000
Walter J. Lynch	75%	$393,750
Kellye L. Walker	55%	$217,250
Loyd A. Warnock	50%	$180,000

(1)

Ms. Story's target award as a percentage of salary initially was 75% and was applied to her $535,000 annual salary. Upon her appointment as our President and Chief Executive Officer, Ms. Story's annual salary was increased to $700,000 and her target award as a percentage of salary was increased to 100%. Her target award was prorated based on the portion of the year she served as our President and Chief Executive Officer.

The actual payout may be lower or higher than the target award opportunity depending, in the case of the NEOs, on corporate and, in rare instances, individual performance against specific goals. Cash awards under the AIP are distributed to participants in March following the performance year.

•

The Board evaluated Ms. Story’s 2014 performance based generally upon corporate performance and achievements compared to the targets contained in the Corporate Multiplier.  These expectations focused on advancements in the Company’s strategic goals, including safety performance, environmental compliance, service quality and customer satisfaction.  The Board without assigning a specific score for each or all of the strategic goals, assessed Ms. Story’s performance as “Highly Effective” and awarded her an AIP payment of $587,243, which was 98.8% as described below under the Corporate Multiplier Table.

•

As noted earlier, in 2014 the Corporate Multiplier -- which is calculated based on business segment performance against the goals -- equaled 104.3%. The actual payout was lower than the Corporate Multiplier, as our CEO used discretion to reduce the AIP pool to reflect the impact of parent company expenses, and each NEO's award was reduced accordingly and consistent with the AIP pool for the non-NEO participants. Mr. Lynch’s award was also reduced in a consistent manner below the Corporate Multiplier, which represents half of his payout calculation.

•

For 2014, the Corporate Multiplier represented the sum of five percentage amounts, each determined based upon our level of achievement against company-wide performance measures that are objective. Of the five performance measures, one was a financial measure (55 percent of the target Corporate Multiplier) and four were non-financial measures (45 percent of the target Corporate Multiplier). The Corporate Multiplier could have ranged from 0 percent to 150 percent of the target Corporate Multiplier (which is 100 percent), depending on how well we performed against the financial and non-financial measures. For 2014, the Corporate Multiplier was 104.3 percent, subject to the adjustments discussed above. The actual percentage included in the Corporate Multiplier with respect to each performance measure is set forth in the Corporate Multiplier Table below under the caption, “Determination of the Corporate Multiplier.”  In the case of Mr. Lynch, one-half of his award is based on the Corporate Multiplier, while the other half is based on the 105.6 percent level of achievement of our regulated operations against five specified performance metrics.

•

While the NEOs are subject to individual performance goals as well as the corporate goals comprising the Corporate Multiplier, the 2014 AIP awards reflect an NEO's target award times the adjusted Corporate Multiplier of 98.8% (and against regulated operations goals in the case of Mr. Lynch), without adjustment for individual performance. The compensation committee has adhered to this convention based on the recommendation of Ms. Story that NEOs should assume principal responsibility for, and their awards generally should be based upon, performance of the entire corporation, except with respect to those NEOs who lead a profit center, such as Mr. Lynch, in which case performance of the relevant business units also will be reflected.

Determination of the Corporate Multiplier

The following table provides information regarding the performance measures used to determine the Corporate Multiplier:

Performance Measure	Percentage Amount at Target Included in the Corporate Multiplier	How we calculate the measure	Why we use this measure
Earnings Per Share	55%

EPS means basic earnings per share, adjusted to eliminate the impact of a $0.04 per share charge related to the impact of the Freedom Industries chemical spill in West Virginia; we do not believe management should be penalized for this event, over which it had no control.

EPS is a key metric affecting our stock price. In addition, increasing EPS enhances our capacity to raise the financing necessary to make prudent capital improvements in our water and wastewater systems as well as provides greater total return to our stockholders.

Safety Performance	15%

Determined by reference to the total Occupational Safety and Health Administration Recordable Incident Rate or “ORIR” for American Water. ORIR is a measure of injuries and illnesses requiring treatment beyond first aid for every 200,000 hours worked.

We want to continue our momentum toward becoming an industry leader with respect to the safety and well-being of our workforce. The benefits of improved safety are tangible, from the standpoint of the welfare of our employees as well as increased efficiency due to fewer lost workdays.

Environmental Compliance	10%

Based on the number of notices of violation (NOVs ) for which we are responsible in accordance with our reporting practices for environmental non-compliance. An NOV is a written formal notification from a governmental agency, local health department or other regulatory agency that a system exceeded an acceptable limit, failed to perform required monitoring, failed to record the required documentation or failed to meet another Federal, state, or local requirement. All drinking water maximum contaminant limit (MCL) and monitoring and reporting (MR) NOVs are counted for purposes of calculating this measure. NOVs for our wastewater systems that are directly within our control, such as deficiencies in monitoring, are counted for purposes of calculating this measure. The NOVs for our market-based operations, where we operate but do not own the water or wastewater systems, are considered our responsibility and are counted for purposes of calculating this measure unless it can be shown that (1) the NOV was outside the scope of the contract and (2) we formally notified the owner of the system in writing of the need for changes or improvements in order to maintain compliance, but the owner did not approve the changes or improvements.

We are committed to protecting the environment and to maintaining our consistent history of materially complying with, and in many cases surpassing, minimum standards required by applicable laws and regulations. The NOV target was established based upon our goals to outperform the U.S. EPA published industry averages and to lead the water industry in environmental compliance.

Service Quality	10%

Based on our Service Quality Survey, which is conducted throughout the year for customers whose request for service resulted in completion of a service order by our field service representatives, and contains the following question: “Overall, how satisfied were you with the outcome of your service contact?” The question contains a five category response scale, ranging from Extremely Satisfied to Very Dissatisfied. Responses in the top two categories are indicative of overall service quality satisfaction levels.

			Service Quality is key to our ability to maintain customer and brand loyalty.
Customer Satisfaction	10%

Based on an annual survey, which is conducted throughout the year for customers having had recent contact with one of our customer service or field service representatives, and that contains the following question (modified to identify the applicable American Water subsidiary): “Overall, how satisfied have you been with American Water in general during the past twelve months?” The question has a five category response scale, ranging from Extremely Satisfied to Very Dissatisfied. Responses in the top three categories are indicative of overall customer satisfaction levels.

Customer Satisfaction is key to our ability to maintain customer and brand loyalty. In addition, the quality of our service and issues raised by customers is a principal focus of state public utility commissions in evaluating a rate case.

The percentage added to the Corporate Multiplier with respect to each measure was dependent on actual performance with regard to each measure. The following table includes (i) the minimum performance threshold requirement for the measure, (ii) the performance required for achievement of the target and (iii) the performance required to achieve the maximum contribution to the Corporate Multiplier for that measure. The table also indicates the percentage that would be included in the Corporate Multiplier for threshold, target and maximum performance. If the minimum performance threshold requirement for a performance measure was not met, no additional percentage would be added to the Corporate Multiplier. No AIP awards would have been made if EPS had been below 90 percent of the target EPS.

Performance Measure	Threshold Performance (and percentage to be added to Corporate Multiplier)	Target Performance (and percentage to be added to Corporate Multiplier)	Maximum Performance (and percentage to be added to Corporate Multiplier)
EPS	$2.27 (13.75%)	$2.42 (55.0%)	$2.49 (82.5%)
Safety Performance	3.15 ORIR (7.5%)	2.75 ORIR (15.0%)	2.55 ORIR (22.5%)
Environmental Compliance	17 NOVs (5.0%)	13 NOVs (10.0%)	7 NOVs (15%)
Service Quality	80% of Surveyed Customers (5.0%)	85% of Surveyed Customers (10.0%)	90% of Surveyed Customers (15.0%)
Customer Satisfaction	85% of Surveyed Customers (5.0%)	90% of Surveyed Customers (10.0%)	95% of Surveyed Customers (15.0%)

Corporate Multiplier Table

Based upon our performance with regard to the financial and non-financial performance measures, the board approved the Corporate Multiplier of 104.3 percent.  The Corporate Multiplier of 104.3% was adjusted to 98.8% for our NEOs other than Mr. Lynch due to the following adjustments: (a) certain parent company costs; (b) allocation of $150,000 to create an Executive Leadership Team discretionary award pool for members of the executive leadership team to award high performers on their team, if appropriate; and (c) payment of certain executive severance benefits as required by their agreement.  Mr. Lynch’s award was 99.5% as discussed below subject to the above adjustments.

The Corporate Multiplier was determined as follows:

Performance Measure	Percentage Amount at Target for Inclusion in the Corporate Multiplier	Target	Actual Performance	Percentage Amount Included in Calculation of Corporate Multiplier Based on Actual Performance
EPS (1)	55%	$2.42	$2.43	110%
Safety Performance	15%	2.75 ORIR	3.03	65%
Environmental Compliance	10%	13 NOVs	9	137.5%
Service Quality	10%	85% IP Surveyed Customers	85.9%	109%
Customer Satisfaction	10%	90% of Surveyed Customers	89.3%	93%

			TOTAL	104.3%

(1)	As adjusted to eliminate the impact of $.04 per share from the Freedom Industries chemical spill in West Virginia.

Determination of Individual AIP Awards for NEOs

The actual awards paid to each NEO, other than Ms. Story, were recommended by Ms. Story and, after review, approved by the compensation committee, based on the application of the adjusted Corporate Multiplier. Ms. Story advised the compensation committee that there were no factors of a magnitude that would cause her to recommend an adjustment for any of the other NEOs based on his or her individual performance. Therefore, Ms. Story recommended that each of the NEOs receive an award equal to the Corporate Multiplier times the executive’s target award. The compensation committee accepted Ms. Story’s recommendation.

Mr. Lynch’s award was structured so that 50 percent was based on achievement with respect to the adjusted Corporate Multiplier and 50 percent was based on performance of the regulated operations with respect to five specified performance measures: net income, safety, NOVs, customer satisfaction and service quality.  The performance of regulated operations resulted in achievement equal to 105.6  percent of target performance. After applying the same adjustment as was applied to the Corporate Multiplier, as described in footnote 2 to the Corporate Multiplier Table above, Mr. Lynch’s award was adjusted to 99.5 percent.

We have set forth the awards paid to our NEOs under the Non-Equity Incentive Plan Compensation column of the 2014 Summary Compensation Table.

Long Term Incentive Plan

Our LTIP for 2014 included stock option grants, PSUs and RSUs. As described in more detail below, the PSUs are awarded contingently, and the extent to which they are earned and the underlying shares of our common stock are distributed will be based on our achievement, over a three-year period, with respect to three performance measures.

We based the target value of LTIP awards on a percentage of the NEOs salary. The percent of salary on which the LTIP targets are based, and the total dollar values of the respective target LTIP awards for the NEOs, were as follows:

Name	LTIP Target Award as Percentage of Salary	Value of LTIP Target Award
Susan N. Story	150/200%	$1,190,875	(1)
Jeffry E. Sterba	250%	$1,968,750
Linda G. Sullivan	125%	$575,000	(2)
Walter J. Lynch	150%	$765,000
Kellye L. Walker	110%	$429,000
Loyd A. Warnock	90%	$324,000	(3)
(1)

Ms. Story's LTIP Target Award as a percentage of salary initially was 150% and was applied to her $535,000 annual salary.  Upon her appointment as President and Chief Executive Officer, Ms. Story's annual salary was increased to $700,000, and her LTIP Target Award as a percentage of salary was increased to 200%. Accordingly, Ms. Story was provided incremental stock option, PSU and RSU grants to reflect the increases in her salary and LTIP award as a percentage of salary, prorated for the portion of 2014 during which she served as our President and Chief Executive Officer. The Board increased Ms. Story’s 2016 LTIP target award from 200% to 225%.

(2)

In addition to the amount shown in the table, and under the terms of Ms. Sullivan's employment agreement, we agreed to provide an additional $500,000 in equity, of which 30% was allocated to RSUs and 70% was allocated to PSUs. The additional amount was designed to replace a portion of benefits Ms. Sullivan forfeited as a result of terminating employment with her former employer.

(3)

In addition to the amount shown in the table, and under the terms of Mr. Warnock's employment agreement, we agreed to provide an additional $220,000, all of which was allocated to RSUs. The additional amount was designed to replace a portion of the benefits Mr. Warnock forfeited as a result of terminating employment with his former employer.

Except as noted in the footnotes to the table above, the compensation committee applied 20 percent of an NEOs LTIP target award to stock options, 20 percent to RSUs and 60 percent to PSUs. We divided long-term compensation in this manner because we believe it provides an appropriate balance between two related but discrete goals. RSUs and stock options are designed to align the executive officer’s interests with stockholder interests, since the value of RSUs and the intrinsic value of stock options is a function of our stock price. We introduced RSUs in 2013 to reflect trends in compensation, which indicate companies' increasing use of RSUs to encourage continued employment and declining use of stock options. As explained in more detail below, the PSUs are designed to encourage long-term performance both from the standpoint of favorable stock performance in relation to the other companies in the Dow Jones U.S. Utilities Total Return Index (which we refer to below as the "Comparator Group"), and from the standpoint of specific company-wide performance measures. We chose to provide the largest percentage weighting for PSUs because we believe the greater emphasis should be on out-performing similarly situated companies and on the satisfaction of long-term operational goals.

In determining the number of shares underlying stock option grants, we used the $5.36 ($5.19 in the case of an incremental stock option granted to Ms. Story in connection with her assumption of duties as our President and Chief Executive Officer and $5.28 in the case of Ms. Sullivan and Mr. Warnock) grant date fair value per underlying share of the options, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, which we refer to below as ASC 718. In accordance with ASC 718, the grant date fair value of stock options is calculated using the closing market price of the underlying common stock and assumptions related to specified items, determined as of the grant date. Ms. Story's incremental stock option was granted on May 9, 2014, and Ms. Sullivan's and Mr. Warnock's stock options were granted on April 28, 2014, resulting in grant date fair values that differed from the grant date fair values of the stock options granted to the other NEOs (stock options were granted to the other NEOs on February 20, 2014). Mr. Sterba's stock options vested on January 1, 2015 rather than over a three year period, as is the case for the options granted to the other NEOs, which resulted in a lower grant date fair value per underlying share of $2.72 for Mr. Sterba's stock options. Based on the applicable grant date fair value, the number of shares underlying stock options was calculated as follows:

Name	LTIP Target Award Allocated to Stock Options		Number of Shares Underlying Stock Options
Susan N. Story	$238,175	(1)	44,910
Jeffry E. Sterba	$393,750		144,761
Linda G. Sullivan	$115,000		21,780
Walter J. Lynch	$153,000		28,545
Kellye L. Walker	$85,800		16,007
Loyd A. Warnock	$64,800		12,273
(1)	Includes an incremental target award allocation provided to Ms. Story upon her appointment as President and Chief Executive Officer. See "Promotion of Susan N. Story," above.

In determining the number of RSUs, we used the $44.06 ($46.45 in the case of Ms. Sullivan and Mr. Warnock, and $46.26 in the case of Ms. Story's incremental grant) grant date fair value of an RSU, calculated in accordance with ASC 718. Based on the applicable grant date fair value, the number of RSUs was calculated as follows:

Name	LTIP Target Award Allocated to RSUs		Number of RSUs
Susan N. Story	$238,175	(1)	5,322
Jeffry E. Sterba	$393,750		8,937
Linda G. Sullivan	$265,000	(2)	5,705	(2)
Walter J. Lynch	$153,000		3,473
Kellye L. Walker	$85,800		1,947
Loyd A. Warnock	$284,800	(2)	6,131	(2)

(1)	Includes an incremental target award allocation provided to Ms. Story upon her appointment as President and Chief Executive Officer. See "Promotion of Susan Story," above.
(2)

Includes additional allocations for RSUs under the terms of Ms. Sullivan's and Mr. Warnock's respective employment agreements. See "Employment Agreement with Linda G Sullivan" and "Employment Agreement with Loyd A. Warnock," above.

We based the number of shares underlying the PSUs granted to each of our NEOs on the LTIP Target Award allocated to PSUs, which, for each NEO, is shown in the table below:

Name	LTIP Target Award Allocated to PSUs
Susan N. Story	$714,550	(1)
Jeffry E. Sterba	$1,181,250
Linda G. Sullivan	$695,000	(2)
Walter J. Lynch	$459,000
Kellye L. Walker	$257,400
Loyd A. Warnock	$194,400
(1)	Includes incremental target award allocation provided to Ms. Story upon her appointment as President and Chief Executive Officer. See "Promotion of Susan N. Story," above.
(2)	Includes an additional allocation for PSUs under the terms of Ms. Sullivan's employment agreement. See "Employment Agreement with Linda Sullivan," above.

We allocated the LTIP target award for PSUs among the three separate measures shown on the following tables, which are discussed below:

Performance Measure	Weighting at Target
Total Stockholder Return	50%
Operational Efficiency Improvement	25%
Compounded EPS Growth	25%
Total	100%

The actual percentages of total PSUs granted to the NEOs with respect to the three performance measures differed from the percentage allocation of the target award. The grant date fair value of a PSU related to the total stockholder return performance measure was somewhat higher ($46.83, $50.93 for Ms. Story's incremental grant and $47.62 for Ms. Sullivan's and Mr. Warnock's grants) than the grant date fair value of a PSU related to the other two performance measures ($44.06, $46.26 for Ms. Story's incremental grant and $46.45 for Ms. Sullivan's and Mr. Warnock’s grants). Therefore, the percentage of PSUs granted with respect to each performance measure was within the following ranges; variations were almost entirely based on differences in grant dates:

Performance Measure	Range of Percentage of PSUs Granted
Total Stockholder Return	47.6% - 49.4%
Operational Efficiency Improvement	25.3% - 26.2%
Compounded EPS Growth	25.3% - 26.2%

The total number of PSUs granted to each of the NEOs is shown in the following table:

Name	Number of PSUs Granted
Susan N. Story	15,412
Jeffry E. Sterba	26,017
Linda G. Sullivan	14,778
Walter J. Lynch	10,110
Kellye L. Walker	5,669
Loyd A. Warnock	4,134

The following table provides information regarding the three performance measures related to the PSUs:

Performance Measure	How we calculate the measure	Why we use this measure
Total Stockholder Return

Based on American Water's total stockholder return, which we refer to as “TSR,” compared to the total stockholder return performance of the companies in the Comparator Group, in each case subject to a dividend adjustment factor, during the three-year performance period from January 1, 2014 through December 31, 2016. We will compare (i) the percentage increase in the average daily closing stock price for our common stock for the 20 trading days before the end of the performance period over the average daily closing stock price of our common stock for the 20 days before the beginning of the performance period to (ii) the percentage increase over the same periods in the average closing price of each of the companies in the Comparator Group. For purposes of the comparison, we assume reinvestment of dividends during the performance period.

To encourage performance that not only increases stockholder value, but increases it to an extent that compares favorably relative to the Comparator Group.
Operational Efficiency Improvement

Based on the ratio of total operation and maintenance (O&M) expense to total operating revenues for our regulated operations; the ratio is reduced as operational efficiency improves. The calculation of this measure will be based on the average of the ratio for each of 2014, 2015 and 2016.

We want to focus management on improving our overall cost structure and improving our return on equity.
Compounded EPS Growth

Based on the growth of our EPS, as reported in our audited financial statements, adjusted to exclude all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence related to the disposal of a segment of a business or related to a change in accounting principle, compounded annually over the three year period from January 1, 2014 through December 31, 2016, over the adjusted EPS of $2.20 for the year ended December 31, 2013. In addition to adjustments made to EPS as determined for purposes of the AIP, Adjusted EPS for the year ended December 31, 2013 excludes after tax loss on debt in connection with a cash tender offer on 6.085% Senior Notes due 2017.

For the same reasons as set forth with respect to EPS under the AIP description above, although we also are using the measure in connection with the LTIP to encourage a long-term focus on earnings growth.

The following tables show the actual number of PSUs to be earned, as a percentage of the target PSU award (equivalent to the number of PSUs granted) based upon our performance with regard to each of the three measures. (In actual practice, we grant two types of PSUs; one type relates to the TSR measure, while the other type relates to the other two measures, which are equally weighted. We describe the target awards with respect to each measure separately to enhance an understanding of the effect that performance with respect to each measure can have on vesting):

Total Stockholder Return

American Water TSR Ranking*	Percent of Target Award PSUs Earned*
75% or more (maximum)	85.1%
50% (target)	48.6%
25% (threshold)	12.2%
Less than 25%	0%

*	If the TSR ranking is between 25 percent and 50 percent, or between 50 percent and 75 percent, the percentage of target award PSUs earned will be adjusted proportionately.

Operational Efficiency Improvement

Ratio of Regulated Operations O&M Expense to Total Operating Revenues*	Percent of Target Award PSUs Earned*
34.0% or less (maximum)	44.9%
36.0% (target)	25.7%
38.0% (threshold)	6.4%
More than 38.0%	0%

*

If the ratio of regulated operations' O&M expense to total operating revenues is between 38.0 percent and 36.0 percent or 36.0 percent and 34.0 percent, the percentage of target award PSUs earned will be adjusted proportionately.

Compounded EPS Growth

Compounded EPS Growth*	Percent of Target Award PSUs Earned*
10.0% (maximum)	44.9%
7.0% (target)	25.7%
5.0% (threshold)	6.4%
Less than 5.0%	0%

*	If compounded EPS growth is between 5.0 percent and 7.0 percent or 7.0 percent and 10.0 percent, the percentage of target award PSUs earned will be adjusted proportionately.

Vesting of Options and PSUs

The options granted to our NEOs in 2014 terminate on December 31, 2020 (if not previously exercised or forfeited), and, with the exception of Mr. Sterba's options, vest in equal increments on January 1, 2015, 2016 and 2017. Mr. Sterba's options vested on January 1, 2015. Similarly, an NEO’s right to PSUs ultimately earned at the end of the performance period and to RSUs (other than PSUs earned and RSUs granted to Mr. Sterba and incremental RSUs granted to Mr. Warnock) vests in equal increments on January 1, 2015, 2016 and 2017. Mr. Sterba's rights to PSUs ultimately earned and to RSUs vested on January 1, 2015. The vesting provisions with regard to Mr. Sterba's awards are in accordance with the terms of his March 26, 2012 employment letter agreement. See "Executive Compensation - Employment Agreements – Jeffry E. Sterba" for further information. Mr. Warnock's 4,736 incremental RSUs vest on January 1, 2017. We believe that the vesting terms provide our continuing executive officers a meaningful incentive for continued employment.

Performance Vesting of PSUs Granted in 2012

In 2012, we granted PSUs to our executives and other employees for which the performance period ended in 2014. The number of PSUs earned was based on our performance with respect to three separate measures shown on the following table and discussed below:

Performance Measure	Weighting at Target
Total Stockholder Return	44.8%
Operational Efficiency Improvement	27.6%
Compounded EPS Growth	27.6%
Total	100.0%

We awarded two types of PSUs in 2012; one type related to the TSR measure, while the other type related to the other two measures, which were equally weighted. The payouts with respect to the two types of PSUs are addressed below.

Total Stockholder Return. This measure is based on the comparative American Water TSR, relative to the total stockholder return performance of the companies in the Dow Jones U.S. Utilities Total Return Index during the applicable performance period. The comparative TSR was computed in the same manner as the comparative TSR is computed with respect to the PSUs granted in 2014, except that the performance period for the PSUs granted in 2012 extended from January 1, 2012 through December 31, 2014.

Our TSR during the performance period was greater than 90 percent of the other companies in the Dow Jones U.S. Utilities Total Return Index Comparator Group. As a result, a number of shares equal to 175 percent of the PSUs granted with respect to this measure were issuable based upon performance vesting, as indicated in the following table:

Name	Number of PSUs Granted	Number of PSUs Performance Vested
Jeffry E. Sterba	13,318	23,308
Walter J. Lynch	5,080	8,891
Kellye L. Walker	2,949	5,161

Operational Efficiency Improvement. This measure was calculated in the same manner as described above for PSUs granted in 2014, but was calculated with respect to each of 2012, 2013 and 2014.

The average of the ratio of total operation and maintenance expense to total operating revenues for our regulated operations in 2012, 2013 and 2014 was 39.99 percent, which resulted in a performance percentage with respect to this measure of 145.5 percent of target.

Compounded EPS Growth. This measure was based on the growth of our EPS, as reported in our audited financial statements, adjusted to exclude the net impact of any impairment, compounded annually over the three year period from January 1, 2012 through December 31, 2014, over the adjusted EPS of $1.78 for the year ended December 31, 2011.

Our Compounded EPS Growth during the performance period was 10.9 percent, which resulted in a performance percentage equal to 175 percent of target.

After averaging the performance percentage with respect to the operational efficiency improvement measure and the compounded EPS growth measure, a number of shares equal to 160.25 percent of the PSUs granted with respect to the two measures were issuable based on performance vesting, as indicated in the following table:

Name	Number of PSUs Granted	Number of PSUs Performance Vested
Jeffry E. Sterba	16,455	26,369
Walter J. Lynch	6,247	10,010
Kellye L. Walker	3,627	5,812

The performance vested PSUs were paid out in shares of our stock upon certification by the compensation committee on January 16, 2015.

Perquisites

We provide limited perquisites to our executive officers, principally consisting of executive physicals. Because the efforts of our leadership team are important to our success, we believe it is important to provide an executive physical benefit. In keeping with our wellness culture, we believe providing periodic physicals for executives can help our executives detect medical conditions before they become serious.

STOCK OPTION GRANT PRACTICES

Our compensation committee makes annual stock option grants to employees, including executive officers, in February of each year. Grants are made at other times in connection with new hires and promotions. The exercise price per share for options is at least equal to the last reported sale price of our common stock on the date of grant. Moreover, we will not reprice any options without seeking stockholder approval. We believe that our stock option grant practices are appropriate and effectively address any concerns regarding “timing” of grants in anticipation of material events.

EXECUTIVE STOCK OWNERSHIP AND RETENTION REQUIREMENTS

To further emphasize the importance of linking executive and stockholder interests, the company has added stock ownership guidelines to our retention requirements that require NEOs to own American Water stock in an amount ranging from three to six times their annual base salary.  The CEO is required to hold American Water stock equal to six times her base salary until her termination; all other NEOs are required to hold equity instruments three times his or her base salary until their termination.  NEOs have five years from the date of their appointment as an executive officer to comply in good faith with these requirements.  The compensation committee recently approved a stock retention holding requirement of 50% of the net value realized on each equity award until the executive attains the above retention requirements. Absent a hardship and except with respect to grandfathered shares obtained prior to appointment, NEOs are restricted from divesting any securities if they have not complied in good faith with the ownership guidelines or with the retention requirements.

HEDGING POLICY

We have a policy that prohibits trading in our derivatives by employees and directors.  Specifically, the policy prohibits employees and directors from trading in options (other than options issued under a company plan), futures on our securities or any other security that derives its price from the price or other attributes of our securities.

ONGOING AND POST-EMPLOYMENT ARRANGEMENTS AND BENEFIT PLANS

We have several plans and arrangements that enable our NEOs to accrue retirement benefits as they continue to work for us, provide severance benefits upon certain types of termination of employment, or provide other forms of deferred compensation. Most of these plans and agreements have been adopted within the past few years, although some plans, particularly our defined benefit plans that are no longer available to new employees, were adopted some time ago. Not all plans apply to each NEO, as indicated in the discussion below.

Savings Plan for Employees of American Water Works, Inc. and Designated Subsidiaries—the “Savings Plan”

This is a tax qualified defined contribution plan available to employees of American Water, including our NEOs, and certain subsidiaries. Each of our currently employed NEOs participates in the Savings Plan . Under the Savings Plan, an employee may contribute, subject to Internal Revenue Code limitations, 50 percent of his or her base salary up to a maximum contribution of $17,500, plus, for eligible participants, $5,500 for catch-up contributions. For any NEO participant hired before January 1, 2006 who continues to be employed by us (Mr. Lynch is the only NEO in this category), the matching contribution formula is: 50 percent of a participant’s base salary contributions for the year, up to a maximum of 5 percent of the participant’s base salary. For NEO participants hired after January 1, 2006, the matching contribution formula is: (a) 100 percent for every dollar contributed up to the first 3 percent of the participant’s base salary, and (b) 50 percent on the next 2 percent of the participant’s base salary. In addition, for NEO participants hired after January 1, 2006, we make additional annual contributions equal to the sum of 5.25 percent of the participant’s base salary, subject to Internal Revenue Code limitations. We provide more generous contributions to participants hired after January 1, 2006 because they are ineligible to participate in the defined benefit pension plans described below.

Amounts credited to an employee’s account may be invested among a number of funds, and the value of a participant’s account will be increased or decreased to reflect the performance of selected investments.

American Water Works Company, Inc. Pension Plan—the “AWWPP”; American Water Works Company, Inc. Executive Retirement Plan—the “ERP”

The AWWPP is a tax-qualified defined benefit pension plan available to eligible employees who commenced employment with us prior to January 1, 2006. The AWWPP provides an annual retirement benefit based on an employee’s earnings and years of service. For executives hired prior to July 1, 2001, a grandfathered benefit is provided. Mr. Lynch participates in the AWWPP.

The ERP is a nonqualified defined benefit pension plan that provides pension benefits under the same formula as the AWWPP, but without the pay and benefit limitations that are applicable to the AWWPP under the Internal Revenue Code. Mr. Lynch participates in the ERP. We closed the AWWPP and the ERP to new employees on December 31, 2005 and replaced those plans with defined contribution plans. This action was taken for a number of reasons, including to enable us to predict fixed costs for retirement benefits on an ongoing basis. In contrast, we are subject to variable costs in connection with our defined benefit plans based on the performance of the plans’ investment portfolios.

See “Executive Compensation—2014 Pension Benefits” for further information regarding the AWWPP and the ERP.

Nonqualified Savings and Deferred Compensation Plan for Employees of American Water Works Company, Inc. and its Designated Subsidiaries—the “Deferred Compensation Plan”

This plan is a nonqualified deferred compensation plan that enables participants to defer salary and annual incentive plan awards and provides benefits to executive officers and other highly paid employees in excess of the maximum benefits that may be provided under the Savings Plan as a result of limits imposed by the Internal Revenue Code. We refer to compensation in excess of those limits as “excess compensation.” All of the currently employed NEOs participate in the Deferred Compensation Plan.

Generally, under the Deferred Compensation Plan, an executive may elect to defer up to 20 percent of salary and up to 100 percent of the award paid under the AIP. We provide matching contributions that differ depending on whether the executive was hired by us on or after January 1, 2006. For currently-serving NEOs hired after January 1, 2006 (Ms. Story, Ms. Sullivan and Mr. Warnock), we provide the matching contribution we would have made for the executive under the Savings Plan with respect to the executive’s excess compensation if the excess compensation had been taken into account under the Savings Plan. In addition, we make a defined contribution for the account of each of these executives generally equal to 5.25 percent of the sum of base salary that constitutes excess compensation and the award payable under the AIP for the relevant plan year. For Mr. Lynch, who was hired prior to January 1, 2006, our matching contribution is equal to 50 percent of salary deferrals up to a maximum of five percent of base salary; our contributions are more limited for Mr. Lynch due to his eligibility under our defined benefit pension plan. Each participant may allocate amounts credited to his or her account among several notional investments, and the value of the account will be increased or decreased to reflect deemed returns under the selected notional investments. The participant may elect to receive payment of deferred amounts in a lump sum or in annual installments, on or beginning at separation from service or a specified distribution date. See “Executive Compensation—2014 Nonqualified Deferred Compensation” for additional information.

Executive Severance Policy

Under our executive severance policy, adopted in 2008, we provide severance benefits to our NEOs. Our policy is designed to provide a clear statement of the rights of our executive officers if they are involuntarily terminated without cause. Among other things, the policy calls for 18 months for our CEO and for 12 months of salary continuation for the other NEOs, and a pro rata AIP award for the year in which the termination date occurs to the extent such payment is provided for under the terms of the applicable AIP. See “Executive Compensation—Potential Payments on Termination or Change in Control” for further information.

American Water Works Company, Inc. Nonqualified Employee Stock Purchase Plan—the “ESPP”

Under the ESPP, eligible employees, including our NEOs, are provided an opportunity to purchase our common stock at a discount of ten percent from the lower of the prevailing market price on the first day and last day of each three-month purchase period. Purchases generally are limited to $25,000 per year. We believe that, in addition to the benefit employees realize from the discount, our stockholders will benefit because the ESPP helps to more closely align the interests of our employees and our stockholders.

Change in Control Provisions in Equity Plans

Most of our compensation plans and policies do not contain change in control provisions affecting compensation of our NEOs. However, our equity awards generally vest upon a change in control of American Water. In addition, certain of our contributions to the Deferred Compensation Plan will vest upon a change in control. See “Executive Compensation—Potential Payments on Termination or Change in Control” for further information.

Recovery of Incentive Compensation

In 2010, we instituted a policy governing the recovery of incentive compensation in the event of a material restatement of our financial results under specified circumstances. As a result of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which imposes an executive compensation “clawback” requirement on public companies, and the related NYSE listing standards expected to be adopted, we anticipate that we will amend the policy to comply with these executive compensation recovery requirements.

TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility for federal income tax purposes of annual compensation paid by a publicly held corporation to its chief executive officer and other NEOs, unless certain conditions are met. At the 2015 Annual Meeting, we are proposing stockholder reapproval of the performance measures under our 2007 Omnibus Equity Compensation Plan and approval of a new plan to govern our annual incentive plan to enable performance-based awards to satisfy the deductibility requirements of Section 162(m). See Proposals 4 and 5 below.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the compensation committee has recommended to the full board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

William J. Marrazzo (Chair)

Julie A. Dobson

Paul J. Evanson

Julia L. Johnson

Ms. Dobson served on the compensation committee until May 9, 2014 and did not participate in the compensation committee's subsequent determinations.

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of our previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Risk Considerations Related to Compensation Policies and Practices

The board and compensation committee have each assessed potential risks related to our compensation policies and practices and have concluded that they are not reasonably likely to have a material adverse effect on American Water. In considering risks related to our compensation policies and practices, the board and compensation committee noted that less than 30 percent of our employees participate in any form of variable compensation and 62 percent of the participating employees have a target award that is not greater than 15 percent of base pay. Therefore, the analysis focused on our executive compensation, because a significant portion of compensation for our senior managers is performance-based. The board and compensation committee considered the following mitigating factors with respect to executive compensation:

•

Factors mitigating risks relating to short-term incentives—Short-term incentives, available through the AIP, comprised only a limited portion of total compensation (in the case of Ms. Story, her 2014 AIP target award was approximately 25 percent of direct compensation); company-wide and individual targets were dispersed among a variety of financial and non-financial goals; maximum awards are capped at 200 percent of target; and the compensation committee has broad discretion in determining the amount of AIP awards.

•

Factors mitigating risks related to long-term incentives—The three year vesting and performance periods applicable to our long-term incentive compensation require a long-term executive focus; annual grants of long-term awards result in overlapping vesting and performance periods, which reduces risks that executives will focus only on one performance or vesting period; executives are discouraged from seeking short-term increases in stock prices in connection with stock option exercises because stock options comprise only a portion of our equity compensation and the rest of our equity compensation is based on long-term performance; and our equity compensation is subject to our Stock Retention Program, described above under “Executive Stock Retention Requirements” and our newly instituted stock ownership guidelines for executives described earlier.

EXECUTIVE COMPENSATION

2014 Summary Compensation Table

The following table sets forth information regarding the compensation of our Chief Executive Officer, our former Chief Executive Officer, our Chief Financial Officer and each of the persons who were the three other most highly paid executive officers in 2014.

Name and Principal Position	Year	Salary(3)	Bonus	Stock Awards (4)	Option Awards (5)	Non-Equity Incentive Plan Compensation (6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (7)	All Other Compensation (8)	Total
Susan N. Story	2014	$637,174	-	$952,736	$238,174	$587,243	-	$150,520	$2,565,847
President and Chief Executive Officer (Former Senior Vice President and Chief Financial Officer (1))	2013	$390,959	-	$2,189,650	$160,497	$420,911	-	$137,942	$3,299,959
Jeffry E. Sterba	2014	$488,321	-	$1,575,008	$393,750	$488,254	-	$231,829	$3,177,162
Former President and Chief	2013	$778,854	-	$1,500,032	$374,998	$826,088	-	$216,167	$3,696,139
Executive Officer	2012	$732,695	-	$1,124,988	$750,002	$970,500	-	$209,530	$3,787,715
Linda Sullivan	2014	$300,764	-	$959,973	$114,998	$340,871	-	$94,878	$1,811,484
Senior Vice President and Chief Financial Officer (2)
Walter J. Lynch	2014	$521,531	-	$612,043	$153,001	$391,834	$451,509	$84,542	$2,214,460
President and Chief Operating	2013	$506,534	-	$593,983	$148,497	$405,806	$77,835	$94,562	$1,827,217
Officer of Regulated Operations	2012	$493,846	-	$426,305	$284,201	$448,371	$369,850	$46,437	$2,069,010
Kellye L. Walker	2014	$393,840	-	$343,173	$85,798	$226,592	-	$90,557	$1,139,960
Former Senior Vice President,	2013	$388,267	-	$336,625	$84,152	$225,011	-	$100,868	$1,134,923
General Counsel and Secretary	2012	$380,765	-	$247,493	$165,001	$272,225	-	$62,005	$1,127,489
Loyd Warnock	2014	$235,389	$440,000	$479,197	$64,801	$177,845	-	$22,495	$1,419,727
Senior Vice President External Affairs, Communications and Public Policy (2)

(1)	Ms. Story served as our Senior Vice President and Chief Financial Officer from April 1, 2013 until she became our Chief Executive Officer on May 9, 2014.
(2)

Ms. Sullivan received an additional equity award under our 2014 LTIP of $500,000 in her employment agreement.  Mr. Warnock received a $220,000 sign on cash bonus and $220,000 in Restricted Stock Units which vest on January 1, 2017.

(3)

The following officers deferred a portion of their salary under our Nonqualified Savings and Deferred Compensation Plan as follows: Ms. Story  $123,020, Mr. Sterba $137,321, Mr. Lynch $77,088 and Ms. Walker $30,493.

(4)

The amounts shown in this column reflect the grant date fair value of the performance stock units (“PSUs”) and, beginning in 2014, the aggregate grant date fair value of PSUs and restricted stock units (“RSUs”) granted to the named executive officers:

The grant date fair value of PSUs and RSUs granted in 2014 are as follows:

	PSUs	RSUs
Susan N. Story	$714,554	$238,182
Jeffrey E. Sterba	$1,181,244	$393,764
Linda Sullivan	$694,976	$264,997
Walter J. Lynch	$459,023	$153,020
Kellye L. Walker	$257,388	$85,785
Loyd Warnock	$194,412	$284,785

With respect to the PSUs, the amounts disclosed in the table above represent the grant date fair value based upon the target outcome of the performance conditions, determined at the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation-Stock Compensation,” which we refer to as “FASB ASC Topic 718.” The following table shows the value of the PSU awards at the grant date, assuming the highest level of performance was achieved:

Name	Year	Grant Date Fair Value
Susan N. Story	2014	$1,250,470
	2013	$842,671
Jeffry E. Sterba	2014	$2,067,177
	2013	$1,968,785
	2012	$1,968,729
Linda Sullivan	2014	$1,216,208
Walter J. Lynch	2014	$803,290
	2013	$779,613
	2012	$746,034
Kellye L. Walker	2014	$450,429
	2013	$441,837
	2012	$433,113
Loyd Warnock	2014	$340,221

See Note 8: Stockholders’ Equity in the notes to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for the assumptions that were made in determining grant date fair values of the PSU and RSU awards.

(5)

The amounts shown in this column reflect the grant date fair value of stock options granted to the named executive officers, determined in accordance with FASB ASC Topic 718. See Note 8: Stockholders’ Equity in the notes to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for the assumptions that were made in determining grant date fair values of the stock options.

(6)

The amounts shown in this column for 2014 constitute the payments for the 2014 AIP, which was paid in March, 2015. The amounts shown in this column for 2013 represent the payment for the 2013 AIP, which was paid in March, 2014. The amounts shown in this column for 2012 represent the payment for the 2012 AIP, which was paid in March, 2013.

(7)

The amounts shown in this column reflect the aggregate changes in the actuarial present values of the named executive officer’s accumulated benefits under our qualified and nonqualified defined benefit pension plans from the pension plan measurement date used for our audited financial statements, to the pension plan measurement date used for our audited financial statements. For further information on the pension plans, see “2014 Pension Benefits,” below. In addition, because there were no above-market earnings on the named executive officers’ deferred compensation, no amounts of deferred compensation are required to be shown in this column, pursuant to rules of the SEC.

(8)	The following table shows the components of the amounts listed in the 2014 “All Other Compensation” column for each named executive officer:

Name	401 (k) Company Match	401 (k) Defined Contribution Company Match Account (a)	Company Contributions to Deferred Contribution Plan (b)	Executive Perquisite Executive Physical	Dividend Equivalents (c)	Company Paid Life Insurance	Relocation	Total All Other Comp
Susan N. Story	$10,400	$13,650	$89,209	$—	$36,839	$422	$—	$150,520
Jeffry E. Sterba	$10,400	$13,650	$66,283	$3,700	$137,374	$422	$—	$231,829
Linda Sullivan	$7,077	$13,650	$17,896	$—	$—	$246	$56,009	$94,878
Walter J. Lynch	$6,336	$—	$6,538	$—	$71,246	$422	$—	$84,542
Kellye L. Walker	$10,400	$13,650	$21,444	$3,292	$41,349	$422	$—	$90,557
Loyd Warnock	$554	$12,358	$9,337	$—	$—	$246	$—	$22,495

(a)

The Defined Contribution Match Account is an account in our 401(k) plan to which American Water contributes 5.25% of each eligible employee’s total cash compensation (which includes base pay and annual incentive plan payouts), subject to Internal

Revenue Code limits on compensation that may be taken into account. Only employees hired on or after January 1, 2006 are eligible for this contribution.
(b)

The amounts in this column represent matching contributions that the Company has made to the named executive officers’ accounts in our Nonqualified Savings and Deferred Compensation Plan. For further information on this plan, see “2014 Nonqualified Deferred Compensation” below.

(c)

Dividend equivalents are paid in cash, with respect to PSUs and RSUs, at such time, if ever, as the PSUs or RSUs are converted to American Water common stock. PSU and RSU dividend equivalents were paid out in 2014.

Employment Agreements

We have employment agreements with Mses. Story and Sullivan and Mr. Warnock, the terms of which, including terms relating to retirement or other termination of employment, are summarized in the Compensation Discussion and Analysis above.

2014 Grants of Plan-Based Awards

The following table provides certain information regarding plan-based awards granted to our named executive officers during the fiscal year ended December 31, 2014:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	All Other Option Awards: Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards ($)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Target	Maximum	Threshold	Target	Maximum
Susan N. Story
Annual Incentive Plan		$594,414	$1,200,834
Options	2/20/2014							29,944	$44.06	$160,500
PSU	2/20/2014			1,285	5,141	8,997				$240,753
PSU	2/20/2014			1,366	5,464	9,562				$240,744
RSU	2/20/2014						3,643			$160,511
Options	5/9/2014							14,966	$46.26	$77,674
PSU	5/9/2014			572	2,288	4,004				$116,528
PSU	5/9/2014			630	2,519	4,408				$116,529
RSU	5/9/2014						1,679			$77,671
Jeffry E. Sterba
Annual Incentive Plan		$468,125	$936,250
Options	2/20/2014							144,761	$44.06	$393,750
PSU	2/20/2014			3,153	12,612	22,071				$590,620
PSU	2/20/2014			3,351	13,405	23,459				$590,624
RSU	2/20/2014						8,937			$393,764
Linda Sullivan
Annual Incentive Plan		$345,000	$690,000
Options	4/28/2014							21,780	$46.45	$114,998
PSU	4/28/2014			1,824	7,297	12,770				$347,483
PSU	4/28/2014			1,870	7,481	13,092				$347,492
RSU	4/28/2014						5,705			$264,997
Walter J. Lynch
Annual Incentive Plan		$393,750	$787,500
Options	2/20/2014							28,545	$44.06	$153,001
PSU	2/20/2014			1,225	4,901	8,577				$229,514
PSU	2/20/2014			1,302	5,209	9,116				$229,509
RSU	2/20/2014						3,473			$153,020
Kellye L. Walker
Annual Incentive Plan		$217,250	$434,500
Options	2/20/2014							16,007	$44.06	$85,798
PSU	2/20/2014			687	2,748	4,809				$128,689
PSU	2/20/2014			730	2,921	5,112				$128,699
RSU	2/20/2014						1,947			$85,785
Loyd Warnock
Annual Incentive Plan		$180,000	$360,000
Options	4/28/2014							12,273	$46.45	$64,801
PSU	4/28/2014			510	2,041	3,572				$97,192
PSU	4/28/2014			523	2,093	3,663				$97,220
RSU	4/28/2014						6,131			$284,785

(1)

These columns present target and maximum annual incentive plan payout opportunities. The actual payments that were made under the annual incentive plan for 2014 performance are shown in the 2014 Summary Compensation Table. There is no specified minimum award for participants in the annual incentive plan and therefore we did not include a column in the table for the threshold amount of such award. For further information on the annual incentive plan, see “Compensation Discussion and Analysis—2014 Compensation—Annual Incentive Compensation.”

(2)

These columns present threshold, target and maximum payout opportunities with respect to our performance stock units. For further information on the Long Term Incentive Plan, under which the performance stock units were granted, see “Compensation Discussion and Analysis—2014 Compensation—Long Term Incentive Compensation.”

(3)

This column reflects grants of restricted stock units. For further information on the Long Term Incentive Plan, under which the restricted stock units were granted, see “Compensation Discussion and Analysis – 2014 Compensation – Long Term Incentive Compensation.”

(4)

These columns reflect grants of stock options and their respective exercise prices. For further information on the Long Term Incentive Plan, under which the stock options were granted, see “Compensation Discussion and Analysis—2014 Compensation—Long Term Incentive Compensation.”

(5)

This column represents the grant date fair values of the performance stock units, restricted stock units and stock options, determined in accordance with FASB ASC Topic 718. See footnotes (4) and (5) to the 2014 Summary Compensation Table for additional information.

2014 Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by our named executive officers at December 31, 2014.

		Option Awards				Stock Awards (PSUs only)
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3)
Susan N. Story
	4/1/2013	9,485	18,972	$41.27	12/31/2019	15,093	$804,457	11,868	$632,564
	2/20/2014		29,944	$44.06	12/31/2020	3,643	$194,172	10,605	$565,247
	5/9/2014		14,966	$46.26	12/31/2020	1,679	$89,491	4,807	$256,213
Jeffry E. Sterba
	2/23/2012	58,919	29,461	$34.12	12/31/2018			21,522	$1,147,123
	4/02/2012	22,801	11,401	$34.35	12/31/2018			8,251	$439,778
	2/21/2013	34,786	34,787	$39.45	12/31/2019	4,753	$253,335	28,304	$1,508,603
	2/20/2014		144,761	$44.06	12/31/2020	8,937	$476,342	26,017	$1,386,706
Linda Sullivan
	4/28/2014		21,780	$46.45	12/31/2020	5,705	$304,077	14,778	$787,667
Walter J. Lynch
	2/23/2012	31,009	15,505	$34.12	12/31/2018			11,327	$603,729
	2/21/2013	8,389	16,780	$39.45	12/31/2019	2,510	$133,783	11,208	$597,386
	2/20/2014		28,545	$44.06	12/31/2020	3,473	$185,111	10,110	$538,863
Kellye L. Walker
	2/23/2012	5,903	9,002	$34.12	12/31/2018			6,576	$350,501
	2/21/2013	4,754	9,509	$39.45	12/31/2019	1,422	$75,793	6,352	$338,562
	2/20/2014		16,007	$44.06	12/31/2020	1,947	$103,775	5,669	$302,158
Loyd Warnock
	4/28/2014		12,273	$46.45	12/31/2020	6,131	$326,782	4,134	$220,342

(1)

The options granted in 2012, 2013 and 2014 (other than the options granted to Mr. Sterba on February 21, 2013 and February 20, 2014) vest in equal increments on January 1 of each of the three years next following the year in which the options were granted. The options granted to Mr. Sterba on February 21, 2013 vest in equal increments on January 1, 2014 and January 1, 2015.  The options granted to Mr. Sterba on February 20, 2014 vest on January 1, 2015.

(2)

This column reflects restricted stock units granted as described under “Compensation Discussion and Analysis—2014 Compensation—Long Term Incentive Plan,” that are not subject to performance conditions and will time-vest in equal increments on January 1, 2015, 2016 and 2017, subject to continued employment through such date, except as noted in the following sentence. The restricted stock units held by Mr. Sterba will time vest in equal installments on January 1, 2014 and 2015, and 37,500 restricted stock units held by Ms. Story will time vest in equal installments on April 1, 2014, October 1, 2014 and April 1, 2015.

(3)	The market value of the restricted stock units and performance-based stock units is based on the $53.30 closing price of our common stock on December 31, 2014, as reported by the NYSE.
(4)

This column reflects performance stock units granted as described under “Compensation Discussion and Analysis—2014 Compensation—Long Term Incentive Plan,” that are subject to performance conditions and, to the extent performance conditions have been satisfied, time-vest in equal increments on January 1, 2015, 2016 and 2017, subject to continued employment through such date. The number of shares disclosed in this column represents the amount that performance vests if target performance is achieved.

2014 Option Exercises and Stock Vested

The following table provides information regarding the exercise of stock options and vesting of restricted stock units held by our named executive officers at December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized On Exercise(1)	Number of Shares Acquired on Vesting	Valued Realized on Vesting(2)
Susan N. Story	—	—	26,296	$1,220,519
Jeffry E. Sterba	25,000	$730,674	49,967	$2,107,084
Linda Sullivan	—	$—	—	$—
Walter J. Lynch	45,414	$1,147,772	25,048	$1,056,149
Kellye L. Walker	30,701	$562,110	14,525	$612,445
Loyd Warnock	—	$—	—	$—

(1)	Based on the difference between the market value of the underlying common stock at exercise and the exercise price of the options.
(2)	Based on the closing share price on the date the applicable share units vested.

2014 Pension Benefits

American Water Works Company, Inc. Pension Plan

The American Water Works Company, Inc. Pension Plan, which we refer to as the “AWWPP,” is a qualified pension plan that provides for a pension benefit equal to 1.6% of final average pay multiplied by years of service. Final average pay is defined for purposes of the plan as the average sum of base pay plus annual incentive payout for the highest 60 months out of the final 120 months of employment. For executives hired prior to July 1, 2001, a grandfathered benefit is provided. Normal retirement is defined as age 65, and early retirement eligibility is satisfied when an employee’s age is at least 55 and the employee has attained a service requirement that varies based on whether the employee is in a grandfathered group and, if so, the location of such group. Benefits vest in the AWWPP upon completion of five years of service. Our named executive officer who participates in the plan is vested in his pension benefit. The normal form of payment is a single life annuity for single participants and a 50% joint and survivor annuity for married participants. The 50% joint and survivor annuity benefit amount is determined to be actuarially equivalent to the single life annuity amount. There is a reduction in benefits for early retirement for participants other than those who retire at age 62 or older with specified service levels, such as 20 years of service for someone who is age 62.

American Water Works Company, Inc. Executive Retirement Plan

The American Water Works Company, Inc. Executive Retirement Plan, which we refer to as the ERP, is a nonqualified defined benefit pension plan that provides benefits under the same formula as the AWWPP, but without the pay and benefit payment limitations that are applicable to the AWWPP under the Internal Revenue Code and including deferred compensation in calculating the final average pay. The ERP also provides a minimum benefit in accordance with provisions of former executive retirement plans that American Water sponsored, the American Water Works Company, Inc. Supplemental Executive Retirement Plan and Supplemental Retirement Plan, which we refer to as the SERP and SRP, respectively. Mr. Lynch who participates in this nonqualified pension plan is entitled to the greater of the benefits determined pursuant to the restoration formula under the ERP and the benefits determined pursuant to his prior nonqualified plan formulas. Mr. Lynch participates in the restoration provisions of the ERP and is vested in this nonqualified pension benefit.  Upon retirement, nonqualified plan benefits are payable as lump sums unless the participant has elected an alternate form of payment pursuant to the regulations under Section 409A of the Internal Revenue Code. Mr. Lynch will receive his benefits as a lump sum. Upon voluntary termination of employment prior to eligibility for early or normal retirement, nonqualified benefits are payable as deferred (to age 65) annuities or lump sum equivalents of such deferred annuities. All nonqualified plan lump sums are calculated as the present value of deferred or immediate single life annuities.

Name	Plan Name	Number of Years Accredited Service	Present value of Accumulated Benefit(3)	Payments During Last Fiscal Year
Susan N. Story	N/A(1)	N/A	N/A	N/A
Jeffry E. Sterba	N/A(1)	N/A	N/A	N/A
Linda Sullivan	N/A(1)	N/A	N/A	N/A
Walter J. Lynch(2)	AWW Inc. Executive Retirement Plan	10.04	$1,027,076	N/A
	AWW Co. Pension Plan	10.04	$401,241	N/A
Kellye L. Walker	N/A(1)	N/A	N/A	N/A
Loyd Warnock	N/A(1)	N/A	N/A	N/A

(1)	Since Ms. Story, Mr. Sterba, Ms. Sullivan, Ms. Walker and Mr. Warnock were hired after 2005, they do not participate in our defined benefit plans.
(2)	At the time Mr. Lynch’s age plus credited service exceed 70, he also becomes eligible for a subsidized early retirement benefit payable as an annuity under the provisions of the plans.
(3)

Amounts shown reflect the present value of Mr. Lynch’s accumulated benefit as of December 31, 2014. All amounts for the pension plans were determined using the same interest and mortality assumptions as those used for financial reporting purposes. The following assumptions were used to calculate pension values at the following measurement dates: (for purposes of the column titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the “2014 Summary Compensation Table”):  In 2013, for discounting annuity payments a discount rate of 5.12% and mortality table of RP2000, sex distinct with no collar adjustments and for calculating lump sums, an interest rate of 5.12% and the RP2000 static unisex table prescribed by Internal Revenue Code 417 (e) for 2013.  In 2014, for discounting annuity payments  a discount rate of 4.24% and mortality table of RP2014 projected using Scale BB2-D generational and for calculating lump sums, an interest rate of 4.24% and the RP2000 static unisex table prescribed by Internal Revenue Code 417 (e) for 2014.

For further information on American Water’s defined benefit pension plans, see “Potential Payments on Termination or Change in Control,” below.

2014 Nonqualified Deferred Compensation

All the named executive officers participate in the Nonqualified Savings and Deferred Compensation Plan for Employees of American Water Works Company, Inc. and its Designated Subsidiaries. For the named executive officers, the deferred compensation plan permits the deferral of up to 20% of base salary and up to 100% of bonus each year on a tax-favored basis. It also provides for annual matching contributions determined by the following formula for named executive officers hired on or after January 1, 2006 (Mses. Story and Sullivan and Mr. Warnock): (a) the sum of (i) 100% of a participant’s voluntary deferrals for the year, up to a maximum of 3% of the sum of the participant’s base salary and bonus and (ii) 50% of a participant’s voluntary deferrals for the year, up to a maximum of the next 2% of the sum of the participant’s base salary and bonus, less (b) the maximum amount of matching contributions that the participant is eligible to receive under the 401(k) plan for the year. For named executive officers hired before January 1, 2006 (Mr. Lynch is the only NEO in this category), the matching contribution formula is: (a) 50% of a participant’s base salary deferrals for the year, up to a maximum of 5% of the participant’s base salary, less (b) the maximum amount of matching contributions that the participant is eligible to receive under the 401(k) plan for the year. In addition, we make additional annual contributions for named executive officers hired on or after January 1, 2006, equal to the sum of (a) 5.25% of the participant’s base salary in excess of the dollar limitation in effect under Section 401(a)(17) of the Internal Revenue Code with respect to the year and (b) 5.25% of the participant’s bonus. Participants’ deferred compensation accounts are credited with returns in accordance with the deemed investment options elected by the participant. Participants are immediately vested in all contributions to the plan, except for the 5.25% annual contributions, which vest at the earliest of (i) completion of five years of service, (ii) attainment of age 65, (iii) death, or (iv) a change in control. Under the terms of the December 12, 2013 amendment to Mr. Sterba’s employment letter agreement, effective January 1, 2015 or as soon thereafter as administratively possible, we will fully vest the 5.25 percent annual contributions credited to Mr. Sterba’s account for each of the 2011-2014 plan years. Participants may elect to receive their account balances at any of the following times: (i) separation from service or (ii) a specified distribution date, if earlier, a change in control, and may elect any of the following forms for distribution of their accounts: (i) lump sum or (ii) annual installments paid over a period of between two and 10 years. None of the named executive officers had any withdrawals from the plan in 2014. Mr, Lynch had a distribution in 2014.

Name	Executive Contributions in Last Fiscal Year (1)	Registrant Contributions in Last Fiscal Year (2)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year (3)
Susan N. Story	$710,263	89,209	$4,575	_	$826,144
Jeffry E. Sterba	$217,990	$66,283	$26,174	$—	$1,035,767
Linda Sullivan	$—	$17,896	$—	$—	$17,896
Walter J. Lynch	$—	$—	$29,295	$(64,800)	$593,944
Kellye L. Walker	$31,002	$21,444	$7,941		$220,082
Loyd Warnock	$—	$9,377		$—	$9,377

(1)	The following amounts in this column are also reported as compensation to the named executive officers in the 2014 Summary Compensation Table in the columns indicated:

Named Executive Officer	Salary	Non Equity Incentive Plan Compensation
Susan N. Story	$123,020	$587,243
Jeffry E. Sterba	$95,926	$122,064
Linda Sullivan	$—	$—
Walter J. Lynch	$36,507	$39,183
Loyd Warnock	$—	$—
Kellye L. Walker	$19,692	$11,330
(2)	The amounts in this column are also reported as compensation to the named executive officers in the 2014 Summary Compensation Table in the “All Other Compensation” column.
(3)

The following amounts were reported in the Summary Compensation Table in previous years as compensation to the listed named executive officers:  Ms. Story $22,098;  Mr. Sterba $725,321; Mr. Lynch $547,220;  Ms. Walker $159,676.

Potential Payments on Termination or Change in Control

This section describes the potential payments that would have been made to the named executive officers upon various types of terminations of employment or a change in control of American Water on December 31, 2014.

Executive Severance Policy. Our executive severance policy provides severance benefits to executives whose employment is involuntarily terminated by American Water for reasons other than cause. The determination of whether an executive’s employment is terminated for cause will be made at the sole discretion of the board of directors of American Water. Under the policy, our CEO will receive 18 months and other NEOs will receive 12 months of their base salary, in the form of base salary continuation. As noted below under “Severance Terms in Jeffry E. Sterba’s Employment Letter Agreement and Amendment to Employment Letter Agreement,” Mr. Sterba’s employment letter provides that, notwithstanding the terms of the executive severance policy, he would be entitled to 18 months of base salary. Eligible executives are entitled to continued health, dental and vision coverage based on their years of service, in the amount of eight weeks of coverage for less than five years of service, 12 weeks of coverage for at least five years but less than 10 years of service and 16 weeks of coverage for 10 or more years of service. They are also entitled to life insurance coverage and continued participation in the employee assistance plan for the number of months of their severance benefits, as well as 12 months of outplacement services. In order to receive severance benefits under the executive severance policy, an executive must sign a release and waiver of any claims against American Water and agree to certain restrictive covenants. Severance benefits payable under the severance policy will be offset and reduced by any other severance benefits payable under any employment agreement or otherwise.

Severance Terms in Jeffry E. Sterba’s Employment Letter Agreement and Amendment to the Employment Letter Agreement Mr. Sterba’s employment letter agreement with us, dated March 26, 2012, provides that, in the event we terminate Mr. Sterba’s employment without “cause” (as defined in the agreement) or he terminates employment with us for “good reason” (as defined in the agreement),

•

Mr. Sterba will be entitled to receive 18 months base salary, payable in installments, and will continue to receive health, dental and vision coverage in accordance with our executive severance policy.

•

The option term of options to purchase 25,000 shares previously granted to Mr. Sterba in August 2010 will be extended to the earlier of two years from his termination or the end of the seven year term of the options.

•

All outstanding PSUs and options granted to him in 2012, 2013 and 2014 will fully time-vest (and the option term will be extended to the earlier of two years from his termination or the end of the stated term of such options). Time-vesting also will be accelerated in the event of his death or disability. (Each PSU grant will remain subject to performance-vesting criteria based upon our performance during the applicable three year performance period.)

To the extent the terms of the LTIP and related grants provide more favorable vesting provisions than those set forth above, the terms of the LTIP and related grants will control.

“Good reason” is defined as meaning any of the following events occurring without Mr. Sterba’s consent: Mr. Sterba ceases to be our Chief Executive Officer other than in connection with the appointment by the board of directors during 2014 or thereafter of a new Chief Executive Officer; Mr. Sterba ceases to be a member of the board of directors; any material breach by us of any of the terms and conditions of the 2013 Employment Agreement; Mr. Sterba is required to relocate his office to a location more than 50 miles from its current location in Voorhees, New Jersey; Mr. Sterba’s duties as Chief Executive Officer are diminished or altered in any way to his material detriment other than in connection with the appointment during 2014 or thereafter of a new Chief Executive Officer; or Mr. Sterba’s compensation or benefits are diminished or altered in any way to his material detriment.

We amended Mr. Sterba’s employment letter agreement on December 12, 2013. Under the amendment Mr. Sterba agreed that he will not be entitled to any payments under the executive severance policy upon termination of his employment on January 1, 2015. In addition, effective January 1, 2015 and as soon thereafter as administratively practicable, we will fully vest employer defined contributions credited to Mr. Sterba’s account under the Nonqualified Savings and Deferred Compensation Plan for each of the 2011-2014 plan years. For further information on the amendment, see “Executive Compensation—Employment Agreements—Jeffry E. Sterba,” above.

Severance Agreement with Kellye Walker

On January 6, 2015 we entered into a severance agreement and general release with Ms. Walker. The severance agreement provided for a severance payment and payment for her provision of consulting services over the six month period following termination of her employment, and specified the calculation of her entitlements under the AIP (Ms. Walker's payout under the AIP is described under "2014 Compensation – Annual Incentive Plan").

Deferred Compensation Plans. Our deferred compensation plan for employees is described above under “2014 Nonqualified Deferred Compensation.” This Section describes the payments that would be made under that plan upon various types of termination. Since employees are immediately vested in all contributions to the plan other than our annual 5.25 percent contributions, they would receive their full account balances, less the portion of their balances attributable to such 5.25 percent contributions, upon any termination of employment other than for cause. Because participants other than Mr. Sterba do not vest in our 5.25 percent contributions until completion of five years of service, attainment of age 65, change in control or death, participants whose employment terminates before any such events would not receive amounts attributable to such contributions, and participants whose employment terminates after any such events would receive such amounts. Mr. Sterba will vest in our 5.25 percent annual contributions for each of the 2011-2014 plan years on January 1, 2015 or as soon thereafter as administratively possible. Upon a termination for cause, all employer contributions to the deferred compensation plan would be forfeited by the participants but participants would still be entitled to their elective deferrals. Payments of vested amounts will be made at the time and in the form elected by the participant, except that a lump-sum distribution of vested amounts will be paid upon death. Amounts shown in the table are the values each named executive officer would have been entitled to given a termination on December 31, 2014.

Defined Benefit Plans. Our retirement plans are described above under “2014 Pension Benefits.” This section describes the payments that would be made under the retirement plans upon various types of termination of employment.

Voluntary termination—Despite being ineligible for retirement, Mr. Lynch would have been entitled to benefits from the AWWPP and the ERP, upon voluntary termination at December 31, 2014. Mr. Lynch’s annual AWWPP benefit, payable as a 50 percent joint and survivor annuity beginning at age 65, is $32,519. Mr. Lynch will receive his ERP benefit as a lump sum.

Involuntary termination without cause—Under the AWWPP and the nonqualified plan benefits payable upon a termination of employment without cause are in the same amount, have the same timing and are in the same form as those payable upon a voluntary termination for Mr. Lynch.

Involuntary termination without cause following a change in control—Upon an involuntary termination of employment without cause resulting from a change in control, AWWPP and nonqualified plan benefits are in the same amount, have the same timing and are in the same form as those payable upon a voluntary termination for Mr. Lynch.

Termination for cause—In the case of termination for cause, benefits payable from the AWWPP and from the nonqualified plan are in the same amount, have the same timing and are in the same form as those payable upon a voluntary termination for Mr. Lynch.

Disability —Benefits payable upon a termination of employment as a result of a disability are determined under the AWWPP and the nonqualified plan in the same manner as benefits payable upon early retirement, except that disability benefits are payable immediately and without reduction for early commencement. AWWPP benefits are payable as annuities; nonqualified plan disability benefits are payable as lump sums unless the participant has elected an alternate form of payment. Mr. Lynch, who has completed the required 10 years of service, qualifies for disability benefits.

Death —If Mr. Lynch had died on December 31, 2014, his surviving spouse or named beneficiary would have received benefits under the AWWPP and the ERP calculated as if he had survived to age 55 and elected a 100 percent joint and survivor annuity. The benefit under the AWWPP would have been payable to him as an annuity beginning at his 55th birthday based on the age 55 early retirement factor, the age 55 100 percent joint and survivor factor (where the survivor’s age is what it would be on his 55th birthday) and using service as of the date of death. The benefit under the ERP would have been paid to Mr. Lynch as the immediate lump-sum equivalent of an annuity determined in the same manner as under the AWWPP.

For purposes of reporting these benefits in the termination tables, we assumed that Mr. Lynch was married and his spouse was the same age as Mr. Lynch.

Omnibus Equity Compensation Plan Awards. Vesting of our stock option, performance share unit and restricted stock unit awards under our 2007 Omnibus Equity Compensation Plan will be accelerated as follows:

•	All stock options will vest in full upon a holder’s death or disability, or upon a change in control.
•

Upon a change in control, the performance share units will vest with respect to the tranches of performance share unit awards that have time-vested, based upon the assumption that target performance is achieved. Upon death or disability, the performance share units will performance-vest with respect to the tranches of performance share unit awards that already have time-vested, based upon actual performance as determined at the end of the performance period.

•	All unvested restricted stock units for NEOs will be immediately forfeited upon a change in control or death or disability.

As described above under “Severance Terms in Jeffrey E. Sterba’s Employment Letter Agreement and Amendment to Employment Letter Agreement,” Mr. Sterba’s employment letter agreement provides that options and PSUs we grant to him in 2012, 2013 and 2014 will fully time-vest upon our termination of his employment without cause or termination by Mr. Sterba for good reason. All the named executive officers’ options time-vest upon death or disability, and time-vest on a prorated basis upon retirement (based on the portion of the vesting period completed prior to retirement).

Quantifications of Potential Payments on Termination or Change in Control

The following table quantifies the potential payments and benefits to which the named executive officers would have been entitled if one of several different termination of employment or change in control events occurred on December 31, 2014.  The amounts shown in the table do not include certain payments and benefits to the extent they are provided on a non-discriminatory basis to non-union employees generally upon a termination of employment, including accrued salary and vacation pay, 401(k) plan benefits, continued health and welfare coverage following an involuntary termination of employment and coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA).  All employees are also entitled to life insurance benefits of up to 1.5 times base salary, up to a maximum amount of $200,000, if death occurs while actively employed.

With regard to all options and restricted stock units subject to time-based vesting at December 31, 2014, the assumed values of the awards are shown in the table in the applicable columns. With regard to performance stock units that remain subject to performance-based vesting following the acceleration of service-based vesting, we have assumed that shares will be issued in respect of the performance stock units based on target performance, and that dividend equivalents will continue to accrue through the duration of the applicable performance period. The value of each stock option as to which vesting is accelerated is assumed to be equal to the product of the number of shares underlying the option multiplied by the difference between the exercise price per share and $53.30, the closing price of our common stock as reported on the NYSE Composite Tape on December 31, 2014. For restricted stock units and performance stock units, the value shown in the table is based on the number of restricted stock units or performance stock units multiplied by the $53.30 closing price on December 31, 2014. In addition, the value of accumulated dividends (and, for awards that remain subject to performance conditions through the end of the performance period, expected dividends for the remainder of the performance period) was included.

Name	Benefit	Voluntary Termination	Early Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause Following a Change in Control	Disability	Death	Change in Control (1)
Susan N. Story	Cash Severance	$—	$—	$1,750,000	$—	$—	$1,750,000	$—	$—	$—
	Outplacement Services	$—	$—	$15,000	$—	$—	$—	$—	$—	$—
	Deferred Compensation Benefits	$152,230	$152,230	$152,230	$152,230	$—	$184,581	$152,230	$184,581	$184,581
	Nonqualified Pension Benefits	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Qualified Pension Benefits	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Life Insurance and Employee Assistance Program	$—	$—	$662	$—	$—	$662	$—	$—	$—
	Options	$—	$—	$—	$—	$—	$610,276	$610,276	$610,276	$610,276
	Performance Stock Units	$—	$—	$—	$—	$—	$2,268,950	$224,028	$224,028	$2,268,950
	Total	$152,230	$152,230	$1,917,892	$152,230	$—	$4,814,469	$986,534	$1,018,885	$3,063,807

Name	Benefit	Voluntary Termination	Early Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause Following a Change in Control	Disability	Death	Change in Control (1)
Jeffry E. Sterba	Cash Severance	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Outplacement Services	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Deferred Compensation Benefits	$600,753	$600,753	$600,753	$600,753	$—	$868,540	$600,753	$868,540	$868,540
	Nonqualified Pension Benefits	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Qualified Pension Benefits	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Life Insurance and Employee Assistance Program	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Options	$—	$—	$2,600,503	$2,600,503	$—	$2,600,503	$2,600,503	$2,600,503	$2,600,503
	Performance Stock Units	$—	$—	$5,554,298	$5,554,298	$—	$5,419,009	$5,554,298	$5,554,298	$5,419,009
	Total	$600,753	$600,753	$8,755,554	$8,755,554	$-	$8,888,052	$8,755,554	$9,023,341	$8,888,052

Name	Benefit	Voluntary Termination		Early Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause Following a Change in Control	Disability	Death	Change in Control (1)
Linda Sullivan	Cash Severance	$—		$—	$805,000	$—	$—	$805,000	$—	$—	$—
	Outplacement Services	$—		$—	$12,000	$—	$—	$—	$—	$—	$—
	Deferred Compensation Benefits	$—		$—	$—	$—	$—	$—	$—	$—	$—
	Nonqualified Pension Benefits	$—		$—	$—	$—	$—	$—	$—	$—	$—
	Qualified Pension Benefits	$—		$—	$—	$—	$—	$—	$—	$—	$—
	Life Insurance and Employee Assistance Program	$—		$—	$441	$—	$—	$441	$—	$—	$—
	Options	$—		$—	$—	$—	$—	$149,193	$149,193	$149,193	$149,193
	Performance Stock Units	$—		$—	$—	$—	$—	$1,110,794	$—	$—	$1,110,794
	Total	$—	0	$—	$817,441	$—	$—	$2,065,428	$149,193	$149,193	$1,259,987

Name	Benefit	Voluntary Termination	Early Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause Following a Change in Control	Disability	Death	Change in Control (1)
Walter J. Lynch	Cash Severance	$—	$—	$918,750	$—	$—	$918,750	$—	$—	$—
	Outplacement Services	$—	$—	$12,000	$—	$—	$—	$—	$—	$—
	Deferred Compensation Benefits	$554,761	$554,761	$554,761	$554,761	$—	$554,761	$554,761	$554,761	$554,761
	Nonqualified Pension Benefits	$798,456	ineligible	$798,456	$798,456	$798,456	$798,456	$1,791,524	$639,217	$798,456
	Qualified Pension Benefits	$306,053	ineligible	$306,053	$306,053	$306,053	$306,053	$675,197	$251,992	$306,053
	Life Insurance and Employee Assistance Program	$—	$—	$441	$—	$—	$441	$—	$—	$—
	Options	$—	$—	$—	$—	$—	$793,545	$793,545	$793,545	$793,545
	Performance Stock Units	$—	$—	$—	$—	$—	$2,140,355	$638,654	$638,654	$2,140,355
	Total	$1,659,270	$554,761	$2,590,461	$1,659,270	$1,104,509	$5,512,361	$4,453,681	$2,878,169	$4,593,170

Name	Benefit	Voluntary Termination	Early Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause Following a Change in Control	Disability	Death	Change in Control (1)
Kellye L. Walker	Cash Severance	$—	$—	$—	$—	$—	$	$—	$—	$—
	Outplacement Services	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Deferred Compensation Benefits	$137,112	$137,112	$137,112	$137,112	$—	$199,689	$137,112	$199,689	$199,689
	Nonqualified Pension Benefits	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Qualified Pension Benefits	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Life Insurance and Employee Assistance Program	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Options	$—	$—	$—	$—	$—	$452,263	$452,263	$452,263	$452,263
	Performance Stock Units	$—	$—	$—	$—	$—	$1,217,379	$367,845	$367,845	$1,217,379
	Total	$137,112	$137,112	$137,112	$137,112	$—	$1,869,331	$957,220	$1,019,797	$1,869,331

Name	Benefit	Voluntary Termination	Early Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause Following a Change in Control	Disability	Death	Change in Control (1)
Loyd Warnock	Cash Severance	$—	$—	$540,000	$—	$—	$540,000	$—	$—	$—
	Outplacement Services	$—	$—	$12,000	$—	$—	$—	$—	$—	$—
	Deferred Compensation Benefits	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Nonqualified Pension Benefits	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Qualified Pension Benefits	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Life Insurance and Employee Assistance Program	$—	$—	$441	$—	$—	$441	$—	$—	$—
	Options	$—	$—	$—	$—	$—	$84,070	$84,070	$84,070	$84,070
	Performance Stock Units	$—	$—	$—	$—	$—	$556,671	$—	$—	$556,671
	Total	$—	$—	$552,441	$—	$—	$1,181,182	$84,070	$84,070	$640,741

(1)

Pension and deferred compensation amounts shown in this column assume a termination of employment (other than an involuntary termination for cause) following a change in control. Performance stock unit amounts shown in this column are payable upon a change in control, without a termination of employment.

Related PERSON Transaction PROCEDURES

We have adopted a written procedure for approving and ratifying related person transactions. The procedure covers transactions or series of transactions between directors, director nominees, employees and stockholders who own more than 5 percent of any class of voting securities, or immediate family members of any such persons, and American Water where any of the classes of persons described above has a direct or indirect material interest.

Permission for a related person transaction may only be granted in writing in advance by the following:

•	the audit committee of the board of directors in the case of transactions involving officers, directors, nominees or other employees in specified senior grade levels;
•	the ethics committee (comprised of members of management) in the case of all other employees; or
•	in any case, the board of directors, acting through its disinterested members only.

Transactions involving compensation of executive officers are reviewed and, if appropriate, approved by the compensation committee of the board of directors (or a group of our independent directors performing a similar function) as specified in the charter of the compensation committee.

Before any related person transaction is permitted, the following factors are to be considered:

•	the related person’s interest in the transaction;
•	the dollar value of the amount involved in the transaction;
•	the dollar value of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction is to be undertaken in the ordinary course of business of American Water;
•	whether the transaction with the related person is proposed to be entered into on terms more favorable to American Water than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to American Water of, the transaction; and
•	any other information regarding the transaction or the related person that are material in light of the circumstances of the particular transaction.

Approval of a related person transaction will be granted only if it is determined that, under all of the circumstances, the transaction is in the best interests of American Water and only so long as those interests outweigh any negative effects that may arise from permitting it to occur.

AUDIT COMMITTEE REPORT

The Audit Committee assists the board in its oversight of the integrity of American Water’s financial statements, compliance with legal and regulatory requirements and the performance of the internal audit function. Management is responsible for American Water’s internal controls, financial reporting process and compliance with legal and regulatory requirements. PricewaterhouseCoopers LLP, American Water’s independent registered public accounting firm, is responsible for performing an independent audit of American Water’s consolidated financial statements and for issuing a report on these financial statements and on the effectiveness of American Water’s internal control over financial reporting.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements for the fiscal year ended December 31, 2014.
2.	The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP our system of internal control over financial reporting
3.

The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees.”

4.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s conversations with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP that firm’s independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in American Water’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

Respectfully submitted,

Julie A. Dobson (Chair)

Martha Clark Goss

William J. Marrazzo

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of our previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent specifically incorporated by reference into a document filed under the Securities Act or the Exchange Act.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees paid to PricewaterhouseCoopers LLP for professional services rendered with respect to 2014 and 2013.

	Fiscal Year 2014	Fiscal Year 2013
Audit Fees(1)	$2,393,000	$3,051,000
Audit-Related Fees
Tax Fees(2)	250,000	450,597
All Other Fees(3)	5,564	5,564
Total	$2,648,564	$3,507,161

(1)

Represents fees for professional services provided in connection with the audit of the Company’s annual consolidated financial statements, reviews of the Company’s interim financial statements included on our quarterly reports on Form 10-Q, audits of the Company’s subsidiaries and services in connection with comfort letters, consents and procedures related to documents filed with the SEC.

(2)	Represents fees for professional services in connection with the review of the Company’s federal and state tax returns and tax advice related to tax compliance, tax planning and tax refund claims.
(3)	Represents fees for software licensing fees for disclosure checklists and accounting research tools.

Approval of audit and permitted non-audit services. The audit committee has the responsibility to approve in advance all audit and permitted non-audit services performed by its independent registered public accounting firm. As allowed by applicable law, the audit committee has delegated to its Chair the authority to grant pre-approval of audit and permitted non-audit services provided by its independent registered public accounting firm and associated fees up to a maximum of $20,000 per service provided and $50,000 in the aggregate per annum. The Chair of the audit committee reports any pre-approval of these services to the full audit committee at its next regularly scheduled meeting following the pre-approval.

(Proposal 2)

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee is directly responsible for the appointment, compensation, retention, evaluation and oversight of the Company’s independent registered public accounting firm. As part of this responsibility, the audit committee annually evaluates the independent registered public accounting firm’s qualifications, performance and independence and assesses whether to continue to retain the firm or select a different firm.

The audit committee has appointed the firm of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for American Water during the fiscal year ending December 31, 2015, and is recommending that the stockholders ratify this appointment. PricewaterhouseCoopers LLP has served as our auditors since 1948. The audit committee and its Chair are also involved in and approve the selection of the lead audit partner, who is limited to no more than five consecutive years in that role before the position must be rotated in accordance with SEC rules. The audit committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP as the Company’s independent auditor is in the best interests of the Company and its stockholders. Although stockholder ratification is not required by our organizational documents, or applicable law, the board of directors believes that it is a sound corporate governance practice to seek stockholder ratification of the appointment of PricewaterhouseCoopers LLP.

In the event the stockholders fail to ratify the appointment, the audit committee will reconsider its selection. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of our company and our stockholders.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. The representative also will be available to respond to appropriate questions from stockholders at the Annual Meeting.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote FOR the ratification of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2015.

(Proposal 3)

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Specifically, these rules address the information we must provide in the compensation discussion and analysis, compensation tables and related disclosures included in this proxy statement. In accordance with the advisory vote of our stockholders at our 2011 Annual Meeting of Stockholders, we are providing to our stockholders the opportunity to vote annually to approve, on an advisory basis, the compensation of our named executive officers.

As described more fully under “Compensation Discussion and Analysis,” our executive compensation philosophy and programs are designed to create a positive correlation of pay to performance, consistent with sound governance principles. We believe that our compensation philosophy and programs contribute to our overall objective of being a trusted steward of the environment, meeting or exceeding our customers’ expectations regarding water and wastewater service and value, and promoting the safety and well-being of our workforce, while simultaneously being the trusted stewards of our investors’ capital by creating stockholder value.

Accordingly, the board recommends that our stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders of American Water Works Company, Inc. approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related materials disclosed in the proxy statement for the 2015 annual meeting of stockholders.

While the vote is not binding on us, our compensation committee values the opinions expressed by our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote FOR the approval of the compensation of our named executive officers.

(Proposal 4)

RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS

SET FORTH IN THE AMERICAN WATER WORKS COMPANY, INC.

2007 OMNIBUS EQUITY COMPENSATION PLAN TO

ALLOW CERTAIN EQUITY GRANTS UNDER THE PLAN TO CONTINUE

TO BE DEDUCTIBLE UNDER SECTION 162(m) OF THE CODE

We are re-submitting the American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan (the “Equity Plan”) for stockholder approval so that our compensation committee may continue to award stock units, stock awards, dividend equivalents and other stock-based awards under the Equity Plan that qualify for the performance-based compensation exemption from the $1 million deduction limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Equity Plan, including the material terms of the performance goals, was last approved by our stockholders at our 2009 Annual Meeting of Stockholders.  Section 162(m) of the Code generally requires re-approval of the material terms of the performance goals under an incentive program, such as the Equity Plan, every five years in order for a company to continue to have the ability to grant awards under it that qualify as performance-based compensation under Section 162(m) of the Code if the committee has the authority to change targets under the performance goals.  The five-year re-approval requirement generally does not apply to grants of stock options and stock appreciation rights.  The material terms for which approval is being sought include the performance criteria used to determine whether such awards intended as qualified performance-based compensation under Section 162(m) of the Code will be paid, the eligibility requirements for such awards, and the maximum amount that may be paid to any participant under the Equity Plan.

The Equity Plan provides for the award of stock options, stock units, stock awards, stock appreciation rights, dividend equivalents and other stock-based awards to our eligible employees and those of our subsidiaries, as well as to the non-employee members of our board of directors.  Our board of directors believes that the Equity Plan furthers our compensation structure and strategy. Section 162(m) of the Code generally allows a publicly held corporation’s tax deduction for compensation in excess of $1 million paid in any year to its chief executive officer and certain other executive officers, if, among other things, the material terms of the performance goals to which the performance-based compensation relates has been approved by the corporation’s stockholders.  Our board of directors believes that our interests, as well as the interests of our stockholders, will be advanced if we continue to have the ability to grant stock units, stock awards, dividend equivalents and other stock-based awards under the Equity Plan that qualify for the exemption from the $1 million deduction limitation under Section 162(m) of the Code.

As our stockholders last approved the material terms of the performance goals under the Equity Plan at our 2009 Annual Meeting, after our 2014 Annual Meeting no grants of stock units, stock awards, dividend equivalents and other stock-based awards may be made under the Equity Plan as performance-based compensation under Section 162(m) of the Code until stockholders re-approve the material terms of the performance goals, unless the grants are conditioned upon stockholder approval. If our stockholders re-approve the material terms of the performance goals under the Equity Plan, we may continue to make grants of stock units, stock awards, dividend equivalents and other stock-based awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code.

As a result, if the material terms of performance goals are re-approved by stockholders at the Annual Meeting, the grants approved by our compensation committee and conditional on the re-approval of the material terms of the performance goals by the stockholders at the Annual Meeting that are discussed below, as well as grants made by the compensation committee after the Annual Meeting may qualify as performance-based compensation under Section 162(m) of the Code. If our stockholders do not re-approve the material terms of the performance goals under the Equity Plan, the conditional grants discussed below will be cancelled and our compensation committee may not grant stock units, stock awards, dividend equivalents and other stock-based awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code under the Equity Plan.

No changes have been made to the Equity Plan since the 2009 Annual Meeting of Stockholders and our stockholders are not being asked to approve an increase in the number of shares authorized for issuance under the Equity Plan nor any other changes to the Equity Plan.

The material terms of the Equity Plan are summarized below. This summary of the Equity Plan is not intended to be a complete description of the Equity Plan and is qualified in its entirety by the actual text of the Equity Plan to which reference is made, which is attached as Appendix B to this proxy statement.

Material Features of the Equity Plan

General. The Equity Plan provides that grants may be in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options (incentive stock options and nonqualified stock options collectively are referred to as “options”), (iii) stock appreciation rights (“SARs”), (iv) stock units (which include dividend equivalents), (v) stock awards and (vi) other stock-based awards.

Subject to adjustment in certain circumstances, the aggregate number of shares of common stock that may be issued or transferred under the Equity Plan is 15,500,000 shares.  The shares of our common stock that are issued or transferred under the Equity Plan may be authorized but unissued shares of our common stock or reacquired shares of our common stock, including shares of our common stock purchased by us on the open market for purposes of the Equity Plan.

The maximum aggregate number of shares of our common stock that may be granted pursuant to all grants to any individual under the Equity Plan during any calendar year is 500,000 shares, subject to adjustment as described below. This individual share limit applies regardless of whether grants are to be paid in shares or cash.

No individual may accrue dividend equivalents during any calendar year in excess of $750,000.

If and to the extent options or SARs granted under the Equity Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised, and to the extent any stock awards, stock units or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares reserved for such grants will again become available for purposes of the Equity Plan. However, shares of our common stock surrendered in payment of the exercise price of an option and shares withheld or surrendered for payment of taxes, will not be available for re-issuance under the Equity Plan. Additionally, if SARs are granted, the full number of shares subject to the SAR are considered issued under the Equity Plan, without regard to the number of shares of our common stock that are issued upon exercise of the SARs and without regard to any cash settlement of the SARs. To the extent that any grants of stock units under the Equity Plan are designated to be paid in cash, and not in shares of Common Stock, such grants do not count against the share limits under the Equity Plan.

As of March 17, 2015, there were 8,380,190 shares (not including shares issuable upon vesting or exercise of existing grants) of common stock available for issuance under the Equity Plan.

Administration. The Equity Plan is administered and interpreted by our compensation committee with respect to grants to employees, and with respect to grants to our non-employee directors, the Equity Plan is administered and interpreted by our board of directors. For purposes of this discussion, we refer to the compensation committee, or the board of directors, as applicable, as the “Committee.” The Committee has the sole authority to (i) determine the individuals to whom grants will be made under the Equity Plan, (ii) determine the type, size and terms and conditions of the grants, (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below, and (v) deal with any other matters arising under the Equity Plan. The determinations of the Committee are conclusive and binding.  Ministerial functions may be performance by an administrative committee comprised of our employees, who are appointed by the Committee.

Eligibility for Participation. All of our employees (including officers) and those of our subsidiaries are eligible for grants under the Equity Plan. Our non-employee directors are also eligible to receive grants under the Equity Plan. As of March 17, 2015, approximately 6,500 employees and 8 non-employee directors were eligible to receive grants under the Equity Plan.

Types of Awards.

Stock Options

The Committee may grant options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Equity Plan may receive a grant of NQSOs. Only our employees and those of our subsidiaries may receive a grant of ISOs.

The Committee fixes the exercise price per share for options on the date of grant. The exercise price of any NQSO or ISO granted under the Equity Plan will be equal to, or greater than, the fair market value of the underlying shares of our common stock on the date of grant. The current measure of fair market value on a particular date is the last reported sale price of our common stock on the New York Stock Exchange on the relevant date (or, if there were no trades on such date, the latest preceding date upon which a sale was reported). However, if an ISO is granted to an employee who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of a share of our common stock on the date of grant.

The Committee determines the term of each option, which will not exceed ten years from the date of grant; however, if an ISO is granted to an employee who holds more than 10% of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant.

The period for when any option may first become exercisable will be determined by the Committee at the time of grant and the Committee may grant options that are subject to achievement of performance goals or other conditions.  The Committee may accelerate the exercisability of any or all outstanding options at any time for any reason.  To the extent that the aggregate fair market value of shares of our common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by an employee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Equity Plan provides that, unless otherwise provided in the grant agreement, an option may only be exercised while the grantee is employed by, or providing service to, us or one of our subsidiaries.  The Committee will specify in the grant agreement the circumstances, if any, and time periods, if any, a grantee may exercise an option after termination of employment or service.

A grantee may exercise an option by delivering notice of exercise to us. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) with the approval of the Committee, by delivering shares of our common stock already owned by the grantee, or by attestation of ownership of shares, in either case having a fair market value on the date of exercise equal to the exercise price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law.

SARs

The Committee may grant SARs in connection with, or independently of, any option granted under the Equity Plan.  Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of our common stock on the date of exercise over the base amount for the SAR. The Committee may grant SARs to anyone eligible to participate in the Equity Plan.

The Committee will determine the terms and conditions of the SAR, including the base amount, the number of shares subject to the SAR, the term of the SAR, and the period over which the SAR becomes exercisable, at the time of grant.  The base amount of each SAR will not be less than the fair market value of our common stock on the date of grant of the SAR and the term of a SAR will not exceed ten years from the date of grant.  The Committee may grant SARs that are subject to the achievement of performance goals or other conditions.  The Committee may accelerate the exercisability of SARs at any time for any reason.  The Committee will determine in the grant agreement the circumstances and the periods a grantee may retain a SAR after termination of employment or service.  Upon exercise of a SAR, payment will be made in cash, shares of our common stock or a combination of the two.

Stock Units

The Committee may grant stock units, which provide the grantee with the right to receive shares of our common stock or an amount based on the value of a share of our common stock at a future date.  The Committee may grant stock units to anyone eligible to participate in the Equity Plan.

The Committee determines the number of stock units that will be granted, whether stock units will become payable if specified performance goals or other conditions are met, and the other terms and conditions applicable to the stock units. The grant agreement will specify the maximum number of shares of our common stock that can be issued under the stock units.  Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee. If a stock unit becomes distributable it will be paid to the grantee in cash, in shares of our common stock, or in a combination of cash and shares of Common Stock, as determined by the Committee.   The Committee will determine in the grant agreement under what circumstances a grantee may retain a stock unit after termination of employment or service, and the circumstances under which stock units are forfeited.

The Committee may grant dividend equivalents in connection with stock units, under such terms and conditions as the Committee deems appropriate. Dividend equivalents may be paid currently or deferred and may be paid in cash or shares of our common stock or in a combination of the two. Dividend equivalents may be accrued as a cash obligation or may be converted to additional stock units for the grantee, and deferred dividend equivalents may accrue interest, all as determined by the Committee. The Committee may determine that dividend equivalents are payable based on the achievement of specific performance goals.

Stock Awards

The Committee may grant shares of our common stock under a stock award to anyone eligible to participate in the Equity Plan for consideration or no consideration, and subject to such restrictions, if any, as determined by the Committee.  If restrictions are imposed on stock awards, the Committee will determine whether they will lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee determines the number of shares of our common stock subject to the grant of stock awards and the other terms and conditions of the grant.  The Committee will determine in the grant agreement under what circumstances a grantee may retain a stock award after termination of employment or service and the circumstances under which a stock award will be forfeited.

The Committee will determine to what extent, and under what conditions, grantees will have the right to vote shares of our common stock subject to a stock award and receive dividends or other distributions paid on such shares during the restriction period. The Committee may determine that a grantee’s entitlement to dividends with respect to stock awards will be withheld while the stock awards are subject to restrictions and that the dividends will be payable only upon the lapse of the restrictions on the stock awards, or on such other terms as the Committee determines appropriate.

Other Stock-Based Awards

The Committee may grant other stock-based awards that are awards (other than options, SARs, stock units, and stock awards) that are based on or measured by our common stock to anyone eligible to participate in the Equity Plan.  Other stock-based awards may be granted subject to the achievement of performance goals or other conditions and may be payable in shares of our common stock or cash, or a combination of the two, as determined by the Committee.

Qualified-Performance Compensation.  Under the Equity Plan, the Committee may structure stock units, stock awards, dividend equivalents or other stock-based awards as “qualified performance-based compensation,” thereby preserving the deductibility of the compensation expense relating to these awards under Section 162(m) of the Code.

The Equity Plan provides that when stock units, stock awards, dividend equivalents or other stock-based awards intended to constitute “qualified performance-based compensation” are granted, the Committee will establish in writing (i) the objective performance goals that must be met, (ii) the period during which the performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of Section 162(m) of the Code.  The performance goals may relate to one or more business units or our performance and that of our subsidiaries as a whole, or any combination of the foregoing.  The performance goals need not be uniform among grantees.  The Committee will use objectively determinable performance goals based on one or more of the following criteria: our stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, stockholder return, return on equity, return on capital employed, net income to shares of our common stock, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

The Committee will establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code.  The performance goals will satisfy the requirements for “qualified-performance based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.  The Committee will not have the discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

The Committee will certify and announce the results for each performance period specified in the grant agreement after the performance period ends.  If and to the extent that the Committee does not certify that the performance goals have been met, the grants of stock units, stock awards, dividend equivalents or other stock-based awards intended as “qualified-performance based compensation” for the performance period will be forfeited or will not be made, as applicable.

If our stockholders do not re-approve the material terms of the performance goals under the Equity Plan, stock units, stock awards, dividend equivalents or other stock-based awards may not be granted under the Equity Plan as “qualified performance-based compensation” under Section 162(m) of the Code.

Deferrals.  The Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of our common stock that otherwise would be due to the grantee in connection with a grant under the Equity Plan. The Committee will establish the rules and procedures applicable to any such deferrals, consistent with the applicable requirements of Section 409A of the Code.

Adjustment Provisions. If there is any change in the number or kind of shares of our common stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding shares of our common stock as a class without our receipt of consideration, or if the value of outstanding shares of our common stock are substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the maximum number of shares of our common stock available for issuance under the Equity Plan, the maximum number of shares of our common stock for which any individual may receive grants in any year, the kind and number of shares covered by outstanding grants, the kind and number of shares issued or to be issued under the Equity Plan, and the price per share or the applicable market value of such grants will be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of our common stock to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under the Equity Plan and such outstanding grants; provided, that any fractional shares resulting from such adjustment will be eliminated.  In addition, in the event of a change of control, the provisions applicable to a change of control, described below, will apply.

Change of Control. If a change of control occurs, the Committee may take any one or more of the following actions with respect to outstanding grants, without the consent of the grantee: (i) provide that outstanding options and SARs will be fully exercisable, and restrictions on outstanding stock awards and stock units will lapse, as of the date of the change of control or at such other time as the Committee determines, (ii) provide that grantees surrender their outstanding options and SARs in exchange for one or more payments by us, in cash or shares of common stock as determined by the Committee, in an amount equal to the amount, if any, by which the then fair market value of the shares of common stock subject to the grantee’s unexercised options and SARs exceeds the exercise price, and on such terms as the Committee determines, (iii) after giving grantees an opportunity to exercise their outstanding options and SARs, terminate any and all unexercised options and SARs at such time as the Committee deems appropriate, (iv) with respect to grantees holding stock units and other stock-based awards, determine that such grantees will receive one or more payments in settlement of such stock units and other stock- based awards, in such amount and form and on such terms as may be determined by the Committee, or (v) determine that all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights in the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).  Such acceleration, surrender, termination, settlement or conversion will take place as of the date of the change of control or such other date as the Committee may specify.  The Committee may provide in a grant agreement that a sale or other transaction involving one of our subsidiaries or other business units will be considered a change of control for purposes of a grant, or the Committee may establish other provisions that will be applicable in the event of a specified transaction.

For purposes of the Equity Plan, a change of control will generally be deemed to have occurred if one of the following events occurs:

•

any person becomes a beneficial owner, directly or indirectly, of our securities representing more than 50% of the voting power of our then outstanding securities; provided that a change of control will not be deemed to have occurred as a result of (A) a transaction in which we become a subsidiary of another corporation and in which our stockholders, immediately prior the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors, (B) the initial public offering of shares of our common stock; or (C) any subsequent offering of shares of our common stock;

•

the consummation of (A) a merger or consolidation of us with another corporation where our stockholders, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (B) a sale or other disposition of all or substantially all of our assets; or (C) a liquidation or dissolution of us; or

•

directors are elected such that a majority of the members of our board of directors have been members for less than one year, unless the election or nomination for election of each new director who was not a director at the beginning of such one-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

The Committee may provide for a different definition of a change of control in a grant agreement if such grant is subject to the requirements of Section 409A of the Code and the grant will become payable on a change of control.

Transferability of Grants.  Generally, only the grantee may exercise rights under a grant during the grantee’s lifetime.  A grantee may not transfer those rights except by will or the laws of descent and distributions.  The Committee may provide, in a grant agreement, that a grantee may transfer nonqualified stock options to his or her family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine.

Foreign Grantees. If any individual who receives a grant under the Equity Plan is subject to taxation in countries other than the United States, the Committee may make grants to such individuals on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

No Repricing of Options/SARs. The Equity Plan includes a restriction providing that, except in connection with a corporate transaction (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding grants may not be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options and SARs without stockholder approval.

Amendment and Termination of the Equity Plan.  Our board of directors may amend or terminate the Equity Plan at any time, subject to stockholder approval if such approval is required in order to comply with the Code, applicable laws or applicable stock exchange requirements. No grants may be issued under the Equity Plan after April 21, 2018.

Grants Under the Equity Plan. As of March 17, 2015, options to purchase an aggregate of 5,208,115 shares of our common stock (net of cancellations) had been granted under the Equity Plan, of which 2,138,402 were outstanding and stock units representing an aggregate of 1,881,490 shares of our common stock (net of cancellations) had been granted under the Equity Plan, of which 427,576 remain subject to restrictions and conversion to shares of common stock.  The following table sets forth the grants made to the current named executive officers and certain groups (identified on the table) on February 17, 2015.

Name and Position	Stock Options	Restricted Stock Units	Performance Share Units
Susan N. Story, President and Chief Executive Officer	45,089	5,308	14,843	(2)
Linda G. Sullivan, Senior Vice President and Chief Financial Officer	18,519	2,180	6,096
Walter J. Lynch, President, Regulated Operations and Chief Operating Officer	25,362	2,986	8,349	(2)
Michael A. Sgro, Senior Vice President, General Counsel and Secretary	10,870	1,280	3,578	(2)
Loyd Warnock, Senior Vice President, External Affairs, Communications and Public Policy	10,435	1,228	3,435	(2)
Executive Group (1)	177,418	20,886	58,406
Non-Executive Director Group	-	364	-	(3)
Non-Executive Officer Employee Group	123,643	14,561	40,700
Total	301,061	35,811	99,106
(1)	Includes current named executive officers above.
(2)	Above table includes the conditional Performance Share Units which are also included in the below chart.
(3)	Karl F. Kurz was appointed to the Board of Directors on February 18, 2015.

The last sales price of our common stock on March 17, 2015, was $_______ per share.

Grants Conditioned on Stockholder Re-Approval of the Material Terms of the Performance Goals under the Equity Plan. The table below reflects grants approved by the Committee on February 17, 2015 under the Equity Plan that are conditional upon our stockholders re-approving the material terms of the performance goals under the Equity Plan.  If the stockholders do not re-approve the material terms of the performance goals under the Equity Plan, such conditional grants will not become effective.

Name and Position	Performance Stock Units
Susan N. Story, President and Chief Executive Officer	14,843	(1)
Walter J. Lynch, President and Chief Operating Officer	8,349	(2)
Michael A. Sgro, Senior Vice President, General Counsel and Secretary	3,578	(3)
Loyd Warnock, Senior Vice President External Affairs, Communications and Public Policy	3,435	(4)

(1)	This grant consists of: 6,881 Performance Stock Units based on Total Stockholder Return and 7,962 Performance Stock Units based on Internal Metrics.
(2)	This grant consists of: 3,870 Performance Stock Units based on Total Stockholder Return and 4,479 Performance Stock Units based on Internal Metrics.
(3)	This grant consists of: 1,659 Performance Stock Units based on Total Stockholder Return and 1,919 Performance Stock Units based on Internal Metrics.
(4)	This grant consists of: 1,592 Performance Stock Units based on Total Stockholder Return and 1,843 Performance Stock Units based on Internal Metrics.

Federal Income Tax Consequences. The federal income tax consequences of grants under the Equity Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Equity Plan.  This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to grantees in the Equity Plan, as the consequences may vary depending on the types of grants made, the identity of the recipients, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantee’s standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of common stock (equal to the fair market value of the shares received, less the amount paid, if any, for such shares) or payment of cash under the Equity Plan.  Future appreciation on shares of common stock held after the ordinary income recognition event will be taxable at capital gains rates when the shares of common stock are sold.  The tax rate applicable to capital gain will depend upon how long the grantee holds the shares.  We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the grantee.

Exceptions to these general rules may arise under the following circumstances:

•

If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment, service, or performance related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under Section 83(b) of the Code.

•

If an employee exercises an option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of our common stock acquired upon exercise of the ISO are held until the later of (i) one year from the date of exercise and (ii) two years from the date of grant.  However, if the employee disposes of the shares acquired upon exercise of the ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the share on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount.  The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

•

A grant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes “deferred compensation” under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

As discussed above, Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer and certain other executive officers in excess of $1 million in any year.  Qualified performance-based compensation is excluded from the $1 million deductibility limit and therefore remains fully deductible by the corporation that pays it.  We intend that options and SARs granted under the Equity Plan will be qualified performance-based compensation.  If stockholder re-approval of the material terms of the performance goals under the Equity Plan is obtained, stock units, dividend equivalents, stock awards and other stock-based awards granted under the Equity Plan may be designated as qualified performance-based compensation if the Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Code.

We have the right to require the recipient of any grant under the Equity Plan to pay to us an amount necessary for us to satisfy our federal, state, or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to such individual an amount necessary to satisfy these obligations.  If the Committee permits, a grantee may satisfy our withholding obligation by having shares acquired pursuant to the grant withheld, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote FOR re-approval of the material terms of the performance goals set forth in the Equity Plan to allow certain equity grants under the Equity Plan to continue to be deductible under Section 162(m) of the Code.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets out the number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights, the weighted-average exercise price of outstanding options, warrants and rights, and the number of securities available for future issuance under equity compensation plans as of December 31, 2014.

	[a]	[b]	[c]
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column [a])
Equity compensation plans approved by security holders	1,910,072	$33.47	8,868,862
Equity compensation plans not approved by security holders	-	-	1,240,069 (1)
Total	1,910,072	$33.47	10,108,931
(1)

Represents the balance of shares issuable under the American Water Works Company Inc. and its Designated Subsidiaries Nonqualified Employee Stock Purchase Plan under which a total of 2,000,000 shares are issuable.

(Proposal 5)

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS
SET FORTH IN THE AMERICAN WATER WORKS COMPANY, INC.
ANNUAL INCENTIVE PLAN TO ALLOW CERTAIN INCENTIVE AWARDS UNDER THE PLAN
TO BE DEDUCTIBLE UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE

On March 4, 2015, our board of directors adopted the American Water Works Company, Inc. Annual Incentive Plan (the “Incentive Plan”).  The board of directors has directed that the Incentive Plan be submitted for stockholder approval so that the compensation committee may grant awards under the Incentive Plan that are intended to qualify for the performance-based compensation exemption from the $1 million deduction limit under Section 162(m) of the Code.  Section 162(m) of the Code requires approval of the material terms of the performance goals under an incentive program, such as the Incentive Plan, by the stockholders in order for a company to have the ability to grant awards under the program that qualify as performance-based compensation under Section 162(m) of the Code.  The material terms for which approval is being sought include the performance criteria used to determine whether such awards intended as qualified-performance based compensation under Section 162(m) of the Code will be paid, the eligibility requirements for such awards, and the maximum amount that may be paid to any participant under the Incentive Plan.

The Incentive Plan generally provides for the award of cash payments to eligible employees based on their achievement of certain preset performance objectives over our fiscal year.  The board of directors believes that the Incentive Plan furthers our compensation structure and strategy and encourages results-oriented actions on the part of our eligible employees.  Our full-time exempt employees and those of our subsidiaries are eligible to participate in the Incentive Plan.

Section 162(m) of the Code permits us to deduct “qualified performance-based compensation” in excess of $1 million in any taxable year to our President and Chief Executive Officer and certain of our other executive officers, if, among other things, the material terms of the performance-based compensation have been approved by our stockholders.  The board of directors believes that our interests, as well as the interests of our stockholders, will be advanced if we can have the ability to structure incentive awards under the Incentive Plan that qualify for the exemption from the $1 million deduction limitation under Section 162(m) of the Code.  If our stockholders approve this proposal, we will have the ability to provide performance-based incentive payments to our officers under the Incentive Plan that are intended to meet the requirements of Section 162(m) of the Code, including the awards approved by our compensation committee and conditional on the approval of this proposal by the stockholders that are discussed below.

If our stockholders do not approve this proposal, the Incentive Plan will continue; however, the compensation committee will not be able to grant awards under the Incentive Plan that qualify for the qualified performance-based exemption under Section 162(m) of the Code and the conditional awards discussed below will be cancelled.

The material terms of the Incentive Plan are summarized below. This summary of the Incentive Plan is not intended to be a complete description of the Incentive Plan and is qualified in its entirety by the actual text of the Incentive Plan, which is attached as Appendix C to this proxy statement.

Material Features of the Incentive Plan

Types of Awards.  The Incentive Plan provides that incentive awards may be granted that qualify as qualified performance-based compensation under Section 162(m) of the Code.  In addition to such awards, awards may be granted under the Incentive Plan that do not qualify as qualified performance-based; however, in no event may any award be granted under the Incentive Plan in substitution or replacement of an award intended to qualify as qualified performance-based compensation under Section 162(m) of the Code.  If our stockholders do not approve this proposal, we will not be able to issue incentive awards under the Incentive Plan that qualify for exemption from the $1 million deduction limitation under Section 162(m) of the Code.  All incentive awards payable under the Incentive Plan are paid in cash.

Administration.  The Incentive Plan is administered and interpreted by our compensation committee. With respect to incentive compensation that is intended to be performance-based compensation for purposes of Section 162(m) of the Code, the compensation committee will consist of two or more persons appointed by the board of directors, all of whom shall be “outside directors” as defined under Section 162(m) of the Code and related Treasury Regulations. With respect to incentive compensation that is not intended to be performance-based compensation, the compensation committee may delegate its responsibilities for administering the Incentive Plan to an award committee or an executive officer as it deems appropriate, but it may not delegate its responsibilities under the Incentive Plan relating to executive officers or its authority to amend or terminate the Incentive Plan. For purposes of this discussion, we refer to the compensation committee, or its delegate, as the “Committee.”

The Committee has the full authority to establish rules and regulations relating to the Incentive Plan, to determine each participant’s minimum, target and maximum award percentage, to approve all awards, to decide the facts in any case arising under the Incentive Plan and to make all other determinations, including factual determinations, and to take all other actions necessary or appropriate for the proper administration of the Incentive Plan, including the delegation of authority or power, where appropriate; provided, however, that the Committee will not be able to authorize to increase the amount of the award payable to a participant that would otherwise be payable pursuant to the terms of the Incentive Plan to the extent that the award is designated as “qualified performance-based compensation.”  All determinations of the Committee will be final and binding on all persons.

Eligibility and Participation.  Participation in the Incentive Plan will be limited to our full-time exempt employees (including officers) and those of our subsidiaries who are selected for participation in the Incentive Plan by the Committee.  Incentive Plan participation excludes any individual (i) who we employ in a casual or temporary capacity (e.g., those hired for a specific job of limited duration), (ii) who we characterize as “part-time,” (iii) who is classified as a “non-exempt” employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, (iv) whose terms of employment are governed by a collective bargaining agreement that does not provide for participation in the Incentive Plan, (v) who is characterized as a “leased employee” within the meaning of Section 414 of the Code, or (vi) who we classify as a “contractor” or “consultant.”

The Committee will determine the employees who will be participants in the Incentive Plan for the performance period.  In general, an employee must be actively employed on the date the incentive payment is paid in order to be eligible to receive an incentive payment for that period.  Newly hired employees or employees promoted or transferred to an eligible/higher class will be eligible to receive a prorated award for the performance period, provided that their date of hire (or promotion/transfer) occurs on or before September 30, or such other date as determined by the Committee.

On March 4, 2015, there were approximately 1,850 employees eligible to participate in the Incentive Plan for the 2015 performance period.

Performance Period.  Unless the Committee determines otherwise, the performance period for which the performance goals will be measured will be our fiscal year.

Establishment of Plan Components.  With respect to awards designated as “qualified performance-based compensation,” the Committee will establish in writing no later than 90 days after the commencement of period of service to which the performance goal relates (i) the performance goals, (ii) designate the participants, (iii) the relative weightings of such business criteria and (iv) the minimum, target and maximum payment amounts (determined as a percentage of base salary), but in no event will these be established after 25% of the period of service has elapsed.  With respect to awards that are not designated as “qualified performance-based compensation” the Committee may establish the foregoing at such time or times as the Committee determines in its sole discretion.  To the extent an incentive payment is designated as qualified performance-based compensation under Section 162(m) of the Code, no such incentive payment will be made as an alternative to any other award that is not designated as qualified performance-based compensation and such incentive payment will be separate and apart from all other awards made.

Section 162(m) of the Code requires us to establish a maximum annual incentive payment that can be paid to any individual under the Incentive Plan.  As a result, the Incentive Plan provides that the maximum amount that can be paid for an incentive payment under the Incentive Plan that is payable to any participant for any fiscal year is $3,000,000.

Performance Goals.  For any incentive payment under the Incentive Plan designated to qualify as qualified performance-based compensation under Section 162(m) of the Code, the performance goals will be based on pre-established, objective business criteria and will be set forth in writing by the Committee within the period required under Section 162(m) of the Code.  The relevant business criteria will be one or more of the following: (A) diluted earnings per share, (B) environmental compliance, (C) safety performance, (D) service quality, (E) customer satisfaction, (F) stock price, (G) earnings per share, (H) price-earnings multiples, (I) net earnings, (J) operating earnings, (K) revenue, (L) number of days sales outstanding in accounts receivable, (M) productivity, (N) margin, (O) EBITDA (earnings before interest, taxes, depreciation and amortization), (P) net capital employed, (Q) return on assets, (R) stockholder return, (S) return on equity, (T) return on capital employed, (U) net income to shares of our stock, (V) growth in assets, (W) unit volume, (X) sales, (Y) cash flow, (Z) market share, (AA) relative performance to a comparison group designated by the Committee, and/or (BB) strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.  Any criteria used may be measured, as applicable, (I) in absolute terms, (II) in relative terms (including but not limited to, the passage of time and/or against other companies or financial metrics), (III) on a per share and/or share per capita basis, (IV) against our and our subsidiaries’ performance as a whole or against our performance or the performance of one or more particular subsidiary, entity, segment, operating unit or our products, or any combination thereof, and /or (V) on a pre-tax or after tax basis.  For awards under the Incentive Plan not designated as qualified performance-based compensation, the performance goals may be based on one or more of the objective criteria set forth above and/or may take into account any other factors deemed appropriate by the Committee in its sole discretion.  Performance goals need not be uniform as among participants.

To the extent permitted by Section 162(m) of the Code, if applicable, in setting the performance goals, the Committee may at such time also provide that the achievement of the performance goals will be determined without regard to the negative or positive effect of certain events, including for one or more of the following items:  asset write-downs; litigation or claim judgments or settlements; changes in accounting principles; changes in tax law or other laws affecting reported results; changes in commodity prices; severance, contract termination, and other costs related to exiting, modifying or reducing any business activities; costs of, and gains and losses from, the acquisition, disposition, or abandonment of businesses or assets; gains and losses from the early extinguishment of debt; gains and losses in connection with the termination or withdrawal from a pension plan; stock compensation costs and other non-cash expenses; any extraordinary non-recurring items as described in applicable Accounting Principles Board opinions or Financial Accounting Standards Board statements or in management’s discussion and analysis of financial condition and results of operation appearing in our annual report to stockholders for the applicable year; or any other specified non-operating items as determined by the Committee in setting performance goals.

The Committee may at any time prior to the final determination of the awards change the target percentage of any participant or assign a different award percentage to a participant to reflect any change in the participant’s responsibility level of position during the performance period; provided, however, that no such changes may be made with respect to any incentive payment designated as qualified performance-based compensation for purposes of Section 162(m) of the Code under the Incentive Plan.

Actual Incentive Awards.  Generally, a participant earns an incentive payment for a performance period based on the level of achievement of the performance goals established by the Committee.  With respect to incentive compensation designated as qualified performance-based compensation for purposes of Section 162(m) of the Code, the Committee will have the discretion to reduce the incentive payment that would otherwise be payable to one or more participants on the basis of the certified level of attained performance.  In the event of such reduction, the Committee may not increase the incentive payment of another participant that is designated as qualified performance-based compensation.  Incentive payments which are not designated as qualified performance-based compensation under Section 162(m) of the Code may be increased or decreased at the discretion of the Committee.

Determination and Payment of Incentive Compensation.  The Committee will certify and announce the awards that will be made to each participant as soon as practicable following the final determination of the financial results for the relevant performance period.  Payment of awards will be made, in a single lump sum cash payment as soon as practicable following the Committee certification, which payment will not be later than March 15 of the year following the year in which the performance period ends.

Limitations on the Payment of Incentives.  Unless the Committee determines otherwise, no participant will have any right to receive payment of an award under the Incentive Plan for a performance period unless the participant remains employed by us or one of our subsidiaries  through the date that the award is paid.

Term of Incentive Plan.  The Incentive Plan will continue until terminated by our board of directors or the Committee, but no incentive payment intended to be performance-based compensation under Section 162(m) of the Code will be paid under the Incentive Plan unless this proposal is approved by the stockholders at the Annual Meeting.

Amendment and Termination.  Our board of directors or the Committee may at any time amend (in whole or in part), suspend or terminate the Incentive Plan; provided, however, that the board of directors or the Committee may not amend or modify the Incentive Plan without stockholder approval if such approval is required by Section 162(m) of the Code.

New Incentive Plan Benefits

The amounts payable under the Incentive Plan for 2015 cannot be determined until after the 2015 fiscal year is completed and achievement of the various performance goals is determined.  Accordingly, the benefits or amounts of incentive payments, if any, are not yet determinable.  The table below, however, sets forth the threshold, target, and maximum payment amounts that are potentially payable under the Incentive Plan to our current named executive officers if the stockholders approve the Incentive Plan as set forth in this proposal for the purposes of Section 162(m) of the Code at the Annual Meeting and certain pre-established performance goals are achieved for fiscal year 2015. In addition, the table below lists the aggregate amounts that are potentially payable for the 2015 fiscal year at the threshold, target and maximum levels under the Incentive Plan for all of our executive officers (including our current named executive officers) and non-executive officer employee group, which payments are also conditioned on stockholder approval of the material terms of the performance goals under the Incentive Plan for the purposes of Section 162(m) of the Code at the Annual Meeting. If the stockholders do not approve the Incentive Plan, the amounts for the persons or groups of persons noted below will not be payable.

Name	Threshold ($)	Target ($)	Maximum ($)
Susan N. Story, President and Chief Executive Officer	$290,000	$800,000	$1,600,000
Linda G. Sullivan, Senior Vice President and Chief Financial Officer	$128,814	$355,350	$710,700
Walter J. Lynch, President, Regulated Operations and Chief Operating Officer	$147,016	$405,562	$811,124
Michael A. Sgro, Senior Vice President, General Counsel and Secretary	$67,969	$187,500	$375,000
Loyd Warnock, Senior Vice President, External Affairs, Communications and Public Policy	$67,077	$185,040	$370,080
Executive Group(1)	$1,271,749	$3,508,274	$7,016,548
Non Executive Officer Employee Group	$9,339,279	$25,723,209	$51,446,418
Total	$10,611,028	$29,231,483	$58,462,966
(1)	Includes the current named executive officers above.

Federal Income Tax Consequences

The following description of the federal income tax consequences of incentive payments under the Incentive Plan is a general summary. State, local and other taxes may also be imposed in connection with incentive payments.  This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Incentive Plan.

Tax Treatment of Incentives.  Under present federal income tax laws, participants will recognize taxable income equal to the incentive payment that they receive under the Incentive Plan. Such taxable income will be recognized in the year the incentive payment is made to them.

Tax Deductibility under Section 162(m) of the Code. Section 162(m) of the Code disallows a tax deduction to publicly-held corporations for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1 million per covered officer in any fiscal year, but contains an exception for “qualified performance-based compensation.”  The Incentive Plan has been drafted and is intended to be administered in a manner that would enable incentive payments paid to our named executive officers to satisfy the requirements for “qualified performance-based compensation.”

To the extent incentive payments under the Incentive Plan satisfy the requirements for qualified performance-based compensation under Section 162(m) or are otherwise deductible as compensation, we will be entitled to a corresponding tax deduction in the year the incentive payment is paid.

Tax Withholding.  We will deduct from all incentive payments, any federal, state or local taxes required by law to be withheld with respect thereto.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote FOR approval of the material terms of the performance goals set forth in the American Water Works Company, Inc. Annual Incentive Plan to allow certain incentive awards under the plan to be deductible under Section 162(m) of the Internal Revenue Code.

(Proposal 6)

ADOPTION OF AN AMENDMENT TO THE BYLAWS OF

AMERICAN WATER WORKS COMPANY, INC.

TO PROVIDE THAT THE COURTS LOCATED WITHIN THE STATE OF DELAWARE WILL SERVE AS THE

EXCLUSIVE FORUM FOR THE ADJUDICATION OF CERTAIN LEGAL DISPUTES

We are asking stockholders to approve an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”) that, if adopted, would result in the courts located within the  State of Delaware serving as the exclusive forum for the adjudication of certain legal actions involving the Company. Specifically, if this proposal is approved by stockholders, the Bylaws will be amended to add a new Article XIII thereto, with the text of such Article as follows:

EXCLUSIVE FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Restated Certificate of Incorporation or Bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases to the fullest extent permitted by law and subject to said court having personal jurisdiction over the indispensable parties named as defendants therein.

The Bylaws, as proposed to be amended and marked to show the proposed changes, are attached as Appendix D to this proxy statement. If approved by stockholders, the Amendment will be immediately effective.

The Company, which is incorporated in Delaware, is the most geographically diversified, as well as the largest publicly-traded, United States water and wastewater utility company, as measured by both operating revenue and population served. The Company provides drinking water, wastewater and other water-related services in over 40 states and two Canadian provinces. From time to time the Company has been, and expects that it may continue to be, the subject of various lawsuits arising out of its business and operations.

The Amendment is intended to assist the Company in avoiding multiple lawsuits in multiple jurisdictions on matters relating to the corporate law of Delaware, our state of incorporation. The Company believes that the Amendment would reduce the risk that the Company could become subject to duplicative litigation in multiple forums, as well as the risk that the outcome of cases in multiple forums could be inconsistent, even though each forum purports to follow Delaware law. Any of these could expose the Company to increased expenses or losses.

The Amendment would only regulate the forum where our stockholders may file claims relating to the specified intra-corporate disputes. The Amendment does not restrict the ability of our stockholders to bring such claims, nor the remedies available if such claims are ultimately successful; rather it attempts to prevent the Company from being forced to waste corporate assets defending against duplicative suits.

Although the board of directors believes that the designation of the Delaware Court of Chancery as the exclusive forum for intra-corporate disputes serves the best interests of the Company and our stockholders as a whole, the board of directors also believes that we should retain the ability to consent to an alternative forum on a case-by-case basis. Specifically, where the board of directors determines that the Company’s interests and those of our stockholders are best served by permitting a dispute to proceed in a forum other than the Delaware Court of Chancery, the Amendment permits the corporation to consent to the selection of such alternative forum.

The board of directors believes that our stockholders will benefit from having intra-corporate disputes litigated in the Delaware Court of Chancery. Although some plaintiffs might prefer to litigate such matters in a forum outside of Delaware because they perceive another court as more convenient or more favorable to their claims (among other reasons), the board of directors believes that the substantial benefits to us and our stockholders as a whole from designating the Delaware Court of Chancery as the exclusive forum for intra-corporate disputes outweigh these concerns. The Delaware Court of Chancery is widely regarded as the preeminent court for the determination of disputes involving a corporation’s internal affairs in terms of precedent, experience and focus. The Court’s considerable expertise has led to the development of a substantial and influential body of case law interpreting Delaware’s corporate law. This provides us and our stockholders with more predictability regarding the outcome of intra-corporate disputes. In addition, the Delaware Court of Chancery has developed streamlined procedures and processes that help provide decisions for litigating parties on a relatively expedited basis. This accelerated schedule can limit the time, cost, and uncertainty of litigation for all parties.  Furthermore, there is a significant risk that allowing stockholders to bring such highly sophisticated matters in forums with little familiarity or experience in corporate governance leaves stockholders at risk that foreign jurisdictions may misapply Delaware law.

Without a bylaw or similar provision such as that contemplated by the Amendment, the Company remains exposed to the possibility of plaintiffs using the Company’s geographically diverse operational base to bring claims against the Company in multiple jurisdictions or choosing a forum state for litigation that may not apply Delaware law to the Company's internal affairs in the same manner as the Delaware courts would be expected to do so.

The Company is aware, notwithstanding the adoption of an exclusive jurisdiction provision, that the enforceability of similar choice of forum provisions in other companies’ governing document has been challenged in various legal proceedings, and it is possible that, in connection with any such proceedings, including any legal proceedings that may be brought to challenge the Amendment if it is approved, judicial decisions or other rulings or changes in law could declare or otherwise render exclusive forum clauses like the one contained in the Amendment to be inapplicable or unenforceable.

After considering the foregoing, the Board believes the Amendment is in the best interests of the Company and its stockholders and recommends that our stockholders approve the Amendment.

Vote Required for Approval

Stockholder approval is not required for the board of directors to amend our Bylaws; however, the board of directors believes that stockholder support of the Amendment is important and is a matter of good corporate governance practice. Approval of the Amendment requires the affirmative “FOR” vote of a majority of shares present in person or represented by proxy and entitled to vote on the proposal.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote FOR approval of the amendment to our bylaws establishing the courts located within the State of Delaware as the exclusive forum for the adjudication of certain legal disputes.

STOCKHOLDER PROPOSALS

Any stockholder who, in accordance with SEC Rule 14a-8, wishes to present a proposal for inclusion in the proxy materials to be distributed in connection with the 2016 Annual Meeting of Stockholders must submit the proposal to the Office of the Secretary, American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, NJ 08043. Stockholder proposals for inclusion in our proxy statement for the 2016 Annual Meeting of Stockholders must be received on or before November 28, 2015 and must comply in all other respects with applicable SEC rules.

Any stockholder who wishes to propose any business to be considered by the stockholders at the 2016 Annual Meeting of Stockholders (other than a proposal for inclusion in the proxy statement pursuant to SEC Rule 14a-8), or who wants to nominate a person for election to the board of directors at that meeting, must provide timely and proper notice to the Office of the Secretary of American Water in writing, including the specified information described in our Bylaws concerning the proposed business or nominee. The requirements for such notice are set forth in our Bylaws, a copy of which can be obtained upon request directed to the Office of the Secretary at the address set forth above. The notice must be delivered to or mailed to the address set forth in the preceding paragraph and received at American Water’s principal executive offices no later than February 15, 2016. However, if the 2016 Annual Meeting of Stockholders is to be held more than 30 days before or 60 days after the anniversary of this year’s annual meeting, notice must be received not later than 90 days prior to the date of the 2016 Annual Meeting of Stockholders, or, if later, by the tenth day following the Company’s public announcement of the date of the 2016 Annual Meeting of Stockholders.

In order for stockholder proposals that are submitted outside of SEC Rule 14a-8 and are intended to be considered by the stockholders at the 2016 Annual Meeting of Stockholders to be considered “timely” for purposes of SEC Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Office of the Secretary of American Water no later than February 15, 2016.  If a stockholder fails to provide such timely notice of a proposal to be presented at the 2016 Annual Meeting, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

OTHER MATTERS

At the time this proxy statement went to press, we do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this Proxy Statement. If any other items or matters are properly presented before the Annual Meeting, the proxy holders will vote on such matters in their discretion. A proxy granted by a stockholder will give discretionary authority to the proxy holders to vote on any matters introduced pursuant to these procedures, subject to applicable SEC rules.

Appendix A

Reconciliation of income from continuing operations to adjusted income from continuing operations (A Non-GAAP, unaudited measure)

	Year Ended December 31, 2014
	(In thousands except per share data)
	Income	Diluted Earnings Per Share
Income from continuing operations	$429,841	$2.39
Add: After-tax impact of West Virginia Freedom Industries chemical spill	7,007	0.04
Adjusted income from continuing operations	$436,848	$2.43

Reconciliation of (i) total operation and maintenance expenses to adjusted regulated operation and maintenance expense and (ii) total operating revenues to adjusted regulated operating revenues; the adjusted amounts are used in the calculation of Regulated Operations and Maintenance Efficiency Ratio

(adjusted regulated operation and maintenance expense divided by adjusted regulated operating revenues,

expressed as a percentage) (A Non-GAAP, unaudited measure)

	Years Ended December 31,
	(In thousands)
	2014	2013
Total Operation and Maintenance Expense	$1,349,864	$1,289,081
Less:
Operation and maintenance expense – Market-Based Operations	289,395	240,610
Operation and maintenance expense – Other	(51,038)	(56,973)
Total Regulated Operation and Maintenance Expense	1,111,507	1,105,444
Less:
Regulated purchase water expense	121,301	111,119
Allocation of internal operation & maintenance expense	38,985	34,635
Impact of West Virginia Industries chemical spill	10,438	—
Estimated impact of weather (mid-point of range)	(1,762)	(1,687)
Adjusted Regulated Operation and Maintenance Expense (a)	$942,545	$961,377

Total Operating Revenues	$3,011,328	$2,878,936
Less:
Operating Revenues – Market-Based Operations	354,679	302,541
Operating Revenues – Other	(17,680)	(17,523)
Total Regulated operating revenues	2,674,329	2,593,918
Less:
Regulated purchase water expense *	121,301	111,119
Plus:
Impact of West Virginia Freedom Industries chemical spill	1,012	—
Estimated impact of weather (mid-point of range)	16,785	15,625
Adjusted Regulated Operating Revenues (b)	$2,570,825	$2,498,424
Regulated Operations and Maintenance Efficiency Ratio (a)/(b)	36.7%	38.5%

*	Calculation assumes purchased water revenues approximate purchased water expenses.

Appendix B

American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan

(As amended and restated, effective as of May 8, 2009)

1. Purpose

The purpose of the American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan, as amended and restated, effective as of May 8, 2009, (the “Plan”) is to provide (i) designated employees of American Water Works Company, Inc. (the “Company”) and its subsidiaries and (ii) non-employee members of the board of directors of the Company with the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

2. Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Board” means the Company’s Board of Directors.

(b) “Change of Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of (A) a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors, (B) the initial public offering of the Company Stock, or (C) any subsequent offering of shares of the Company Stock;

(ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company; or

(iii) After the Original Effective Date, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than one year, unless the election or nomination for election of each new director who was not a director at the beginning of such one-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

Notwithstanding the foregoing, the Committee may provide for a different definition of a “Change of Control” in a Grant Agreement if such Grant is subject to the requirements of section 409A of the Code and the Grant will become payable on a Change of Control.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means (i) with respect to Grants to Employees, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to Grants made to Non-Employee Directors, the Board, and (iii) with respect to Grants that are intended to be “qualified performance-based compensation” under section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations.

(e) “Company” means American Water Works Company, Inc. and any successor corporation.

(f) “Company Stock” means the common stock of the Company, par value $0.01 per share.

(g) “Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(h) “Effective Date” of the Plan shall mean May 8, 2009, the effective date of this amendment and restatement of the Plan. The “Original Effective Date” is the day immediately preceding the date of the Underwriting Agreement was executed and the Company Stock was priced for the initial public offering of such Company Stock.

(i) “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(j) “Employer” means the Company and its subsidiaries.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(m) “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

(n) “Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Plan.

(o) “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(p) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(q) “Non-Employee Director” means a member of the Board who is not an Employee.

(r) “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(s) “1933 Act” means the Securities Act of 1933, as amended.

(t) “Option” means an option to purchase shares of Company Stock, as described in Section 7.

(u) “Other Stock-Based Award” means a grant that is based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 11.

(v) “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

(w) “Plan” means this American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan, as may be amended from time to time.

(x) “SAR” means a stock appreciation right as described in Section 10.

(y) “Stock Award” means an award of Company Stock as described in Section 9.

(z) “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

(aa) “Underwriting Agreement” means the agreement between the Company and the underwriter or underwriters managing the initial public offering of the Company Stock.

3. Administration

(a) Committee. The Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4. Grants

(a) Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, SARs as described in Section 10 and Other Stock-Based Awards as described in Section 11. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

(b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5. Shares Subject to the Plan

(a) Shares Authorized. Subject to adjustment as described in subsection (d) below, the total aggregate number of shares of Company Stock that may be issued or transferred under the Plan is 6,000,000 shares and, effective May 8, 2009, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be increased by 9,500,000 shares so that the total number of shares of Company Stock authorized for issuance or transfer under the Plan shall be 15,500,000 shares.

(b) Source of Shares; Share Counting. Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Stock surrendered in payment of the Exercise Price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs and without regard to any cash settlement of the SARs. To the extent that a Grant of Stock Units is designated in the Grant Agreement to be paid in cash, and not in shares of Company Stock, such Grants shall not count against the share limits in subsection (a).

(c) Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 500,000 shares, subject to adjustment as described in subsection (d) below. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $750,000.

(d) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 16 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 422 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

6. Eligibility for Participation

(a) Eligible Persons. All Employees and Non-Employee Directors shall be eligible to participate in the Plan.

(b) Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7. Options

(a) General Requirements. The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.

(b) Type of Option, Price and Term.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.

(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii) The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c) Exercisability of Options.

(i) Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii) The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(iii) Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d) Termination of Employment or Service. Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed as an Employee or providing service as a Non-Employee Director. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(e) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(f) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

8. Stock Units

(a) General Requirements. The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

(e) Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Participants currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

9. Stock Awards

(a) General Requirements. The Committee may issue shares of Company Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a). If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Committee may determine that dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee.

10. Stock Appreciation Rights

(a) General Requirements. The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with an Option. The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR. The Committee shall determine the term of each SAR, which shall not exceed ten years from the date of grant.

(b) Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c) Exercisability. A SAR shall become exercisable in accordance with such terms and conditions as may be specified. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise a SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

(d) Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e) Exercise of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

(f) Form of Payment. The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

11. Other Stock-Based Awards

The Committee may grant other awards not specified in Sections 7, 8, 9 or 10 above that are based on or measured by Company Stock to Employees and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

12. Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply.

(b) Performance Goals. When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, stockholder return, return on equity, return on capital employed, net income to shares of Company Stock, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

(f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

13. Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

14. Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

15. Transferability of Grants

(a) Restrictions on Transfer. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

16. Consequences of a Change of Control

In the event of a Change of Control, the Committee may take any one or more of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may determine that outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Awards and Stock Units shall lapse, as of the date of the Change of Control or at such other time as the Committee determines, (ii) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price, and on such terms as the Committee determines, (iii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, (iv) with respect to Participants holding Stock Units and Other Stock-Based Awards, the Committee may determine that such Participants shall receive one or more payments in settlement of such Stock Units and Other Stock-Based Awards, in such amount and form and on such terms as may be determined by the Committee, or (v) determine that all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change of Control or such other date as the Committee may specify. The Committee may provide in a Grant Agreement that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

17. Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a stockholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

18. Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b) No Repricing Without Stockholder Approval. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(c) Stockholder Approval for “Qualified Performance-Based Compensation.” If Grants are made under Section 12 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Original Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

19. Miscellaneous

(a) Effective Date. The amendment and restatement of the Plan shall be effective as of the Effective Date.

(b) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

(c) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code or an exception from such requirements. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(d) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(e) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f) Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(g) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(i) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

Appendix C

American Water Works Company, Inc. Annual Incentive Plan

1. Purpose

The purpose of the Plan is to give eligible full-time exempt employees an annual opportunity to earn a cash incentive award that recognizes and rewards their contributions to the Company’s success.  To this end, the Plan provides a means of annually rewarding Participants based on the performance of the Company, as a whole or through a subsidiary, and, where appropriate, on a Participant’s personal performance.  The Plan also provides the Committee with the ability to make incentive awards designated as “qualified performance-based compensation” under Code section 162(m).  All capitalized terms are as defined in Section 2.  The Board adopted this Plan on March 4, 2015, effective as of January 1, 2015.

2. Definitions

(a) “Award” shall mean the amount of the incentive award (if any) that is earned by a Participant under the Plan for any Performance Period.

(b) “Award Percentages” shall mean the applicable minimum, target and maximum percentage of annual base salary that a Participant would be eligible to earn as an Award based on the level of achievement of the Performance Goals for the Performance Period, which Award Percentages shall be set by the Committee at the time the Performance Goals for the Performance Period are set; provided, that, if a Participant (other than any time prior to the final determination of the awards change the target percentage of any participant or assign a different target percentage to a participant to reflect any change in the participant’s responsibility level of position during the performance period; provided, however, that no such changes may be made with respect to any incentive payment designated as qualified performance-based compensation Participants eligible to receive an Award designated as “qualified performance-based compensation”) held more than one position during the Performance Period, then the Committee may designate different Award Percentages with respect to each position and the Award will be pro-rated to reflect the period during which such Participant had each Award Percentage (based on the number of days during the Performance Period the Participant held each position).

(c) “Board” shall mean the Company’s Board of Directors as constituted from time to time.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended or any successor statute thereto and the regulations promulgated thereunder.

(e) “Committee” shall mean the Compensation Committee of the Board. With respect to the administration of Awards designated as “qualified performance-based compensation,” the Committee shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under Code section 162(m).  With respect to Awards not designated as “qualified performance-based compensation,” the Committee may delegate its responsibilities for administering the Plan to an award committee or an Executive Officer as it deems appropriate; provided that it may not delegate its responsibilities under the Plan relating to Executive Officers or its authority to amend or terminate the Plan.

(f) “Company” shall mean American Water Works Company, Inc. or any successor corporation.

(g) “Employee” shall mean an employee of the Employer (including officers), but excluding any individual (i) employed in a casual or temporary capacity (i.e., those hired for a specific job of limited duration), (ii) characterized as “part-time” by the Employer, (iii) classified as a “non-exempt” employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, (iv) whose terms of employment are governed by a collective bargaining agreement that does not provide for participation in this Plan, (v) characterized as a “leased employee” within the meaning of Code section 414, or (vi) classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization or classification of an individual by any court, government agency (including, but not limited to, the Internal Revenue Service or U.S. Department of Labor), or arbitrator shall have no effect upon the characterization or classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(h) “Employer” shall mean the Company and each of its subsidiaries.

(i) “Executive Officer” shall mean the executive officers of the Company as defined in the Securities Exchange Act of 1934, as amended, and as determined by the Committee in its sole discretion.

(j) “Participant” for any Performance Period, shall mean an Employee designated by the Committee to participate in the Plan.  Only those Employees who are designated as Participants for a Performance Period shall be eligible to participate in the Plan for such Performance Period.

(k) “Performance Goals” for any Performance Period, shall mean: (i) For Awards designated as “qualified performance‑based compensation” pursuant to Section 5, the performance goals of the Company, as specified by the Committee, based on one or more of the following objective criteria: (A) diluted earnings per share, (B) environmental compliance, (C) safety performance, (D) service quality, (E) customer satisfaction, (F) stock price, (G) earnings per share, (H) price-earnings multiples, (I) net earnings, (J) operating earnings, (K) revenue, (L) number of days sales outstanding in accounts receivable, (M) productivity, (N) margin, (O) EBITDA (earnings before interest, taxes, depreciation and amortization), (P) net capital employed, (Q) return on assets, (R) stockholder return, (S) return on equity, (T) return on capital employed, (U) net income to shares of Company stock, (V) growth in assets, (W) unit volume, (X) sales, (Y) cash flow, (Z) market share, (AA) relative performance to a comparison group designated by the Committee, and/or (BB) strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.  Any criteria used may be measured, as applicable, (I) in absolute terms, (II) in relative terms (including but not limited to, the passage of time and/or against other companies or financial metrics), (III) on a per share and/or share per capita basis, (IV) against the performance of the Company and its subsidiaries as a whole or against the Company or one or more particular subsidiary, entity, segment, operating unit or product of the Company, or any combination thereof, and /or (V) on a pre-tax or after-tax basis, or (ii) For Awards not designated as “qualified performance‑based compensation” pursuant to Section 5, the performance goals may be based on one or more of the objective criteria set forth in clause (i) above and/or may take into account any other factors deemed appropriate by the Committee in its sole discretion.

(l) “Performance Period” shall mean the fiscal year of the Company or any other period designated by the Committee with respect to which an Award may be earned.

(m) “Plan” shall mean this American Water Works Company, Inc. Annual Incentive Plan, as from time to time amended and in effect.

3. Eligibility

Subject to the limitations contained in this Section 3, all Employees of the Employer are eligible to participate in the Plan. The Committee shall designate which Employees shall participate in the Plan for each Performance Period and only those Employees designated by the Committee to participate in the Plan for the Performance Period shall be eligible to participate for such Performance Period. To be eligible to receive an Award with respect to any Performance Period, an Employee must be actively employed by the Employer on the day on which the Award payout for a Performance Period is made (except as provided in Section 8). Newly hired Employees or Employees promoted/transferred to an eligible/higher class shall be eligible to receive a prorated Award for a Performance Period, provided that their date of hire (or promotion/transfer) occurs on or before September 30, or such other date as the Committee may specify.

4. Administration

The administration of the Plan shall be consistent with the purpose and the terms of the Plan. The Plan shall be administered by the Committee. The Committee shall have full authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select Participants in the Plan, to determine each Participant’s Award Percentages, to approve all of the Awards, to decide the facts in any case arising under the Plan and to make all other determinations, including factual determinations, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate; provided, however, that the Committee shall not be authorized to increase the amount of the Award payable to a Participant that would otherwise be payable pursuant to the terms of the Plan to the extent the Award is designated as “qualified performance-based compensation” under Code section 162(m).  All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

All Awards shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determination of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Award. Awards need not be uniform as among Participants. The Committee’s administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Employer and all employees of the Employer, including the Participants and their respective beneficiaries.

5. Determination of Awards

(a) Setting Award Percentages and Performance Goals.

(i) To the extent Awards are designated as “qualified performance-based compensation” under Code section 162(m), Performance Goals and Award Percentages must be pre-established by the Committee.  Performance Goals and Award

Percentages are considered pre-established if established in writing not later than 90 days after the commencement of the period of service to which the Performance Goals relates.  In no event will a Performance Goal and Award Percentage be considered pre-established if it is established after 25% of the period of service (as scheduled in good faith at the time the Performance Goal is established) has elapsed. To the extent Awards are not designated as “qualified performance-based compensation,” the Committee may establish Performance Goals and Award Percentages for Participants at such time or times as the Committee determines in its sole discretion.  Subject to the requirements of this Section 5(a)(i), the Performance Goals and Award Percentages established by the Committee may be (but need not be) different for each Performance Period and different Performance Goals and Award Percentages may be applicable to different Participants.

(ii) The Committee shall determine and shall reflect in its minutes: (A) the Employees who shall be Participants during the Performance Period, (B) the Performance Goal or Goals for the Performance Period (and how they are weighted, if applicable) and (C) each Participant’s Award Percentages.  The Company shall notify each Participant of the Participant’s Award Percentages and the applicable Performance Goals for the Performance Period.

(iii) To the extent permitted by Code section 162(m), if applicable, in setting the Performance Goals within the period prescribed in Section 5(a)(i), the Committee may at such time also provide that the achievement of the Performance Goals will be determined without regard to the negative or positive effect of certain events, including for one or more of the following items:  asset write-downs; litigation or claim judgments or settlements; changes in accounting principles; changes in tax law or other laws affecting reported results; changes in commodity prices; severance, contract termination, and other costs related to exiting, modifying or reducing any business activities; costs of, and gains and losses from, the acquisition, disposition, or abandonment of businesses or assets; gains and losses from the early extinguishment of debt; gains and losses in connection with the termination or withdrawal from a pension plan; stock compensation costs and other non-cash expenses; any extraordinary non-recurring items as described in applicable Accounting Principles Board opinions or Financial Accounting Standards Board statements or in management’s discussion and analysis of financial condition and results of operation appearing in the Company’s annual report to stockholders for the applicable year; or any other specified non-operating items as determined by the Committee in setting Performance Goals.

(b) Earning An Award.  Generally, a Participant earns an Award for a Performance Period based on the level of achievement of the Performance Goals established by the Committee for that Performance Period.  A Participant will receive no Award if the level of achievement of all Performance Goals is below the minimum required to earn an Award for the applicable Performance Period, as specified by the Committee at the time the Performance Goals are established.  No Participant may earn an Award that is greater than the maximum Award amount set forth in Section 5(c).  Notwithstanding anything to the contrary in the Plan, in determining the actual Award that is payable to a Participant, (i) with respect to Awards designated as “qualified performance‑based compensation” under Code section 162(m), the Committee, in its sole discretion, may reduce the Award payable to an amount below the amount that would otherwise be payable based on the level of achievement of the Performance Goals and (ii) with respect to Awards not designated as “qualified performance‑based compensation” under Code section 162(m), the Committee, in its sole discretion, may reduce or increase the Award payable below or above the amount that would otherwise be payable based on the level of achievement of the Performance Goals

(c) Maximum Award Amount.  The maximum Award payable to any Participant for any fiscal year shall not exceed $3,000,000.

(d) Special Rules for Awards Designated As Qualified Performance-Based Compensation.  To the extent Awards are designated as “qualified performance-based compensation,” the Awards shall be based on Performance Goals for each Performance Period that shall satisfy the requirements for “qualified performance‑based compensation” under Code section 162(m), including the requirement that the achievement of the Performance Goals be substantially uncertain at the time they are established and that the Performance Goals be objective and established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Goals have been met. To the extent that Awards designated as “qualified performance‑based compensation” under Code section 162(m) are made, no such Award may be made as an alternative to any other award that is not designated as “qualified performance‑based compensation” but instead must be separate and apart from all other awards made. To the extent an Award is designated as “qualified performance‑based compensation,” the Committee is authorized to reduce the Award payable to the applicable Participant for any Performance Period based upon its assessment of personal performance or other factors, but not to increase the Award beyond the amount that is payable as a result of the level of achievement of the Performance Goals for such Performance Period, as certified by the Committee. Any reduction of an Award payable to a Participant with respect to an Award designated as “qualified performance-based compensation” shall not result in an increase in the Award payable to any other Participant with respect to an Award designated as “qualified performance-based compensation.”

6. Changes to the Award Percentages

The Committee may at any time prior to the final determination of Awards change the Award Percentages of any Participant or assign different Award Percentages to a Participant to reflect any change in the Participant’s responsibility level or position during the course of the Performance Period; provided, however, that no such changes may be made with respect to Awards that are designated as “qualified performance-based compensation” under Code section 162(m).

7. Payment of Awards

The Committee shall certify and announce the actual Awards that will be paid to each Participant as soon as practicable following the final determination of the Company’s financial results for the relevant Performance Period. Subject to the provisions of Section 8, payment of the actual Awards certified by the Committee shall normally be made, in a single lump sum cash payment as soon as practicable following the Committee certification, but in any event, such Award shall be paid on or after January 1 of the year following the year in which the Performance Period ends, but no later than March 15 of the year following the year in which the Performance Period ends.

8. Limitations on Rights to Payment of Awards

(a) Employment.  Unless the Committee determines otherwise, no Participant shall have any right to receive payment of an Award under the Plan for a Performance Period unless the Participant remains in the employ of the Employer through the date that Award is paid.

(b) Accelerated Payment.  In no event will payment be made to a Participant with respect to an Award designated as “qualified performance-based compensation” or, unless the Committee determines otherwise, to any other Participant with respect to any other Award, prior to the end of the Performance Period to which it relates.

9. Amendment, Suspension or Termination of the Plan

The Plan shall continue until terminated by the Board or the Committee.  The Board or the Committee may at any time amend (in whole or in part), suspend or terminate this Plan; provided, however, that the Board or the Committee shall not amend or modify the Plan without stockholder approval if such approval is required by Code section 162(m).  No such amendment which adversely affects any Participant’s rights to or interest in an Award earned prior to the date of the amendment shall be effective unless the Participant shall have agreed thereto.  If Awards are intended as “qualified performance-based compensation” under Code section 162(m), the Plan must be reapproved by the Company’s stockholders no later than the first stockholders’ meeting that occurs in the fifth year following the year in which the stockholders previously approved the material terms of the performance goals under the Plan, if Awards after such stockholders’ meeting are to be made as “qualified performance-based compensation” under Code section 162(m) and if required by Code section 162(m).

10. Miscellaneous Provisions

(a) No Employment Right.  This Plan is not a contract between the Employer and the Employees or the Participants. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Employee or any Participant any right to be retained in the employ of the Employer. The Company is under no obligation to continue the Plan. Nothing contained in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board or committees thereof, to change the duties or the character of employment of any employee of the Employer or to remove the individual from the employment of the Employer at any time, all of which rights and powers are expressly reserved.

(b) Code Section 409A. The Plan is intended to comply with the short-term deferral rule set forth in the regulations under Code section 409A in order to avoid application of Code section 409A to the Plan.  If, and to the extent that, any payment under this Plan is deemed to be deferred compensation subject to the requirements of Code section 409A, this Plan shall be administered so that such payments are made in accordance with the requirements of Code section 409A.  If an Award is subject to Code section 409A, (i) payments shall only be made in a manner and upon an event permitted under Code section 409A, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Code section 409A, and (iii) in no event shall a Participant, directly or indirectly, designate the calendar year in which a payment is made except in accordance with Code section 409A.  Any Award under the Plan that is subject to Code section 409A and that is to be paid to a key employee (as defined below) upon separation from service shall be administered so that any payment with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by Code section 409A.  If a payment is delayed pursuant to Code section 409A, the payment shall be paid within 30 days after the end of the six-month period.  If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death.  The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Code section 416(i) and the “specified employee” requirements of Code section 409A. Notwithstanding anything to the contrary in this Plan, each Participant shall be solely responsible for the tax consequences of Awards under this Plan, and in no event shall the Company nor any other Employer have any responsibility or liability if any Award does not meet the applicable requirements of Code section 409A.  Although the Company intends to administer the Plan to prevent taxation under Code section 409A, the Company does not represent nor warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.

(c) No Assignment.  A Participant’s right and interest under the Plan may not be assigned or transferred and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company’s sole discretion, the Employer’s obligation under the Plan to pay Awards with respect to the Participant.

(d) Unfunded Plan.  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of Awards.

(e) Company Policies.  As a condition of participation in the Plan, each Participant agrees to be subject to any compensation, clawback and recoupment policies that may be applicable to the Participant as an Employee of the Employer, as in effect from time to time and as approved by the Board or a duly authorized committee thereof, whether or not approved before or after the effective date of the Plan.

(f) Stockholder Approval.  Notwithstanding any provision of the Plan to the contrary, Awards designated as “qualified performance-based compensation,” if made prior to stockholder approval of the material terms of the performance goals under the Plan at the Company’s 2015 annual stockholders’ meeting, will be made contingent upon, and subject to, stockholder approval of the material terms of the performance goals under the Plan at the Company’s 2015 annual stockholders’ meeting.

(g) Withholding Taxes.  The Employer shall have the right to deduct from actual Awards paid any taxes or other amounts required by law to be withheld.

(h) Compliance with 162(m).  It is the intent of the Company that the Plan and Awards under the Plan designated as “qualified performance-based compensation” comply with the applicable provisions of Code section 162(m). To the extent that any legal requirement of Code section 162(m) as set forth in the Plan ceases to be required under Code section 162(m), that Plan provision shall cease to apply.  Further, with respect to Awards intended to qualify as “qualified performance-based compensation, terms used in the Plan shall be interpreted in a manner consistent with Code section 162(m) and regulations thereunder (including Treasury Regulation section 1.162-27).

Governing Law.  The validity, construction, interpretation and effect of the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware.

Appendix D

Proposed Amended and Restated Bylaws of American Water Works Company, Inc.

ARTICLE I

Offices

SECTION 1.  Registered Office.  The registered office of American Water Works Company, Inc. (the “Corporation”) in the State of Delaware shall be located in the City of Wilmington.

SECTION 2.  Other Offices.  The Corporation may also have offices in such places, within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

SECTION 1.  Annual Meetings.  The annual meeting of the stockholders for the election of directors and for such other business as may properly come before the meeting shall be held at such place (within or without the State of Delaware), date and hour as shall be designated by the Board or as shall be designated in the notice or waiver of notice thereof.

SECTION 2.  Special Meetings.  Special meetings of the stockholders may be held only upon call by the Board or the Chairman of the Board or President or a stockholder or stockholders holding at least 15% of the shares of stock of the Corporation issued and outstanding and entitled to be voted at the meeting, at such place and at such time and date as may be fixed by the body or person or persons giving such call, and as may be stated in the notice setting forth such call.  Only business within the purpose or purposes described in the notice or waiver of notice required by these Bylaws may be conducted at a special meeting of the stockholders.

SECTION 3.  Notice of Meetings.  Each stockholder of record of each class of stock of the Corporation then outstanding and entitled to vote at any meeting of stockholders shall be given written notice of such meeting, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Each stockholder receiving such a notice shall be entitled to attend such meeting.  Except as otherwise expressly required by law, notice of each meeting of stockholders shall be given not less than ten nor more than sixty days before the date of such meeting to each stockholder entitled to vote at such meeting.

 Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened

SECTION 4.  Quorum.  At each meeting of the stockholders, except as otherwise expressly required by law or the Corporation’s Restated Certificate of Incorporation, stockholders holding a majority of the shares of stock of the Corporation issued and outstanding and entitled to be voted at the meeting shall be present in person or by proxy to constitute a quorum for the transaction of business.  In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting until stockholders holding the amount of stock requisite for a quorum are present in person or by proxy.  At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 5.  Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board, or in his or her absence by the President, or such other person as the Board may determine.  The Secretary shall act as secretary of the meeting, and in his or her absence such other person as the person presiding over the meeting may appoint.

SECTION 6.  Voting.  When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law, the rules and regulations of any stock exchange or quotation system applicable to the Corporation, these Bylaws or the Corporation’s Restated Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 7.  Notice of Stockholder Business and Nominations.  (a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) by or at the direction of the Chairman of the Board or the Board generally, (B) pursuant to the Corporation’s notice of meeting (or any supplement thereto) or (C) by any stockholder of the Corporation who is entitled to vote at the meeting and who complies with the notice procedures set forth in clauses (ii) and (iii) of this paragraph and who was a stockholder of record at the time such notice is delivered to the Secretary.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder, pursuant to clause (C) of paragraph (a)(i) of this Section 7 (or before a special meeting of stockholders pursuant to paragraph (b) of this Section 7), the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that if the Corporation did not hold an annual meeting the preceding year or if the date of the annual meeting is changed by more than thirty days from the date of the preceding year’s annual meeting, to be timely, notice by the stockholder must be delivered not later than the ninetieth day prior to the date of the annual meeting (or, if later, the tenth day following the day on which public announcement is first made of the date of the annual meeting and of the nominees proposed by the Board to be elected at such meeting).  In no event shall the adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case including any successor rule or regulation thereto, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and the name, address and phone number of such beneficial owner, (2) the number and class of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a description of any and all arrangements or understandings between such stockholder and such beneficial owner, (4) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (5) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination.  The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule l4a-8 (or any successor thereto) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 7 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement made by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least ninety days prior to the first anniversary of the date of the preceding year’s annual meeting, a stockholder’s notice under this paragraph shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders.  Only such business as shall have been brought before the special meeting of the stockholders pursuant to the notice or waiver of notice of the meeting shall be conducted at such meeting.  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice or waiver of notice of the meeting (i) by or at the direction of the Board, (ii) by the stockholder or stockholders who called such meeting or (iii) by any other stockholder of the Corporation who is entitled to vote at such meeting, who complies with the notice procedures set forth in this Section 7 and who is a stockholder of record at the time such notice is delivered to the Secretary.  Nominations by such other stockholders of persons for election to the Board may be made at such special meeting of stockholders if the stockholder’s notice as required by paragraph (a)(ii) of this Section 7 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the ninetieth day prior to the date of the special meeting (or, if later, the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting).  In no event shall the adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.  Other than as set forth in Article III, Section 5 hereof, only persons who are nominated in accordance with the procedures set forth in this Section 7 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 7 and, if any proposed nomination or business is not in compliance with this Section 7, to declare that such defective proposal or nomination shall be disregarded.

SECTION 8.  Postponement and Cancellation of Meeting.  Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders.

ARTICLE III

Board of Directors

SECTION 1.  General Powers.  The property, business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2.  Number and Term of Office.  The number of directors which shall constitute the whole Board shall be fixed from time to time by a duly adopted resolution of the Board.  Directors need not be stockholders or citizens or residents of the United States of America.  Except as provided in Section 5 of this Article III, directors shall be elected at the annual meeting of the stockholders by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors.  Commencing with the 2011 annual meeting of stockholders and except as provided in Section 5 of this Article III, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if as of a date that is 14 days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.  For purposes of this Section, a majority of the votes cast means that the number of shares voted for a director must exceed the number of votes cast against that director.  The nominating/corporate governance committee has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Board.  The nominating/corporate governance committee will make a recommendation to the Board of Directors on whether to accept or reject such resignation, or whether other action should be taken.  The Board will act on the tendered resignation, taking into account the nominating/corporate governance committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.    Each of the directors of the Corporation shall hold office until his or her successor shall be elected and shall qualify or until his or her earlier death or resignation or removal in the manner hereinafter provided.

SECTION 3.  Resignations.  Any director may resign at any time by giving written notice of his or her resignation to the Chairman of the Board, the President or the Secretary.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board.  Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.  Removal of Directors.  Any director or the entire Board may be removed, with or without cause, at any time upon the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors.

SECTION 5.  Vacancies.  Vacancies in the Board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the purpose.  Each director so chosen shall hold office until his or her successor shall be elected and shall qualify or until his or her earlier death or resignation or removal in the manner as herein provided.

SECTION 6.  Place of Meetings.  The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be designated in the respective notices or waivers of notice thereof.

SECTION 7.  Annual and Regular Meetings.  The annual meeting of the Board for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders.  Notice of such annual meeting of the Board need not be given.  The Board from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware), date and time of such meetings.  Notice of regular meetings need not be given; provided, however, that if the Board shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, telegraph, facsimile, electronic mail or other electronic means to each director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally.

SECTION 8.  Special Meetings.  Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or at least two of the directors, at such place, date and time as may be specified in the respective notices or waivers of notice of such meetings.  Special meetings of the Board may be called on at least twenty-four hours’ notice to each director if notice is given to each director personally or by telephone, telegraph, facsimile, electronic mail or other electronic means, or on three days’ notice from the official date of deposit in the mail if notice is sent by internationally recognized courier to each director, addressed to him or her at his or her usual place of business.  Such notice need not state the purpose of, nor the business to be transacted at, that meeting, except as may otherwise be required by law.  Notice need not be given to a director present at a meeting.  A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing either before or after that meeting.

SECTION 9.  Quorum and Manner of Acting.  Except as provided by law, the Restated Certificate of Incorporation or these Bylaws, a majority of the total number of directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board.  In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat.  Notice of any adjourned meeting need not be given.

SECTION 10.  Organization.  The Board shall elect a Chairman of the Board from among the directors.  Meetings of the Board shall be presided over by the Chairman of the Board, or such other person as the Board may determine.  The Secretary shall act as secretary of the meeting, and in his or her absence such other person as the person presiding over the meeting may appoint.

SECTION 11.  Action by Written Consent.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of the proceedings of the Board or such committee.

SECTION 12.  Meetings by Telephone, etc.  Any one or more members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

SECTION 13.  Compensation.  Each director, in consideration of his or her serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at meetings of the Board or of any committee, or both, as the Board shall from time to time determine.  The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him or her on account of his or her attendance at any such meeting.  Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Committees

SECTION 1.  Committees.  The Board shall, by resolution passed by a majority of the directors, designate a compensation committee, a nominating/corporate governance committee, an audit committee and, if so desired from time to time, other committees to serve at the pleasure of the Board.  Each committee shall consist of two or more of the directors of the Corporation, which to the extent permitted by law and provided in such resolution or these Bylaws shall have and may exercise the powers of the Board in the management and affairs of the Corporation.  Such committee(s) shall have such name(s) as may be determined from time to time by resolution adopted by the Board.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

SECTION 2.  Committee Rules.  Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the Board designating such committee or the charter adopted by the Board for such committee.  In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article III of these Bylaws.

ARTICLE V

Officers

SECTION 1.  Number.  The principal officers of the Corporation shall be designated by the Board and shall consist of a President, such number of Vice Presidents as the Board may determine from time to time, a Treasurer, a Secretary and such number of Assistant Treasurers and Assistant Secretaries as the Board may determine from time to time.  The Board may, in its discretion, create such offices and confer such titles as Chief Executive Officer, Chief Financial Officer or Chief Operating Officer and designate any Vice President by a number or numbers or a word or words (including, without limitation, the words “Executive” and “Senior”) added before or after such title.  The Board may appoint, and authorize the appointment of, such other officers of the Corporation as the Board deems necessary who shall have such authority and shall perform such duties as these Bylaws or as the Board may prescribe.  Any number of offices may be held by the same person, except that no person may simultaneously hold the offices of President and Secretary.

SECTION 2.  Term of Office.  Each officer shall hold office until his or her successor is duly elected and qualified or until his or her earlier death or resignation or removal in the manner hereinafter provided.

SECTION 3.  Removal and Resignation.  All officers and agents of the Corporation shall be subject to removal, with or without cause, at any time by the affirmative vote of a majority of the Board, or, except in the case of any officer elected by the Board, by any committee or superior officer upon whom such power may be conferred by the Board.  Designation of an officer shall not itself create contract rights.  Any officer may resign at any time by giving written notice of his or her resignation to the President or the Secretary, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, shall take effect when accepted by action of the Board.  Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.  President.  The President, subject to the direction of the Board, shall have such powers and perform such duties as pertain to the office of President and as the Board may from time to time prescribe, shall have the direction of all subordinate officers, agents and employees and may assign such duties to such other officers as he or she deems appropriate, and shall perform such other duties and exercise such other powers as may from time to time be prescribed by these Bylaws or the Board.

SECTION 5.  Vice Presidents.  Each Vice President shall have such powers and perform such duties as the Board or the President may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws.  At the request of the President, or in case of his or her absence or inability to act, any of the Vice Presidents shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

SECTION 6.  Treasurer.  The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws.  He or she shall disburse the funds of the Corporation as may be ordered by the Board, making proper vouchers for such disbursements, and shall render to the Board whenever required to do so, and shall present at the annual meeting of the stockholders, if called upon to do so, a statement of all his or her transactions as Treasurer.  He or she shall have such powers and perform such duties as pertain to the office of Treasurer and shall perform such other duties as may from time to time be assigned to him or her by the Board.

SECTION 7.  Secretary.  The Secretary shall keep the records of the proceedings of all meetings of the stockholders and the Board or any committees thereof.  He or she shall affix the seal of the Corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer and shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records).  He or she shall have such powers and perform such duties as pertain to the office of Secretary and shall perform such other duties as may from time to time be assigned to him or her by the Board.

SECTION 8.  Other Officers, Assistant Officers and Agents.  Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board or by the person responsible for appointing such officers, assistant officers and agents, as the case may be.

SECTION 9.  Execution of Contracts and Instruments.  Notwithstanding the foregoing description of the duties and powers of corporate officers, the Board may from time to time limit or qualify such duties and powers by an instrument designated by the Board or pursuant to the Board’s delegated authority as a corporate delegation of authority, and the duties and powers of the Corporation’s officers shall be so limited.  The Board may also from time to time specifically authorize one or more officers or agents of the Corporation to enter into such contracts, execute such instruments and take such other actions in the name of and on behalf of the Corporation for such specific purposes and in connection with such specific matters and transactions as the Board in its discretion may determine.  Any instrument may be executed on behalf of and in the name of the Corporation:  (a) by the Chairman of the Board, the President, the Chief Executive Officer (if any), the Chief Financial Officer (if any), the Chief Operating Officer (if any) or any Vice President, together with the Secretary, the Treasurer or any Assistant Secretary, or any Assistant Treasurer, in each case, subject to any instrument that the Board or those authorized by it may designate as a “corporate delegation of authority”, (b) by such officers specifically authorized to act by Board resolution for a specific purpose or (c) by any other person authorized to do so by, and subject to the limits stated in, the instrument that the Board or those authorized by it may designate as a “corporate delegation of authority”, and such persons shall be deemed agents of the Corporation for such purposes.  Except as otherwise designated or expressly authorized by these Bylaws, or an instrument properly designated as a “corporate delegation of authority” no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

SECTION 10.  Security.  The Board may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board.

ARTICLE VI

Proxies, Checks, Drafts, Bank Accounts, Etc.

The President, or any other officer designated by the Board as having such authority, shall have authority from time to time to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities or interests in any other corporation or business entity and to vote or consent in respect of such stock, securities or interest; the President or such designated officers may designate an agent or agents to perform such function and may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the President or such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.  All checks and drafts on the Corporation bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents or other employee or employees as shall be thereunto authorized from time to time by the Board.  Third parties shall be entitled to rely on the authority delegated by the Board or pursuant to its delegated authority in an instrument designated as a “corporate delegation of authority” as to all matters governed by this Article VI.

ARTICLE VII

Books and Records

The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

ARTICLE VIII

Seal

The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal Delaware 1936.”  In lieu of the corporate seal, when so authorized by the Board or a duly empowered committee thereof and permitted by law, a facsimile thereof may be impressed or affixed or reproduced.

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall end on the 31st day of December in each year, unless changed by resolution of the Board.

ARTICLE X

Indemnification

SECTION 1.  Right to Indemnification.  The Corporation shall indemnify to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was or had agreed to become a director or officer of the Corporation or an employee of the Corporation specifically designated by the Board as an indemnified employee, or is or was serving or had agreed to serve at the request of the Corporation as a director, officer, partner, member, trustee or agent, or such an employee, of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, partner, member, trustee, agent or employee, or in any other capacity while serving as a director, officer, partner, member, trustee, agent or employee, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such service; provided, however, that except as provided in Section 2 of this Article X the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding was authorized by the Board, either generally or in the specific instance.

SECTION 2.  Expenses.  The right to indemnification shall include the advancement of expenses incurred by any person described in Section 1 of this Article X in defending any such Proceeding in advance of its final disposition in accordance with procedures established from time to time by the Board; provided, however, that the director, officer, partner, member, trustee, agent or employee shall deliver to the Corporation an undertaking to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that he or she is not entitled to be indemnified for such expenses under this Article X or otherwise, such undertaking to be in form and substance reasonably acceptable to the Corporation and which may further specify the conditions upon which indemnification for expenses is available given the facts and circumstances of such Proceeding.

SECTION 3.  Continuation of Rights.  The rights of indemnification provided in this Article X shall be in addition to any rights to which any person may otherwise be entitled by law or under any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.  Such rights shall continue as to any person who has ceased to be a director, officer, partner, member, trustee, agent or employee and shall inure to the benefit of his or her heirs, executors and administrators, and shall be applicable to proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

SECTION 4.  Contract Rights.  The obligations of the Corporation to indemnify a director, officer, partner, member, trustee, agent or employee under this Article X, including the duty to advance expenses, shall be considered a contract between the Corporation and such individual, and no modification or repeal of any provision of this Article X shall affect, to the detriment of the individual, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

SECTION 5.  Insurance and Funding.  The Corporation may purchase and maintain insurance to protect any person against any liability or expense asserted against or incurred by such person in connection with any Proceeding, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under this Article X or otherwise, provided that such insurance is available on acceptable terms, which determination shall be made by the Board.  The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect indemnification as provided herein.

SECTION 6.  Severability.  If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer and any other person indemnified pursuant to this Article X as to all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid or to be paid in settlement) with respect to any Proceeding to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE XI

Shares and Their Transfer

SECTION 1.  Certificates for Shares.  The shares of the Corporation shall be represented by certificates, or shall be uncertificated shares evidenced by a book-entry system, or a combination of both.  Certificates shall be signed by, or in the name of the Corporation by, (i) the President or a Vice President and (ii) the Secretary or an Assistant Secretary, certifying the number and class of shares of the Corporation owned by the holder of such certificate.  If such a certificate is countersigned (a) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (b) by a registrar other than the Corporation or its employee, the signature of any such President, Vice President, Secretary or Assistant Secretary may be a facsimile.  In case any officer(s) who have signed, or whose facsimile signature(s) have been used on, any such certificate(s) shall cease to be such officer(s) of the Corporation, whether because of death, resignation or otherwise, before such certificate(s) have been delivered by the Corporation, such certificate(s) may nevertheless be issued and delivered as though the person or persons who signed such certificate(s) or whose facsimile signature(s) have been used thereon had not ceased to be such officer(s) of the Corporation.

SECTION 2.  Record.  A record shall be kept of the name of the person, firm or corporation owning each share of stock of the Corporation, including, in the case of stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation.  Except as otherwise expressly required by law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 3.  Transfers of Stock.  Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.  Except when a certificate is issued in accordance with Section 4 of this Article XI, in the case of stock represented by a certificate, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

SECTION 4.  Lost, Destroyed or Mutilated Certificates.  In the case of an alleged loss or destruction or the mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board may prescribe.

ARTICLE XII

General Provisions

Section Headings.  Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Inconsistent Provisions.  In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Corporation’s Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE XIII

Exclusive Forum for Adjudication of Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Restated Certificate of Incorporation or Bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases to the fullest extent permitted by law and subject to said court having personal jurisdiction over the indispensable parties named as defendants therein.

ARTICLE ~~XIII~~XIV

Amendments

These Bylaws, or any of them, may be altered, amended or repealed by the Board, or by the stockholders of the Corporation as provided in the Corporation’s Restated Certificate of Incorporation.

DIRECTIONS TO

AMERICAN WATER WORKS COMPANY, INC.

2015 ANNUAL MEETING OF STOCKHOLDERS

The Mansion

3000 Main Street

Voorhees, New Jersey 08043

From Philadelphia / Center City: Take Ben Franklin Bridge to Route 70 East. Follow Route 70 East to Route 73 South. Follow Route 73 South to Evesham Road. Turn right on Evesham Road. Continue for 1 1⁄2 miles. Turn left into Main Street Complex.

From North East Philadelphia: Take Tacony Palmyra Bridge to Route 73 South. Follow Route 73 South to Evesham Road. Turn right on Evesham Road. Continue for 1 1⁄2 miles. Turn left into Main Street Complex.

From Philadelphia International Airport: Take Walt Whitman Bridge to Route 42 South. Follow Route 42 South to 295 North. Follow 295 North to Exit 32 (Route 561, Voorhees). Follow Route 561 to Evesham Road. Turn left on Evesham Road. Continue for 1 1⁄2 miles. Turn right into Main Street Complex.

From Delaware / Maryland: Take Delaware Memorial Bridge to 295 North. Follow 295 North to Exit 32 (Route 561, Voorhees). Follow Route 561 to Evesham Road. Turn left on Evesham Road. Continue for 1 1⁄2 miles. Turn right into Main Street Complex.

From North Jersey / New York: Take New Jersey Turnpike South to Exit 4. Follow to Route 73 South. Follow Route 73 South to Evesham Road. Turn right on Evesham Road. Continue for 1 1⁄2 miles. Turn left into Main Street Complex.

From Atlantic City Area: Take Atlantic City Expressway to Route 73 North. Follow Route 73 North to Evesham Road. Turn left on Evesham Road. Continue for 1 1⁄2 miles. Turn left into Main Street Complex.

Parking

Complimentary Self-Parking Is Available At The Mansion, 3000 Main Street, Voorhees, New Jersey, 08043.

Information About Advance Registration for Attending the Meeting

An admission card will be required to enter American Water’s annual meeting. Please follow the advance registration instructions below and an admission card will be mailed to you. Upon arrival at the annual meeting, you will be asked to present your admission card and appropriate picture identification to enter the meeting. If you do not have an admission card and appropriate picture identification, you will not be admitted to the building.

Attendance at the annual meeting is limited to American Water stockholders or their named representatives. We reserve the right to limit the number of representatives who may attend the meeting.

•

If you hold your American Water shares directly, and not through a broker, bank or other nominee, and you plan to attend the annual meeting, please send an annual meeting advance registration request, containing the information listed below, to:

American Water Investor Relations

1025 Laurel Oak Road

Voorhees, New Jersey 08043

Attention: Annual Meeting Advance Registration

Please include the following information:

•	Your name and complete mailing address;
•	If you will be naming a representative to attend the meeting on your behalf, the name, address and phone number of that individual.
•

If your American Water shares are held for you in a brokerage, bank or other institutional account and you wish to attend the annual meeting, please send an annual meeting advance registration request containing the information listed below, to the address listed above:

Please include the following information:

•	Your name and complete mailing address;
•	If you will be naming a representative to attend the meeting on your behalf, the name, address and phone number of that individual;
•	Proof that you own American Water shares (such as a letter from your bank or broker or a photocopy of a current brokerage or other account statement).

If you have questions regarding admission to the annual meeting, please visit our website at aw.investorrelations@amwater.com or call American Water’s Investor Relations department at 1-877-310-7174.

AMERICAN WATER WORKS COMPANY, INC. 1025 LAUREL OAK ROAD VOORHEES, NJ 08043

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting –

Go to www.virtualshareholdermeeting.com/AWK2015

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M68703-P46188	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

AMERICAN WATER WORKS COMPANY, INC.
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors
	Nominees:	For	Against	Abstain
	1a. Julie A. Dobson	☐	☐	☐			For	Against	Abstain
	1b. Paul J. Evanson	☐	☐	☐	2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year ending December 31, 2015.	☐	☐	☐
	1c. Martha Clark Goss	☐	☐	☐
	1d. Richard R. Grigg	☐	☐	☐
	1e. Julia L. Johnson	☐	☐	☐	3.	An advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
	1f. Karl F. Kurz 1g. George MacKenzie 1h. William J. Marrazzo 1i. Susan N. Story	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐
4.

Re-approval of the material terms of the performance goals set forth in the American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan to allow certain equity grants under the plan to continue to be deductible under Section 162(m) of the Code.

							☐	☐	☐
5.

Approval of the material terms of the performance goals set forth in the American Water Works Company, Inc. Annual Incentive Plan to allow certain incentive awards under the plan to be deductible under Section 162(m) of the Internal Revenue Code.

							☐	☐	☐
6.

Adoption of an amendment to the bylaws of American Water Works Company, Inc. to provide that the courts located within the State of Delaware will serve as the exclusive forum for the adjudication of certain legal actions.

							☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2014 Annual Report on Form 10-K are available at www.proxyvote.com.

M68704-P46188

PRELIMINARY PROXY CARD
SUBJECT TO COMPLETION DATED MARCH 17, 2015

AMERICAN WATER WORKS COMPANY, INC.

Annual Meeting of Stockholders

May 15, 2015 10:00 AM, EDT

This proxy is solicited by the Board of Directors

The undersigned stockholder of AMERICAN WATER WORKS COMPANY, INC., a Delaware corporation, hereby appoints George MacKenzie and Susan N. Story, and each of them individually, attorneys and proxies for the undersigned, each with the full power to appoint his or her substitute, to act with respect to and to vote all of the shares of Common Stock which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present at the 2015 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Daylight Time, on May 15, 2015, at The Mansion, 3000 Main Street, Voorhees, New Jersey 08043, and any adjournment or postponement thereof, as directed on the reverse side with respect to the matters set forth on the reverse side, and with discretionary authority on all other matters that come before the meeting, all as more fully described in the Proxy Statement received by the undersigned stockholder. If no direction is made, the proxy will be voted: (a) “FOR” the election of the director nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side and (c) in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

The undersigned stockholder hereby revokes any other proxy heretofore executed by the undersigned for the 2015 Annual Meeting of Stockholders and acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement dated March [27], 2015.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Unless voting electronically or by phone, please mark, sign and date this on thereverse side